UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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3M Science. Applied to Life.™

2024

Notice of Annual Meeting & Proxy Statement

March 27, 2024
Dear Shareholder:
On behalf of the Board of Directors and our senior management team, we are pleased to invite you to attend 3M’s Annual Meeting of Shareholders on Tuesday, May 14, 2024, at 8:30 a.m., Central Daylight Time at www.virtualshareholdermeeting.com/MMM2024. To leverage technology to enable shareholder participation from any location, the 2024 Annual Meeting will be held exclusively online.
In 2023, the 3M team executed our plans and delivered on our commitment to exit the year stronger, leaner and more focused. We improved our operational performance, advanced the spin-off of our Health Care business, and reduced risk and uncertainty. We implemented the most significant restructuring in 3M history, aggressively cut management layers, simplified our supply chains and streamlined our global go-to-market models.
Our actions supported strong underlying margins and robust cash flow. We continued investing in the business, while reducing net debt and returning $3.3 billion to you, our shareholders, through our dividend. Importantly, we continued to do what 3M does best: use material science to make a difference in the world.
3M is well positioned to build on our progress in 2024. We will focus on further improving our operational performance, accelerating efforts to optimize our portfolio, and addressing legal matters. We will also continue to invest in high-growth markets where 3M’s unique capabilities can make a difference, including automotive electrification, climate technology, and industrial automation.
As recently announced, we are excited about William Brown joining us as our next Chief Executive Officer, starting May 1, 2024, and building on our momentum and progress to move 3M forward. We are confident in our future, and our ability to deliver greater value for our customers, our shareholders, and all who have placed their trust in us.
We sincerely hope you will join us at our virtual Annual Meeting. You will have a chance at the meeting to vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. There will also be time for your questions and comments. Shareholders who wish to submit questions in advance of the meeting may do so by using their 16-digit control number to access www.proxyvote.com.
For information on how to attend the meeting, please read “Participating in the virtual annual meeting” on page 132 of the accompanying Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote your proxy on the Internet, by telephone, or if this Proxy Statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.
Thank you for your ongoing support of 3M.

Sincerely, Michael F. Roman Chairman of the Board and Chief Executive Officer

James R. Fitterling Lead Independent Director* (*Effective April 3, 2024)

2024 Proxy Statement	3

Time and Date 8:30 a.m., Central Daylight Time Tuesday, May 14, 2024

Where Virtual only at www.virtualshareholder meeting.com/MMM2024

How to vote
Whether or not you plan to attend the virtual meeting, please vote your proxy either by using the Internet or telephone as further explained in this Proxy Statement or by filling in, signing, dating, and promptly mailing a proxy card.

By Telephone In the U.S. or Canada, you may vote your shares toll-free by calling 1-800-690-6903.

By Internet You may vote your shares online at www.proxyvote.com.

By Mail You may vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

By Online Voting You may vote online at the virtual Annual Meeting.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 14, 2024.
The Notice of Annual Meeting, Proxy Statement, and 2023 Annual Report are available at www.proxyvote.com. Enter the 16-digit control number located in the box next to the arrow on the Notice of Internet Availability of Proxy Materials or proxy card to view these materials.
THIS PROXY STATEMENT AND PROXY CARD, AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, ARE BEING DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MARCH 27, 2024.

Items of business		Board Recommendation

1.	Elect the 12 director nominees identified in the Proxy Statement, each for a term of one year.	FOR

2.	Ratify the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm for 2024.	FOR

3.	Approve, on an advisory basis, the compensation of our Named Executive Officers.	FOR

4.	Shareholder proposal, if properly presented at the meeting.	AGAINST

Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Record date
You are entitled to vote if you were a shareholder of record at the close of business on Tuesday, March 19, 2024.
Adjournments and postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Annual report
Our 2023 Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting www.proxyvote.com, if you have received the Notice of Internet Availability of Proxy Materials, or previously consented to the electronic delivery of proxy materials.
By order of the Board of Directors,
Michael M. Dai
Vice President, Associate General Counsel and Secretary
3M Company
3M Center, St. Paul, Minnesota 55144
Attending the virtual Annual Meeting
To leverage technology to enable shareholder participation from any location, the 2024 Annual Meeting will be held exclusively online.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/MMM2024, you need to enter the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received. See additional instructions on page 132.
We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings. At the virtual Annual Meeting, you or your proxy holder may participate, vote and examine a list of shareholders of record entitled to vote at the meeting by accessing www.virtualshareholdermeeting.com/MMM2024. If you wish to submit questions in advance of the virtual meeting, you may do so by using your 16-digit control number to access www.proxyvote.com. During the virtual meeting, you may type in your questions on the meeting website as well. See additional instructions on page 133.

4	3M Company

2024 Proxy Statement	5

Special Note About Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause results to differ materially from those projected. Please refer to the section entitled “Risk Factors” in our Forms 10-K and 10-Q. The information contained herein is as of the date of this proxy statement. We assume no obligation to update any forward-looking statements contained herein as a result of new information or future events or developments, except as required by law.
No Incorporation By Reference
This proxy statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

6	3M Company

Elect the 12 director nominees identified in this Proxy Statement  (page 20)
•Elect the 12 director nominees identified in this Proxy Statement, each for a term of one year.
•Our nominees are distinguished leaders who bring a mix of skills and qualifications to the Board and can represent the interests of all shareholders.
•As proven leaders, our nominees are well positioned to guide 3M’s strategic directions.
•Our recent Board refreshment brings new skills and experience to the Board and enhances its oversight of various areas important to the Company.

“FOR” each nominee to the Board

2024 Proxy Statement	7

Proxy highlights

Corporate governance dashboard
Director nominees, board diversity of skills and experience

Thomas “Tony” K. Brown Retired Group Vice President, Global Purchasing, Ford Motor Company Skills Age 68 Tenure 2013 Committee A

William M. Brown Former Chairman of the Board and Chief Executive Officer, L3Harris Technologies, and Chief Executive Officer of 3M Company (effective May 1, 2024) Skills Age 61 Tenure New nominee

Audrey Choi Retired Chief Sustainability Officer and Chief Marketing Officer, Morgan Stanley Skills Age 56 Tenure 2023 Committee N&G STS

Anne H. Chow* Retired Chief Executive Officer, AT&T Business Skills Age 57 Tenure 2023 Committee C&T STS

David B. Dillon Retired Chairman of the Board and Chief Executive Officer, The Kroger Co. Skills Age 72 Tenure 2015 Committee N&G

James R. Fitterling* Lead Independent Director Chair of the Board and Chief Executive Officer, Dow Inc. Skills Age 62 Tenure 2021 Committee

Director nominee age 62.0 Average years	Director nominee tenure 4.0 Average tenure

Director nominee independence	Lead independent director •Lead Independent Director with robust authority •Separate Executive Chairman and CEO after transition

Skills and experience

Leadership
12/12
Technology
10/12
Manufacturing
5/12
Finance
12/12
Supply Chain
10/12
Global
11/12

8	3M Company

Proxy highlights

Other public company boards 0.9 Average board positions	Diversity 58.3% Diverse board members # LGBTQ+ or born outside of the U.S.

Meeting attendance 97% •Overall attendance at Board and committee meetings •There were 11 Board meetings in 2023	Board changes since 2019 7 of 12 nominees will have joined the Board since 2019 if elected, including 3 women directors and 5 directors with other diverse traits

Key
Independent
Chair
	A	Audit
	C&T	Compensation and Talent
	N&G	Nominating and Governance
	STS	Science, Technology & Sustainability
	*	Effective April 3, 2024, Mr. Fitterling will assume the duties of Lead Independent Director and Ms. Chow will assume the role of C&T Chair.

Amy E. Hood Executive Vice President and Chief Financial Officer, Microsoft Corporation Skills Age 52 Tenure 2017 Committee C&T STS

Suzan Kereere President, Global Markets, PayPal, Inc. Skills Age 58 Tenure 2022 Committee A C&T

Gregory R. Page Retired Chairman of the Board and Chief Executive Officer, Cargill Skills Age 72 Tenure 2016 Committee C&T

Pedro J. Pizarro President and Chief Executive Officer and Director, Edison International Skills Age 58 Tenure 2023 Committee A N&G

Michael F. Roman Chairman of the Board and Chief Executive Officer, 3M Company Skills Age 64 Tenure 2019

Thomas W. Sweet Retired Chief Financial Officer, Dell Technologies Skills Age 64 Tenure 2023 Committee A N&G

2024 Proxy Statement	9

Proxy highlights

Qualifications and attributes, and demographic information, for the 12 director nominees that are standing for election at the Annual Meeting are summarized below.

Qualifications and Attributes	T. Brown	W. Brown	Choi	Chow	Dillon	Fitterling	Hood	Kereere	Page	Pizarro	Roman	Sweet
Leadership
Manufacturing
Supply Chain
Technology
Finance
Global
Risk Management
Marketing
Demographic Background
Tenure (Years)	11	0	<1	1	9	3	7	2	8	1	6	<1
Age (Years)	68	61	56	57	72	62	52	58	72	58	64	64
Gender (Male/Female)	M	M	F	F	M	M	F	F	M	M	M	M
Race/Ethnicity
African American/Black
Asian
Hispanic
Caucasian/White
Corporate governance highlights

Our Board’s Best Practices

Annual director elections Diverse board in all aspects Effective lead independent director Regular board refreshment with balanced mix of tenure Regular shareholder engagement
   Committed to sustainability and social responsibility
   Extensive oversight of environmental, social and enterprise risk management
   Annual board, committee and individual director self-evaluation
   Annual “say-on-pay” shareholder vote

   Strong alignment between company performance and executive compensation
   Comprehensive clawback policy
   Annual compensation risk assessment
   Robust stock ownership guidelines for executive officers and directors

10	3M Company

Proxy highlights

Board refreshment
We regularly add directors to infuse new ideas and fresh perspectives into the boardroom. Mr. William M. Brown, who was appointed by the 3M Board as Chief Executive Officer of 3M effective May 1, 2024, is standing for election to the 3M Board for the first time. In addition, six out of the eleven other director nominees standing for this year’s election have joined our board within the past five years, and five of these six nominees have diverse traits, such as gender, racial, or ethnic diversity. In recruiting directors, we focus on how the experience and skill set of each individual complements those of their fellow directors to create a balanced board with diverse viewpoints and backgrounds, deep expertise, and strong leadership experience.
Shareholder outreach and engagement
Shareholder engagement is fundamental to our commitment to good governance and essential to maintaining our strong corporate governance practices. We engage regularly with our global investors to share updates on our strategic, financial, and operating performance and to understand valuable shareholder perspectives on governance and sustainability issues about which they care most. We aim to seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business. Shareholder feedback is shared with the appropriate Board committees or the full Board to ensure our governance policies reflect priorities that are important to our shareholders.

Participants	During 2023, members of senior management offered to meet with a cross-section of shareholders owning approximately:
	23% of our outstanding shares	or	35% of our institutional shareholders
Two of our directors — our Chairman of the Board and the Chair of our Science, Technology & Sustainability Committee — participated in our 2023 engagement.

Topics Discussed
Board / Corporate governance
•Board composition, including refreshment, skills matrix, and diversity
•Director orientation, education, and evaluation
•Risk oversight (sustainability and litigation/regulatory)
Environmental / Social / Sustainability
•Air and water stewardship goals, plastics reduction, and investments and pathway to achieve goals

Business
•Update on Health Care business spin-off, including leadership, timing, and key milestones
•Organic growth opportunities, research / development effectiveness, and portfolio
•PFAS manufacturing exit update
•Capital structure including impact of Health Care business spin-off, and dividend
Litigation
•Updates on key settlement agreements
•Remaining PFAS-related litigation

Feedback
Investors provided valuable comments and perspectives on the above referenced topics. The feedback from these meetings was shared with the appropriate Board committees of the full Board and helped inform the Board on corporate governance practices and trends.

2024 Proxy Statement	11

Proxy highlights

3M’s sustainability highlights
In 2023, 3M continued to make progress toward our environmental goals, including helping to enhance the quality of water we return to the environment after use in our facilities. We are taking action to install state-of-the-art technologies and improve processes at many of our facilities globally, which is helping us to reduce our overall water use and positively impact water quality in 3M communities. Since announcing our carbon neutrality goal in 2019, we’ve seen a 43.2 percent reduction in scope 1 and 2 emissions. Since 2002, we’ve seen an overall 80.1 percent reduction, while our total revenues more than doubled. Since 2021, we’ve achieved a 69.8 million-pound reduction in the use of virgin fossil-based plastic in our packaging and products toward our goal of 125 million pounds by 2025. We’ve incorporated recycled and bio-based materials and reduced plastic use in products and packaging such as tapes and dispensers, sponges, packaging, workspace solutions, insulation, optical films, floor pads, sorbents, and more.
We advance meaningful actions toward a more equitable future for our global employee base, including training, development, and recruitment efforts focused on underrepresented populations as we continue our efforts to build a diverse workforce around the world. We recognize that different countries and cultures have different definitions of diversity. 3M aims to reflect the diversity of our customers, suppliers, and community partners. We foster an inclusive culture that supports and appreciates differences and provides fair and equal opportunities for everyone. We recognize the importance of equal access to science, technology, engineering, and mathematics (STEM) education and careers.
To advance our social justice and impact agenda, we created a holistic cross-functional team to support our goals and commitments to progress equity in our workplaces, business practices, and communities globally. We also support our values with an internal CEO Inclusion Council, chaired by CEO Mike Roman, to advance diversity, equity, and inclusion initiatives. In 2023, we defined our environmental justice ambition to “deliver on our company promise by leveraging our expertise and capabilities alongside community leaders to help solve some of the most pressing environmental justice challenges facing our 3M communities.” We made steady progress throughout 2023, working to weave a focus on environmental justice into key business processes and policies, as well as to define environmental justice principles. We acted on those principles by increasing site engagement with the local community at three prioritized locations. Using a proven methodology of “listen, understand, act,” we held listening sessions to understand the community’s needs, then identified opportunities to share insights and collaborate with local businesses and officials to make meaningful impact.
In 2023 we prepared for the spin-off of our Health Care business and the emergence of two world-class public companies poised for growth. In this transformational moment, the foundation we build going forward will be critically important. For the future of 3M, for the future of our planet, and for future generations, we must continually reimagine what’s possible.
As we build on our global capabilities and diverse technologies, we have clear commitments and bold ambitions to shape a sustainable future within our Strategic Sustainability Framework and its three organizing pillars: Science for Circular, Science for Climate, and Science for Community.

12	3M Company

Proxy highlights

Science for Circular
We see the circular economy as an opportunity to create impactful solutions, inspire leadership, and implement disruptive change across all industries. 3M, in partnership with GlobalGiving, collaborates with Plastic Bank to support ethical collection of plastic waste in Brazil. 2023 saw the completion of a two-year collaboration that helped stop 801,680 pounds of plastic — the equivalent of over 18 million 500 ml plastic bottles — from entering the ocean.
3M was one of the first of over 200 global businesses, financial institutions, and NGOs that have endorsed the Business Coalition for a Global Plastics Treaty, a common vision that will guide policy engagements with governments to end plastic pollution and accelerate progress toward a circular economy.
As a member of the Water Resilience Coalition leadership committee, 3M participated in key events in 2023, including a workshop the coalition held at 3M Stockholm during World Water Week on the ambition of net positive water impact, as well as the first pilot program. The Water Resilience Coalition also held a workshop at 3M headquarters on how to scale basinwide collective action at 100 priority basins worldwide.
Since 2019, 100 percent of 3M projects entering the new product commercialization process include features or functions that drive sustainability impact, such as an environmental or social challenge like improving air quality, reducing GHG emissions, or improving patient and worker safety.

Science for Climate
We’re advancing our impact through intermediate and long-term goals and actions that align with the latest findings by the Intergovernmental Panel on Climate Change (IPCC). In 2023, our efforts yielded a significant emissions reduction — more than 20 percent — in scope 3, category 4 (upstream transportation and distribution).
During Climate Week NYC, 3M highlighted new developments in key areas of climate innovation, including direct air capture (DAC) technology, and convened stakeholders from across industries to discuss how material science can accelerate climate solutions. 3M is in a three-year partnership with the United Nations Framework Convention on Climate Change. This collaboration helps us highlight technology and solutions that inspire movement on climate commitments, including engagements at COP28.
Along with our partner Earthworm Foundation, we’re supporting the Tsay Keh Dene (TKD) First Nation in British Columbia, Canada, to protect high conservation value forests in their territory. As some of the world’s last remaining intact forests, they serve as sources of sustenance, culture, and history for the TKD, as well as critical species habitat and carbon storage.
Using data science, we’re enhancing capabilities to estimate our products’ carbon footprint and identify opportunities for reduction. Leveraging science and technology, we‘re reducing emissions in our operations while improving the design and manufacture of our products for sustainability. We estimate an avoidance of 135 metric tons of carbon dioxide (CO2) for our customers through the use of select 3M product platforms over the past seven years.

Science for Community
We recognize the importance of cultivating a connected community. In 2023, 3M continued to work toward our goal to invest $50 million to address racial opportunity gaps in the U.S. through workforce development and STEM education initiatives. Contributions for 2023 totaled $13.1 million. Our efforts were recognized by the 2023 Racial Equity Dividends Index, which named 3M a high-scoring business for four out of seven categories, including Philanthropy & Investment.
In November, 3M hosted 70 participants at the first 3M Environmental Justice Summit — one of the first times a corporation brought together private companies, public entities, and community organizations to share insight and perspective on the topic.
3M supports education initiatives that advance equitable outcomes in STEM for underrepresented students globally. Since 2021, we’ve supported over 2 million unique STEM and skilled trades learning experiences, on track with our commitment to create 5 million experiences by end of the 2025-26 school year.
In 2023 we opened a new 15,000-square-foot automotive training facility in St. Paul, Minnesota, dedicated to educating and upskilling technicians on the most up-to-date automotive collision repair and refinishing processes.

2024 Proxy Statement	13

Proxy highlights

Ratification of the appointment of independent registered public accounting firm for 2024  (page 61)
•Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as 3M’s independent registered public accounting firm for 2024.
•Based on its assessment of the qualifications and performance of PwC, the Audit Committee believes that it is in the best interests of the Company and its shareholders to retain PwC.

“FOR”
Executive compensation

Advisory approval of executive compensation  (page 66)
•Approve, on an advisory basis, the compensation of our Named Executive Officers.
•Our executive compensation program appropriately aligns our executives’ compensation with the performance of the Company and its business units as well as their individual performance.

“FOR”
We are building momentum and a foundation for future growth
In 2023, we focused on building momentum and improved operational performance to position 3M for a bright future. Our team executed our strategic priorities, while we delivered for customers, exceeded earnings and cash flow expectations, and exited the year stronger, leaner, and more focused. We managed dynamic external environments as we prioritized investments in attractive markets, applying our material science expertise to meet customer needs across our core and new platforms, including automotive electrification, climate technology, and industrial automation. We also made significant progress simplifying our supply chain, restructuring our organization, advancing the spin-off of our Health Care business, and reducing risk and uncertainty by proactively and effectively managing litigation. We have clear strategic priorities to capitalize on our strong cash flow generation as we work to unlock value for customers and shareholders, both today and into the future.
We are preparing to spin off our Health Care business to create two world-class public companies
The spin-off of the Health Care business is on track to be completed on April 1, 2024. As a standalone health care business with a diverse portfolio of trusted brands, the spin-off Health Care business called Solventum Corporation (“Solventum”) will be better positioned to deliver industry-leading innovation for millions of patients worldwide. As we began building out the executive team for Solventum, we appointed Bryan Hanson as CEO of the Health Care Business Group in September 2023. With his unique qualifications and proven executive track record of successfully leading, growing and transforming global medical device businesses, we are confident Mr. Hanson is the right leader for the new company to ensure its success for customers, patients, and shareholders.

14	3M Company

Proxy highlights

Compensation program supports our talent and value creation strategy
To enable our progress and continued momentum, we are deliberately prioritizing our talent and compensation strategy to encourage the contributions of a high-caliber executive leadership team. In 2023, we set the target compensation levels for the majority of our executive officers at or near the peer group median. To align pay outcomes with the long-term interests of our shareholders, over 91 percent of our CEO’s target pay and on average 84 percent of other NEOs’ target opportunities were provided in the form of at-risk variable incentives that deliver value only if we achieve pre-set performance goals or increase or decrease in value consistent with 3M’s total shareholder return or, in the case of stock options, the value of 3M’s common stock. Only in select circumstances did compensation packages reflect expanded pay benchmarks and did we utilize special incentives to support our ability to attract and retain individual skillsets and incentivize critical contributions during a pivotal transformation period. Our short- and long-term performance metrics reflect our growth drivers and were further refined for 2024 to incorporate shareholder feedback and to enhance focus on cash flow, a key driver of value for 3M, and comprehensive sustainability priorities that are important for our future.
Executive compensation program aligned with shareholders
Our total shareholder return for the year reflected significant external uncertainties, including rapid declines in consumer-facing markets such as electronics and consumer retail, slowing growth in China, and mixed demand across industrial markets. Consistent with our shareholder experience, the realizable compensation in 2023 for our CEO was 66 percent of target pay, underscoring the overall alignment of pay outcomes with outcomes for our shareholders. Three-year average realizable compensation for our CEO was 51 percent of target, consistent with longer-term shareholder returns.
•The short-term incentive program paid out at 104.0 percent of target for our CEO and between 85.5 percent and 124.8 percent of target for our other Named Executive Officers. These payouts reflected particularly strong performance on Free Cash Flow Conversion driven by our actions to streamline our supply chains and our ongoing focus on working capital management, especially inventory, and above target performance on Operating Income, which was partially offset by below-target performance on Local Currency Sales; and
•The long-term performance shares for the 2021-2023 performance period were earned at 83.8 percent of target, which represented 59.7 percent of the initial target grant value after considering the change in market value of 3M’s common stock over the performance period and accounting for the dividend equivalents associated with earned performance shares.
We continue to act with urgency as we support our mission to innovate, reimagine what is possible, and deliver value to our shareholders and the broader communities that we serve.

2024 Proxy Statement	15

Proxy highlights

Recent business accomplishments
Below are a few noteworthy accomplishments from January 1, 2023, through March 1, 2024.

Driving performance through the 3M model
•Delivered on 2023 commitments with results that exceeded our original earnings and cash flow guidance as we strengthened operational performance, implemented significant restructuring actions, and simplified our supply chains, while prioritizing growth opportunities
•Drove Adjusted Earnings per Share of $9.84 and significantly increased Free Cash Flow 30% year-on-year to $6.3 billion, with robust conversion of 123%, up 37 ppts year-on-year*
•Invested $3.5 billion in research and development and capital expenditures to position 3M for the future, including investments focused on growth, productivity, and sustainability
•Focused on using material science to make a difference in the world. Advanced solutions that helped drive 30% revenue growth in our automotive electrification program in 2023
•Returned $3.3 billion to shareholders in 2023 via dividends; over 105 consecutive years of paying dividends to shareholders

Portfolio optimization
•Progressed the spin-off of our Health Care business; spin-off on track for April 1, 2024
•Continued building 3M for the future, prioritizing high growth markets like automotive electrification, personal safety, home improvement, and consumer electronics. We are also investing in large emerging markets that demand our material science innovation, including climate technology, industrial automation, and next-generation electronics
•Prioritizing our product portfolios based on market potential, right to win, supply chain complexity, margins, and returns
•Following through on sustainability commitments: investing $1 billion over 20 years to accelerate progress on our air and water stewardship priorities and plastics reduction goals

Reducing risk and uncertainty
•Reduced risk and uncertainty by proactively and effectively managing litigation
•Entered into a settlement with U.S. Public Water Suppliers in PFAS litigation, providing funding for treatment of drinking water across the country, which received preliminary approval by the court and is awaiting final approval
•Entered into a settlement of the Combat Arms Earplugs litigation intended to provide certainty and finality, which has received strong support from all parties and the Court as we have successfully completed each milestone toward full implementation of the settlement agreement
•Remain on schedule to exit all PFAS manufacturing by the end of 2025, with 2023 production volumes down 20%

*     See Appendix A to this Proxy Statement for a reconciliation of these “non-GAAP” financial measures to the most directly comparable financial measures as determined in accordance with generally accepted accounting principles in the United States (GAAP). As explained in Appendix A, all non-GAAP financial measures presented in the “Compensation Discussion and Analysis” section are used for compensation purposes and include the adjustment of certain special items that the Compensation and Talent Committee believes are outside the control of management and are not reflective of ongoing operations. The non-GAAP financial measures used herein may not be comparable to similarly titled measures used by other companies and the adjusted amounts used for compensation purposes may differ from the adjusted amounts used by the Company elsewhere or included in the Company’s Form 10-K.

16	3M Company

Proxy highlights

Elements of 2023 target total direct compensation
The table below shows how the 2023 target Total Direct Compensation of the Named Executive Officers was apportioned among base salary, annual incentives, performance share awards, stock options, and restricted stock units (RSUs), summarizes the rationale for providing and key characteristics of each such element, and lists the performance metrics, weightings, and modifiers used for annual and long-term incentives granted in 2023.

CEO(1)	Other NEOs(1)	Why it is provided	Performance metrics, weightings, and modifiers(2)

•Compensate executives for their normal day-to-day responsibilities

•Motivate executives to stay focused on day-to-day operations by aligning a significant portion of Total Cash Compensation with the near-term financial performance of the Company and its business units

•Local Currency Sales (of 3M or a business unit, as applicable) vs. Plan (weighted 50%)
•Operating Income (of 3M or a business unit, as applicable) vs. Plan (weighted 30%)
•3M Operating Cash Flow Conversion vs. Plan (weighted 20%)
•Individual performance multiplier (± 20%)
•ESG modifier (± 10% of target)

Performance Shares		•Motivate executives to focus on continuously improving performance in key financial metrics believed to drive long-term shareholder value •Retain executive talent	•Adjusted Earnings per Share Growth (33.3%) •Free Cash Flow Growth (33.3%) •Relative Organic Sales Growth (33.3%)

Stock Options(3)		•Motivate executives to build long-term shareholder value •Retain executive talent	•Vesting is based on continued service, while value of the options is based on stock price appreciation (100%)

Restricted Stock Units(3)		•Motivate executives to build long-term shareholder value •Retain executive talent	•Vesting is based on continued service, while value of the RSUs is based on total shareholder return (100%)

(1)Percentages shown reflect the apportionment (or, in the case of the percentages shown for the Other NEOs, the average apportionment) of the components of target total direct compensation that are expected to be recurring. Such amounts do not reflect special items such as hiring bonuses, one-time make-whole and inducement awards granted in connection with the commencement of employment, or special grants.
(2)In determining the level of achievement of the performance goals established under the AIP and the performance share awards for any given period, the costs, sales and impact on assets and liabilities from acquisitions are excluded in the year that the acquisition is completed. The Compensation and Talent Committee also makes other adjustments from time to time for special items that it believes are unrelated to the operational performance of the Company for the relevant measurement period (e.g., changes in tax laws or accounting principles, asset write-downs, the impact of restructurings, divestitures, or asset sales, unusual tax transactions, litigation or claim judgments and settlements, and other special items described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual/quarterly report to shareholders for the applicable period). These adjustments can have either a positive or negative impact on award payouts.

2024 Proxy Statement	17

Proxy highlights

(3)For the Company’s CEO, the Compensation and Talent Committee chose to deliver 50 percent of the target grant value of his 2023 annual long-term incentive awards in the form of performance shares and the remaining 50 percent in the form of stock options. Each of the Company’s other executives was given an opportunity to indicate a preference to receive 50 percent of the target grant value of their annual long-term incentive awards in the form of RSUs, stock options, or an equal split of both stock options and RSUs. Regardless of an executive’s indicated preference, the remaining 50 percent of the target grant value of his or her 2023 annual long-term incentive awards was delivered in the form of performance shares. The percentages shown reflect the apportionment of stock options and RSUs based on the Named Executive Officers’ 2023 elections (other than our CEO, who was not offered an opportunity to make an election).
Say-on-pay results
3M has a history of strong say-on-pay results. In 2023, approximately 88 percent of the votes cast on our say-on-pay proposal approved the compensation of our named executive officers as disclosed in last year’s Proxy Statement. Based on this level of support and the generally positive feedback received from shareholders during our 2023 investor outreach and engagement efforts, we did not make significant changes to our executive compensation program in 2023. As it has in past years, the Compensation and Talent Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our shareholders, when making future executive compensation decisions.
For information concerning our investor outreach efforts, see “Shareholder outreach and engagement” on page 11.
Recent noteworthy compensation program actions
Since January 1, 2023, the Board and the Compensation and Talent Committee took the following noteworthy actions:
•Appointed Bryan C. Hanson as Group President and Chief Executive Officer, Health Care and approved his initial compensation arrangements. For more information, see “Section V: 2023 compensation decisions and performance highlights — Bryan C. Hanson — Compensation Decisions” on page 98.
•Amended the 3M Executive Severance Plan to provide for pro rata vesting of inducement restricted stock unit awards based on whole years of completed service.
•Significantly expanded the population of employees subject to our clawback policy with approximately 350 employees at the Vice President level and above now subject to recoupment based on the issuance of noncompliant financial reports, significant misconduct, or a significant risk-management failure. Made other revisions in line with new regulatory guidance implemented by the NYSE, including the expanded definition of an accounting restatement to cover so-called “little r” restatements. For more information, see “Clawback policy and other remedial actions” on page 102.
•Effective for the 2024 annual incentive compensation program offered to eligible employees, updated the metrics and weightings with the intent of enhancing focus on cash flow growth, a key driver of value for 3M. For more information, see “2024 changes to our annual incentive compensation program” on page 87.
•Approved various actions related to the Company’s U.S. retirement plans, including a future pension “freeze” for non-union employees, effective December 31, 2028, and a supplemental three percent annual Company retirement contribution to the 401(k) plan accounts of eligible employees impacted by the future pension plan freeze, effective January 1, 2029.

18	3M Company

Proxy highlights

Proposal 4 (page 126) •Shareholder proposal, if properly presented at the meeting. •See Board’s opposition statement.

“AGAINST”

2024 Proxy Statement	19

Elect the 12 director nominees identified in this Proxy Statement
•Elect the 12 director nominees identified in this Proxy Statement, each for a term of one year.
•Our nominees are distinguished leaders who bring a mix of skills and qualifications to the Board and can represent the interests of all shareholders.

“FOR” each nominee to the Board

Thomas “Tony” K. Brown, 68 Retired Group Vice President, Global Purchasing, Ford Motor Company A	William M. Brown, 61* Former Chairman of the Board and Chief Executive Officer, L3Harris Technologies, and Chief Executive Officer of 3M Company (effective May 1, 2024)	Audrey Choi, 56 Retired Chief Sustainability Officer and Chief Marketing Officer, Morgan Stanley N&G STS

Anne H. Chow, 57** Retired Chief Executive Officer, AT&T Business C&T STS	David B. Dillon, 72 Retired Chairman of the Board and Chief Executive Officer, The Kroger Co. N&G	James R. Fitterling, 62** Lead Independent Director Chair of the Board and Chief Executive Officer, Dow Inc.

Amy E. Hood, 52 Executive Vice President and Chief Financial Officer, Microsoft Corporation C&T STS	Suzan Kereere, 58 President, Global Markets, PayPal, Inc. A C&T	Gregory R. Page, 72 Retired Chairman of the Board and Chief Executive Officer, Cargill C&T

Pedro J. Pizarro, 58 President and Chief Executive Officer and Director, Edison International A N&G	Michael F. Roman, 64* Chairman of the Board and Chief Executive Officer, 3M Company	Thomas W. Sweet, 64 Retired Chief Financial Officer, Dell Technologies A N&G

Key
	Independent	C&T	Compensation and Talent	STS	Science, Technology & Sustainability
A	Audit	N&G	Nominating and Governance		Chair
*    Effective May 1, 2024, Mr. William M. Brown will become Chief Executive Officer of 3M, and Mr. Roman will become Executive Chairman of the Board.
**    Effective April 3, 2024, Mr. Fitterling will assume the duties of Lead Independent Director and Ms. Chow will assume the role of C&T Chair.

20	3M Company

Corporate governance at 3M

At the 2024 Annual Meeting, 12 directors are to be elected to hold office until the 2025 Annual Meeting of Shareholders and until their successors have been elected and qualified. Except as noted below, all nominees are presently 3M directors who were elected by shareholders at the 2023 Annual Meeting. Ms. Audrey Choi, who joined the board on August 9, 2023, and Mr. Thomas W. Sweet, who joined the board on November 6, 2023, are each standing for election for the first time. A director search firm assisted with the identification of Ms. Choi and Mr. Sweet for recommendation by the Nominating and Governance Committee for their election to the Board.
In addition, on March 8, 2024, the 3M Board appointed Mr. William M. Brown Chief Executive Officer of 3M, effective May 1, 2024, succeeding Mr. Michael F. Roman, and Mr. Brown is also standing for election to the 3M Board for the first time. An executive search firm assisted with the identification of Mr. Brown for his election to the Board. Concurrent with the appointment of Mr. Brown as Chief Executive Officer, on March 8, 2024, the 3M Board appointed Mr. Roman as Executive Chairman of the 3M Board, effective May 1, 2024.
Mr. Michael L. Eskew, who has served as our Lead Independent Director since 2012, will retire from his service on the 3M Board on May 14, 2024, when his term expires, pursuant to 3M’s mandatory director retirement age policy. We thank Mr. Eskew for his leadership and his many contributions to the Board and to the Company. Mr. James R. Fitterling, who has served on 3M’s Board since 2021, including as the Chair of the Compensation and Talent Committee of the Board, will assume the role of Lead Independent Director effective April 3, 2024. In addition, the Board has appointed Ms. Chow as the Chair of the Compensation and Talent Committee of the Board effective April 3, 2024.
No additional director replacements are being announced at this time. The Company will continue to refresh its Board of Directors regularly with the skills and experiences deemed most critical for setting strategic objectives and positioning 3M to drive long-term shareholder value.
We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.
The Nominating and Governance Committee reviewed the Board Membership Criteria (described on page 34) and the specific experience, qualifications, attributes, and skills of each nominee, including membership(s) on the boards of directors of other public companies. The following pages contain biographical and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes, and skills that are deemed most critical to 3M’s long-term success and led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a director. In addition, the majority of our directors serve or have served on boards and board committees (including as committee chairs) of other public companies, which the Board believes provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

2024 Proxy Statement	21

Corporate governance at 3M

Nominees for director

Thomas “Tony” K. Brown 68 Independent Retired Group Vice President, Global Purchasing, Ford Motor Company	Director since 2013

Professional Highlights
Mr. Brown is the Retired Group Vice President, Global Purchasing, Ford Motor Company, a global automotive industry leader. Mr. Brown served in various leadership capacities in global purchasing since joining Ford in 1999. In 2008, he became Ford’s Group Vice President, Global Purchasing, with responsibility for approximately $90 billion of production and non-production procurement for Ford operations worldwide. He retired from Ford on August 1, 2013. Prior to Ford, from 1997 to 1999 he served in leadership positions at United Technologies Corporation, including its Vice President, Supply Management. From 1991 to 1997 he served as Executive Director, Purchasing and Transportation at QMS Inc. From 1976 to 1991 he served in various managerial roles at Digital Equipment Corporation.
Nominee Qualifications
Mr. Brown’s bachelor’s degree in business administration from American International College in Springfield, Massachusetts, his leadership roles, including his experience serving as a director of the public companies listed, and his knowledge of and extensive experiences in global purchasing, management, and supply chain at Ford Motor Company and other companies, qualify him to serve as a director of 3M.
Other current directorships •ConAgra Foods, Inc. 3M Board committee(s) •Audit •Nominating and Governance (Chair) Directorships within the past five years •Tower International, Inc.

22	3M Company

Corporate governance at 3M

William M. Brown 61 Former Chairman of the Board and Chief Executive Officer, L3Harris Technologies	Director since New nominee

Professional Highlights
Mr. Brown is the former Chairman of the Board and Chief Executive Officer of L3Harris Technologies, a global innovator in aerospace and defense technology solutions, where he served as Executive Chair from June 2021 to June 2022, after having served as Chairman and Chief Executive Officer from June 2019 to June 2021. Mr. Brown previously served as Chairman, President and Chief Executive Officer of Harris Corporation prior to its merger with L3 Technologies in 2019. He joined Harris Corporation in November 2011 as President and Chief Executive Officer and was appointed Chairman in April 2014. Prior to Harris Corporation, Mr. Brown spent 14 years at United Technologies Corporation serving in a variety of leadership roles. On March 8, 2024, the 3M Board of Directors appointed Mr. Brown Chief Executive Officer of 3M Company, effective May 1, 2024, succeeding Mr. Roman, who is being appointed to a newly created position, Executive Chairman of the 3M Board, also effective May 1, 2024.
Nominee Qualifications
Mr. Brown’s bachelor’s and master’s degrees in mechanical engineering from Villanova University and an MBA degree from The Wharton School, University of Pennsylvania, his wealth of strategic leadership, innovation, operational excellence, cybersecurity, and leadership experience as a public company chief executive officer for 13 years of complex global organizations, along with his strong corporate governance background and experience in the U.S. and international business, and his service on other public company boards, qualify him to serve as a director of 3M.

Other current directorships
•Becton, Dickinson and Company
•Celanese Corporation*
Directorships within the past five years
•L3Harris Technologies, Inc.
•Harris Corporation (until merger with L3 Technologies in 2019)

*    Mr. Brown will not stand for re-election as a director at the annual shareholder meeting of Celanese Corporation scheduled to be held on May 13, 2024 and will serve on the Celanese board until Celanese’s 2024 annual shareholder meeting.

2024 Proxy Statement	23

Corporate governance at 3M

Audrey Choi 56 Independent Retired Chief Sustainability Officer and Chief Marketing Officer, Morgan Stanley	Director since 2023

Professional Highlights
Ms. Choi is the Retired Chief Sustainability Officer and Chief Marketing Officer, Morgan Stanley, a global financial services firm with offices in 41 countries. Ms. Choi was Morgan Stanley’s first Chief Sustainability Officer and a member of its Global Management Committee from 2017-2022. She was also Chief Marketing Officer from 2017-2021. Over the course of her 16-year career at Morgan Stanley, she founded and led the Global Sustainable Finance Group, the Institute for Sustainable Investing and the Community Development Finance Group. During Ms. Choi’s public service career, she served in senior policy positions in the Clinton Administration including Chief of Staff of the Council of Economic Advisers in the White House. Prior to her government service, she was a foreign correspondent and bureau chief for The Wall Street Journal in Europe. Ms. Choi has a long record of service in the philanthropic and non-profit sector including as a board member of the Sustainable Accounting Standards Board (SASB), Wildlife Conservation Society, StoryCorps, Local Initiatives Support Corporation, New York Cares, the Impact Investing Alliance, and the Kresge Foundation.
Nominee Qualifications
Ms. Choi’s MBA from Harvard Business School and A.B. from Harvard College, her executive leadership roles and experience at Morgan Stanley, especially in sustainability and marketing, and her other board positions, qualify her to serve as a director of 3M.
Other current directorships •None 3M Board committee(s) •Nominating and Governance •Science, Technology & Sustainability

24	3M Company

Corporate governance at 3M

Anne H. Chow 57 Independent Retired Chief Executive Officer, AT&T Business	Director since 2023

Professional Highlights
Ms. Chow is the Retired Chief Executive Officer of AT&T Business, which provides solutions to businesses across all industries as well as the public sector. She is also the founder and CEO of The Rewired CEO, a business service firm, and is a Senior Fellow and Adjunct Professor of Executive Education at the Kellogg School of Management, Northwestern University. Ms. Chow served as the CEO of AT&T Business from 2019 to 2022 after having served in various executive leadership positions at AT&T since 2000, including President — National Business, President — Integrator Solutions, and Senior Vice President — Premier Client Group. At AT&T Business, Ms. Chow was responsible for nearly 3 million business customers in more than 200 countries and territories around the world, including nearly all the world’s Fortune 1000 companies. Her responsibilities encompassed AT&T’s full suite of business services across wireless, networking, cybersecurity, and advanced solutions, covering more than $35 billion in revenues with an organization of over 35,000 people. She has a long track record of community leadership involvement in board and advisory roles at organizations such as the Girl Scouts of the USA, New Jersey Chamber of Commerce, and the Asian American Justice Center. Reflective of her impact in driving success at the intersection of people, culture, and technology, Ms. Chow was named to Fortune’s Most Powerful Women in Business twice, Forbes inaugural CEO Next List of Leaders set to revolutionize American business, and recognized with Linkage’s Legends in Leadership Award.
Nominee Qualifications
Ms. Chow’s master’s degree in business administration from Cornell University, her bachelor’s and master’s degrees in electrical engineering from Cornell University, her decades of executive leadership positions at AT&T, including as CEO of AT&T Business, and her extensive global and cross-functional experience in management, technology, cybersecurity, marketing and sales, operations, strategy, business and culture transformation, finance, and ESG matters, as well as her experience as a director at another public company, qualify her to serve as a director of 3M.
Other current directorships •Franklin Covey Co. (lead independent director) 3M Board committee(s) •Compensation and Talent* •Science, Technology & Sustainability
*    Effective April 3, 2024, Ms. Chow will assume the role of Compensation and Talent Committee Chair.

2024 Proxy Statement	25

Corporate governance at 3M

David B. Dillon 72 Independent Retired Chairman of the Board and Chief Executive Officer, The Kroger Co.	Director since 2015

Professional Highlights
Mr. Dillon is the Retired Chairman of the Board and Chief Executive Officer, The Kroger Co., a large retailer that operates retail food and drug stores, multi-department stores, jewelry stores, and food production facilities throughout the U.S. Mr. Dillon retired on December 31, 2014 as Chairman of the Board of Kroger, where he was Chairman since 2004 and was the Chief Executive Officer from 2003 through 2013. Mr. Dillon served as President of Kroger from 1995 to 2003 and was elected Executive Vice President in 1990. Mr. Dillon served as Director of The Kroger Co. from 1995 through 2014. Mr. Dillon began his retailing career at Dillon Companies, Inc. (later a subsidiary of The Kroger Co.) in 1976 and advanced through various management positions, including its President from 1986-1995.
Nominee Qualifications
Mr. Dillon’s bachelor’s degree in business from the University of Kansas and his law degree from Southern Methodist University, his leadership roles and experiences at The Kroger Co., including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in leading one of the world’s largest retailers, his experiences in Kroger’s successful $13 billion merger with Fred Meyer, Inc., his leadership in sustainability, his skills in financial and audit matters, and his experiences as a director at other public companies, qualify him to serve as a director of 3M.
Other current directorships •Union Pacific Corporation 3M Board committee(s) •Audit (Chair) •Nominating and Governance

26	3M Company

Corporate governance at 3M

James R. Fitterling 62 Independent Chair of the Board and Chief Executive Officer, Dow Inc.	Director since 2021

Professional Highlights
Mr. Fitterling is the Chair of the Board and Chief Executive Officer of Dow Inc., one of the world’s leading global materials science companies. Mr. Fitterling was named CEO-elect of Dow in March 2018 prior to becoming CEO in July 2018, and he was elected Chairman in April 2020. Before that, he served as President and Chief Operating Officer of Dow and also previously served as Chief Operating Officer for the Materials Science division of DowDuPont. In his 40 year career with the company, Mr. Fitterling has spent 10 years in Asia, and has held leadership positions with P&L responsibility in many of the company’s operations. A strong advocate for inclusion and diversity, Mr. Fitterling was named # 1 LGBT + Executive in 2018 on the “OUTstanding in Business” list published by Financial Times. Mr. Fitterling serves as the Chair of the Board of Directors of the National Association of Manufacturers, immediate past Chair of the Board of Directors for the American Chemistry Council, Chair of Alliance to End Plastic Waste, and a Trustee of the Committee for Economic Development.
Nominee Qualifications
Mr. Fitterling’s bachelor’s degree in mechanical engineering from the University of Missouri — Columbia, his extensive leadership roles and experiences at Dow, including serving as its Chairman and CEO, his many years of international business experiences, his deep understanding and appreciation of materials science and innovation, and his strong track record of advancing environmental, social and governance goals, qualify him to serve as a director of 3M.
Other current directorships •Dow Inc. 3M Board committee(s) •Compensation and Talent (Chair)*
*    Effective April 3, 2024, Mr. Fitterling will assume the duties of Lead Independent Director and Ms. Chow will assume the role of Compensation and Talent Committee Chair.

2024 Proxy Statement	27

Corporate governance at 3M

Amy E. Hood 52 Independent Executive Vice President and Chief Financial Officer, Microsoft Corporation	Director since 2017

Professional Highlights
Ms. Hood is Executive Vice President and Chief Financial Officer of Microsoft Corporation, a worldwide provider of software, services and solutions, since May 2013. Ms. Hood is responsible for leading Microsoft’s worldwide finance organization, including acquisitions, treasury activities, tax planning, accounting and reporting, and internal audit and investor relations. Prior to this role, Ms. Hood was Chief Financial Officer of Microsoft’s Business Division, responsible for the company’s productivity applications and services including Microsoft Office 365, Office, SharePoint, Exchange, Dynamics ERP and Dynamics CRM. During her time in the Business Division, Ms. Hood helped lead the transition to the company’s Office 365 service, and she was deeply involved in the strategy development and overall execution of the company’s successful acquisitions of Skype and Yammer. Ms. Hood joined Microsoft in 2002 and previously held positions in the Server and Tools Business as well as the corporate finance organization. Prior to 2002, she worked at Goldman Sachs & Co. in various investment banking and capital markets groups roles.
Nominee Qualifications
Ms. Hood’s bachelor’s degree in economics from Duke University and MBA from Harvard University, her extensive leadership roles and experiences at Microsoft Corporation, especially in strategic business development, finance, and digitization, qualify her to serve as a director of 3M.
Other current directorships •None 3M Board committee(s) •Compensation and Talent •Science, Technology & Sustainability

28	3M Company

Corporate governance at 3M

Suzan Kereere 58 Independent President of Global Markets, PayPal Holdings, Inc.	Director since 2022

Professional Highlights
Ms. Kereere is the President of Global Markets, PayPal Holdings, Inc., a leading digital payment partner for businesses and consumers around the world, since January 2024. Prior to her current role, Ms. Kereere was the Head of Global Business Solutions, Fiserv, Inc., a global fintech and payments company with solutions for banking, global commerce, merchant acquiring, billing and payments, and point of sale, from 2021 to 2023. Ms. Kereere has held executive leadership roles in global merchant sales and acquiring at VISA, a global payments technology company, from 2016 to 2021 and in merchant services, network business, customer services, business and corporate travel, including serving as head of U.S. National Merchant Business and head of Global Network Business at American Express where she worked from 1988 to 2016. She has led businesses in Europe, Australia, Asia and North America. Ms. Kereere is a former director at Electronic Transactions Association. Ms. Kereere serves as a Board Trustee for Alvin Ailey American Dance Theater and board member at Code for America.
Nominee Qualifications
Ms. Kereere’s bachelor’s degree in Economics from Tufts University and MBA degree from Columbia University Business School, her decades of experience and expertise in leading payments and technology platform business at Fortune 100 companies across global business lines and regional high growth start-ups, her accomplishments in digital transformation, sales optimization, front-line customer engagement and inclusive growth, and her track record of championing for equity in the corporate space and bringing analytics to the race and inclusion discussion, qualify her to serve as a director of 3M.
Other current directorships •None 3M Board committee(s) •Audit •Compensation and Talent

2024 Proxy Statement	29

Corporate governance at 3M

Gregory R. Page 72 Independent Retired Chairman of the Board and Chief Executive Officer, Cargill	Director since 2016

Professional Highlights
Mr. Page is the Retired Chairman of the Board and Chief Executive Officer, Cargill, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. Mr. Page was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, President and Chief Operating Officer in 2000, and became Chairman of the Board and Chief Executive Officer in 2007. He served as Executive Chairman of the Board of Cargill from December 2013 until his retirement from Cargill in September 2015, and Executive Director of Cargill from September 2015 to September 2016. Mr. Page was a director and past non-executive Chair of the Board of Big Brothers Big Sisters of America until 2022. He is past President and board member of the Northern Star Council of the Boy Scouts of America. Mr. Page is a board member at Alight, a nonprofit company serving primarily refugees and displaced people and Wayne Sanderson Farms, the nation’s third largest poultry producer company that has a complete portfolio of high-quality and affordable poultry brands and products.
Nominee Qualifications
Mr. Page’s bachelor’s degree in economics from the University of North Dakota, his leadership roles and experiences while serving as Chairman of the Board and Chief Executive Officer at Cargill, his expertise and knowledge of financial and audit matters and corporate governance, and his experiences as a director at the public companies listed, qualify him to serve as a director of 3M.

Other current directorships
•Deere & Company
•Eaton Corporation plc (lead director)
•Corteva Agriscience (non-executive chair)
3M Board committee(s)
•Compensation and Talent
•Science, Technology & Sustainability (Chair)

30	3M Company

Corporate governance at 3M

Pedro J. Pizarro 58 Independent President and Chief Executive Officer and Director Edison International	Director since 2023

Professional Highlights
Dr. Pizarro is the President and Chief Executive Officer of Edison International, the parent company of Southern California Edison (SCE), one of the nation’s largest electric utilities, since 2016. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses providing commercial and industrial customers with energy management and procurement services. Prior to that, he served as President of SCE from 2014 to 2016. From 2011 to 2014, Dr. Pizarro served as President of Edison Mission Energy, an indirect subsidiary of Edison International until the sale of its principal assets in 2014. He has held a wide range of other senior executive positions at the Edison International companies since joining in 1999, including Executive Vice President responsible for SCE’s transmission and distribution system, power procurement and generation. Dr. Pizarro previously served as Vice President and Senior Vice President of Power Procurement, and Vice President of Strategy and Business Development. Dr. Pizarro is Chair of the Edison Electric Institute, Co-Chair of the Electricity Subsector Coordinating Council, and a Trustee of the California Institute of Technology. Prior to his work at the Edison International companies, Dr. Pizarro was a senior engagement manager with McKinsey & Company.
Nominee Qualifications
Dr. Pizarro’ bachelor’s degree in chemistry from Harvard University, his Ph.D. in chemistry from the California Institute of Technology, his extensive leadership experiences with Edison International, including as President and Chief Executive Officer, his extensive board service, and his knowledge and experiences with leadership, risk management, technology, safety and operations, workforce management, cybersecurity, regulatory and government affairs, business resiliency, mergers and acquisitions, and strategic planning qualify him to serve as a director of 3M.
Other current directorships •Edison International 3M Board committee(s) •Audit •Nominating and Governance

2024 Proxy Statement	31

Corporate governance at 3M

Michael F. Roman 64 Chairman of the Board and Chief Executive Officer, 3M Company	Director since 2018

Professional Highlights
Mr. Roman is the Chairman of the Board and Chief Executive Officer of 3M Company, since May 2019. Mr. Roman previously served as Chief Executive Officer from July 1, 2018 to May 14, 2019; Chief Operating Officer and Executive Vice President from July 1, 2017 to June 30, 2018 with direct responsibilities for 3M’s five business groups and the Company’s international operations. Mr. Roman previously served as Executive Vice President, Industrial Business Group, of 3M Company from June 2014 to July 2017. Mr. Roman served as the Company’s Senior Vice President, Business Development, from May 2013 to June 2014. Prior to that, he was Vice President and General Manager of Industrial Adhesives and Tapes Division from September 2011 to May 2013. Mr. Roman also has lived in and led 3M businesses around the world, including the United States, Europe, and Asia. On March 8, 2024, in connection with its appointment of a successor to Mr. Roman as Chief Executive Officer, the 3M Board of Directors appointed Mr. Roman to a newly created position, Executive Chairman of the 3M Board of Directors, effective May 1, 2024.
Nominee Qualifications
Mr. Roman’s bachelor’s and master’s degrees in electrical engineering from the University of Minnesota and the University of Southern California, his distinguished 3M career over 35 years with leadership roles across multiple geographies and businesses, his experience in managing 3M’s four business groups and international operations, his knowledge and skills in key areas such as manufacturing, supply chain, technology, finance, and risk management, and his accomplishments in sales growth, operational efficiency and value creation across a wide range of global businesses, qualify him to serve as a director of 3M.
Other current directorships •Abbott Laboratories 3M Board committee(s) •None

32	3M Company

Corporate governance at 3M

Thomas W. Sweet 64 Independent Retired Chief Financial Officer, Dell Technologies	Director since 2023

Professional Highlights
Mr. Sweet is the Retired Chief Financial Officer of Dell Technologies, an enterprise technology giant. As CFO, from 2016 to 2023, Mr. Sweet oversaw all aspects of the company's finance function, including accounting, financial planning and analysis, tax, treasury and investor relations, as well as global business operations, Dell Financial Services and Dell Technologies Capital. He also led corporate strategy, partnering closely with the office of the CEO to develop and execute a long-term growth and value creation strategy for the company. Mr. Sweet joined Dell in 1997 and held various leadership positions before assuming the CFO role, including vice president of corporate finance, controller, head of internal audit, and chief accounting officer. He oversaw external financial reporting in the years before Dell’s historic five-year shift to privatization and served in sales leadership roles in education and in various corporate business units. Mr. Sweet serves on the board of directors of Trimble Inc., an industrial technology company, and the Salvation Army of Central Texas Advisory Board.
Nominee Qualifications
Mr. Sweet bachelor’s degree in business administration from Western Michigan University, being a Certified Public Accountant, his years of leadership roles and experiences as CFO at Dell, his expertise and knowledge of finance and audit matters, and serving as a director on other boards, qualify him to serve as a director of 3M.
Other current directorships •Trimble Inc. 3M Board committee(s) •Audit •Nominating and Governance

Recommendation of the board

The Board of Directors unanimously recommends a vote “FOR” the election of these nominees as directors. Proxies solicited by the Board of Directors will be voted “FOR” these nominees unless a shareholder indicates otherwise in voting the proxy.

2024 Proxy Statement	33

Corporate governance at 3M

Board membership criteria
3M’s Corporate Governance Guidelines contain Board Membership Criteria that include a list of key skills and characteristics deemed critical to serve 3M’s long-term business strategy and expected to be represented on 3M’s Board. The Nominating and Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high-performance organization creating a competitive advantage for the Company. To perform as such, the Board will be composed of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all shareholders. The Nominating and Governance Committee’s and the Board’s assessment of Board candidates includes, but is not limited to, consideration of:
•Roles in and contributions valuable to the business community;
•Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;
•Relevant knowledge and diversity of background and experience in business, manufacturing, technology, finance and accounting, marketing, international business, government, and other areas; and
•Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.
In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills and the Board’s needs for particular expertise in certain areas, and will assess the nominee’s impact on Board dynamics, effectiveness, and diversity of experience and perspectives.

34	3M Company

Corporate governance at 3M

Director nominees — diversity of skills and experience
The diagram below summarizes the director nominees’ key skills and experiences in the areas that are most relevant to 3M and shows the number of director nominees who possess each of the skills and experiences:

12/12	10/12	12/12

Leadership. Significant leadership experience with understanding of complex global organizations, strategy, risk management, and how to drive change and growth.
Technology. As a diversified technology and science-based Company, directors with technology backgrounds understand 3M’s 51 technology platforms and the importance of investing in new technologies for future growth.
Risk Management. Directors with experience in risk management and oversight, including environmental, social, and cybersecurity, play an important role in the Board’s oversight of risks.

5/12	12/12	7/12

Manufacturing. As a vertically integrated Company, manufacturing experience is important to understanding the operations and capital needs of the Company.
Finance. Financial metrics measure our performance. All directors must understand finance and financial reporting processes. All, but one, Audit Committee members qualify as “audit committee financial experts.”
Marketing. Organic growth is one of 3M’s financial metrics and directors with marketing expertise provide important perspectives on developing new markets.

10/12	11/12

Supply Chain. Directors with expertise in the management of the upstream and downstream relationships with suppliers and customers provide important perspectives on achieving efficient operations.	Global. Global business experience is critical to 3M’s international growth with over half of sales from outside the U.S. in 2023.

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Corporate governance at 3M

Diversity
For 3M, diversity, in its myriad manifestations, is fundamental to innovation, performance, and relevancy. The Board of Directors regards diversity as an important factor in selecting board nominees to serve on the Board. When selecting nominees, it actively considers diversity in recruitment and nomination of directors, such as gender, race, ethnicity, sexual orientation, and national origin. The current composition of our Board reflects those ongoing efforts and the continued importance of diversity to the Board.
Board self-evaluation process
The Board conducts a multi-step annual self-evaluation to determine whether it, its committees and its directors are functioning effectively, consider opportunities for continual enhancement, and as part of its annual director nomination process.

1
Evaluations by Board Leadership
•Chairman/Lead Independent Director/Nominating and Governance (N&G) Committee Chair meet in the fall to evaluate the performance and skills of each director
•Information is shared and discussed with the N&G Committee and considered in the nomination process

2
One-on-One Discussions with N&G Chair
•N&G Chair meets individually with each director to discuss:
•Effectiveness of Board and committees
•Opportunities for improvement
•Director’s self-evaluation
•Director’s evaluation of other Board members
•Other topics selected by director
•N&G Chair shares comments and feedback with the Board and N&G Committee

3	Annual Questionnaires •Each director completes a questionnaire on the functioning of the Board and committees •Results are discussed at subsequent Board and committee meetings

4
Feedback Incorporated
•As a result of this process:
•The Board and its committees identify potential areas for improvement, as well as existing practices which have contributed to high effectiveness
•Items requiring follow-up are monitored on a going-forward basis by the full Board, committees and/or committee chairs, as applicable
•The N&G Committee considers the performance and contributions of each director as part of its annual nomination process to ensure our directors continue to possess the necessary skills and experience to effectively oversee the Company; on occasion, the N&G Committee has decided to not re-nominate a director in part as a result of feedback from this self-assessment

While this formal self-evaluation is conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round. The Board and each committee conducted an evaluation of its performance in 2023.

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Director nomination process
In addition to its annual assessment and nomination of incumbent directors, the N&G Committee oversees the process for selecting new director candidates.
Identification, evaluation, and selection of nominees
Director nomination process

1	2	3	4	5
Identify and prescreen
The N&G Committee Chair and CEO, working with any Board-retained recruiting firm, identify and prescreen individuals who are believed to be qualified to become Board members in accordance with the Board Membership Criteria set forth above, and review potential candidates with the Board.
	Committee interview The N&G Committee, as a group, is offered an opportunity to interview potential candidates, and subsequently reviews potential qualified director nominees with the Board.	Board leadership interview The Lead Independent Director and relevant Committee Chairs interview potential candidates, provide feedback to the Board and solicit further feedback from the Board.
Select and recommend
The N&G Committee selects nominees that the N&G Committee believes suit the Board’s needs and, following completion of due diligence on any potential candidates, the N&G Committee recommends candidates to the Board.

Determine submissions for election
The Board reviews such recommendations and determines submissions for election at the next shareholder meeting of the Company in which directors will be elected or filling any vacancies on the Board.

The N&G Committee also focuses on overall Board-level succession planning at the director level, periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members and nominees recommended by shareholders and other persons.
The N&G Committee may from time to time retain a director search firm to help the N&G Committee identify qualified director nominees for consideration by the N&G Committee. In 2023, the N&G Committee retained Russell Reynolds to help identify future Board candidates.
Shareholder nominations — shareholder recommendations
The N&G Committee has a policy to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors. Shareholders proposing individuals for consideration by the N&G Committee must include at least the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the proposed nominee to:

Corporate Secretary 3M Company 3M Center Building 220-9E-02 St. Paul, MN 55144-1000

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For an individual proposed by a shareholder to be considered by the N&G Committee for recommendation as a Board nominee for the 2025 Annual Meeting, the Corporate Secretary must receive the proposal by November 27, 2024. Such proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Company). The Corporate Secretary will refer properly submitted shareholder proposed nominations to the Chair of the N&G Committee for consideration at a future N&G Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration received by individuals identified to the N&G Committee through other means.
Shareholder nominations — advance notice bylaw
In addition, 3M’s Bylaws permit shareholders to nominate directors at an annual meeting of shareholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Shareholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s Bylaws. With respect to nominations to be acted upon at our 2025 Annual Meeting, our Bylaws would require, among other things, that the Corporate Secretary receive written notice from the record shareholder no earlier than November 27, 2024, and no later than December 27, 2024. The notice must contain the information required by the Bylaws, a copy of which is available on our website at www.3M.com, under Investor Relations — ESG — Governance Documents. Nominations received after December 27, 2024, will not be acted upon at the 2025 Annual Meeting.
Shareholder nominations — universal proxy rules
In addition to satisfying the foregoing advance notice requirements under 3M’s Bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (Exchange Act), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 (Universal Proxy) under the Exchange Act, as specified in the Bylaws. Shareholders utilizing universal proxy are also required to follow other requirements contained in 3M’s Bylaws. For the purposes of Securities and Exchange Commission Rule 14a-19 (Universal Proxy), the Board’s role in terms of including a shareholder nominee on the proxy card is to ensure the shareholder nominee is qualified, based on requirements specified by applicable law, the Certificate of Incorporation or the Bylaws, not the nominee’s suitability to serve on the Board. Nominations received after the notice deadline will not be acted upon at the 2025 Annual Meeting.
Shareholder nominations — proxy access
Further, pursuant to the proxy access Bylaw adopted by the Board in November 2015, a shareholder, or a group of up to 20 shareholders, continuously owning for three years at least three percent of our outstanding common shares may nominate and include in our proxy materials up to the greater of two directors and 20 percent of the number of directors currently serving, if the shareholder(s) and nominee(s) satisfy the Bylaw requirements. For eligible shareholders to include in our proxy materials nominees for the 2025 Annual Meeting, proxy access nomination notices must be received by the Company no earlier than November 27, 2024, and no later than December 27, 2024. The notice must contain the information required by the Bylaws.

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Director orientation and continuing education
Our orientation programs familiarize new directors with 3M’s businesses, strategic plans, and policies, and help prepare them for their role on their assigned committees. Continuing education programs assist directors in maintaining skills and knowledge necessary for the performance of their duties. These programs may be part of regular Board and Committee meetings or provided by academic or other qualified third parties. The programs have also included visits to the Company’s laboratories and manufacturing facilities.
Director independence
The Board has adopted a formal set of Director Independence Guidelines with respect to the determination of director independence, which either conform to or are more exacting than the independence requirements of the New York Stock Exchange (NYSE) listing standards, and the full text of which is available on our website at www.3M.com, under Investor Relations — ESG — Governance Documents. In accordance with these Guidelines, a director or nominee for director must be determined to have no material relationship with the Company other than as a director. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Guidelines also prohibit Audit Committee and Compensation and Talent Committee members from having any direct or indirect financial relationship with the Company and restrict both commercial and not-for-profit relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.
In accordance with these Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between the Company and a director or any members of a director’s immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). The Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been officers. In particular, the Board considered the annual amount of sales to 3M for each of the most recent three completed fiscal years by each of the companies where directors serve or have served as an executive officer, as well as purchases by those companies from 3M. The Board determined that the amount of sales and purchases in each fiscal year was below one percent of the annual revenues of each of those companies, the threshold set forth in the Director Independence Guidelines. The Board also considered charitable contributions to not-for-profit organizations with which our directors or immediate family members are affiliated, none of which exceeded the threshold set forth in our Director Independence Guidelines.
As a result of this review, the Board affirmatively determined that the following directors are independent under these Guidelines: Thomas “Tony” K. Brown, Audrey Choi, Anne H. Chow, David B. Dillon, Michael L. Eskew, James R. Fitterling, Amy E. Hood, Suzan Kereere, Gregory R. Page, Pedro J. Pizarro, and Thomas W. Sweet. The Board has also determined that members of the Audit Committee and Compensation and Talent Committee received no compensation from the Company other than for service as a director. Michael F. Roman, Chairman of the Board and Chief Executive Officer, is considered to not be independent because of his employment by the Company, and William M. Brown is similarly not considered to be independent because of his employment by the Company commencing May 1, 2024.
Corporate governance practices and policies
The Company believes that good corporate governance practices serve the long-term interests of shareholders, strengthen the Board and management, and further enhance the public trust 3M has earned from more than a century of operating with uncompromising integrity and doing business the right way. The following sections provide an overview of 3M’s corporate governance policies, including the Corporate Governance Guidelines, our shareholder outreach and engagement practices, the Codes of Conduct for directors and employees, public policy engagement, and other important governance-related policies, which are published on the Company’s website.

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Corporate governance highlights

Board composition and independence
•Diverse board in all aspects •7 directors will have joined our board within the past 5 years if elected at the meeting, including 3 women and 5 with other diverse traits	•83 percent independent board •100 percent independent board committees •50 percent of board committees chaired by a director with diverse attributes	•Lead Independent Director with robust authority •Regular executive sessions for independent directors •Full access to management and employees

Board and board committee practices
•Annual board, committee and individual director self-evaluation process •Comprehensive onboarding and continuing education program	•Strong Audit Committee financial expertise •Regular board refreshment with a balanced mix of tenure •Mandatory director retirement policy	•Active consideration of diversity in director nomination process •Regular shareholder outreach and engagement with director participation

Shareholder rights
•Annual election of all directors •Majority voting for director elections •Market-standard proxy access right	•No supermajority voting requirements •Shareholder right to call special meetings	•No poison pill •Processes for director nomination by shareholders and communicating with the Board

Board oversight areas
•Long-term strategic plans and capital allocation •Enterprise risk management, including cybersecurity •Environmental stewardship and sustainability	•Diversity and inclusion, equity in workplaces, communities and business practices •Human capital management	•CEO and management succession planning •Political activities and contributions

Executive compensation governance
•Compensation opportunities aligned with market and predominantly at-risk •Incentive programs incorporate performance metrics that are important to our shareholders and drive long-term growth	•Comprehensive clawback policy •Robust stock ownership guidelines for executive officers and directors •No hedging or pledging by executive officers and directors	•No employment or change in control agreements with any senior executives, including CEO •Annual ‘say-on-pay’ vote

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Corporate governance guidelines
The Board has adopted Corporate Governance Guidelines which provide a framework for the effective governance of the Company. The guidelines address matters such as the respective roles and responsibilities of the Board and management, the Board’s leadership structure, the responsibilities of the Lead Independent Director, director independence, the Board Membership Criteria, Board committees, and Board and management evaluation. The Board’s N&G Committee is responsible for overseeing and reviewing the Guidelines at least annually and recommending any proposed changes to the Board for approval. Some key governance guidelines, not otherwise addressed in our Proxy Statement, are set forth below. The Corporate Governance Guidelines, the Certificate of Incorporation and Bylaws, the charters of the Board committees, the Director Independence Guidelines, and the Codes of Conduct provide the framework for the governance of the Company and are available on our website at www.3M.com, under Investor Relations — ESG — Governance Documents.

Mandatory Retirement Age
•The retirement age of a non-employee director is 74. A director elected to the Board prior to their 74th birthday may continue to serve until the annual shareholder meeting coincident with or following their 74th birthday. Absent special circumstances, directors will not be nominated for election after their 74th birthday.
Outside Board Policy
•Independent directors who also serve as CEOs of publicly-traded companies or in equivalent positions should not serve on more than two boards of public companies in addition to the 3M Board, and other independent directors should not serve on more than four other boards of public companies in addition to the 3M Board. Independent directors must advise the Chairman/CEO before accepting an invitation to serve on another for-profit board.
Access to Employees and Outside Advisors
•Board members have complete access to all members of 3M management and its employees, as well as outside advisors.

Communication with directors
The Board of Directors has adopted the following process for shareholders and other interested parties to send communications to members of the Board. Shareholders and other interested parties may communicate with the Lead Independent Director, the chairs of the Audit, Compensation and Talent, Nominating and Governance, and Science, Technology & Sustainability Committees of the Board, or with any of our other independent directors, or all of them as a group, by sending a letter to the following address: Corporate Secretary, 3M Company, 3M Center, Building 220-9E-02, St. Paul, MN 55144-1000. The Corporate Secretary reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Chief Compliance Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements, product-related inquiries, mass mailings, resumes or other job-related inquiries, and unsolicited commercial e-mails.

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3M’s codes of conduct
More than a century of operating with uncompromising integrity has earned 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by 3M’s Code of Conduct to ensure that our business is conducted in a consistently legal and ethical manner. The Code forms the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a Company-wide focus on uncompromising integrity in every aspect of our operations. Our Code of Conduct covers many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.
Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on our website at www.3M.com, under Investor Relations — ESG — Governance Documents — Employee Business Conduct Policies — “Report a concern or ask a question.” Our Chief Compliance Officer, who has direct reporting obligations to the Audit Committee, periodically reports to the Audit Committee on compliance with the Company’s Code of Conduct, including the effectiveness of the Company’s compliance program.
The Board also has adopted a Code of Business Conduct and Ethics for Directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company’s business and the activities of the Board are conducted with integrity and adherence to the highest ethical standards, and in compliance with the law. The Company’s Code of Conduct for employees and the Code of Business Conduct and Ethics for Directors are available on our website at www.3M.com under Investor Relations — ESG — Governance Documents.
Public policy engagement
The Company believes that transparency with respect to the consideration, processes, and oversight of our engagement with lawmakers is important to our shareholders, and continuously makes efforts to give our shareholders useful information about our public policy engagement. Since 2007, the Company has voluntarily published a detailed explanation of the Company’s political activities which is available on our website at www.3M.com under Investor Relations — ESG — Governance Documents — “Lobbying and Political Activities Governance.” There, the Company explains its principles and governance procedures and provides detailed information about 3M’s lobbying, political activities, and engagement with industry associations. We discuss our positions on important public policy issues, the factors we consider when evaluating contribution proposals, and the processes we use for legal, financial, executive, and Board oversight of our political activities and contributions. We also provide links to the reports the 3M Political Action Committee files monthly with the Federal Election Commission and the Company’s quarterly Lobbying Disclosure reports, as well as a detailed list of our contributions to state candidates and political parties, and contributions to “527” political organizations. The Company also discloses on its website the trade associations the Company joined where $25,000 or more of the dues are allocated for lobbying purposes by the trade association. Certain tax-exempt organizations, organized under U.S. Internal Revenue Code §501(c)(4) and known as “social welfare” organizations, may engage in lobbying activities related to their primary purpose. If the portion of any of our dues or other contribution in excess of $25,000 are allocated to lobbying activities, we will disclose the association and amount so allocated. The Company believes that these disclosures on our website, which exceed the disclosures required by law, offer transparency respecting the Company’s public policy engagement and political activities.

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Related person transaction policy and procedures
The Board of Directors has adopted a written Related Person Transaction Policy and Procedures that is administered by the N&G Committee. This Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person (as that term is defined in the Policy) has a direct or indirect material interest and which is required to be disclosed under Item 404(a) of Regulation S-K. Transactions that fall within this definition are referred to the N&G Committee for approval or other action. Based on its consideration of all of the relevant facts and circumstances, the N&G Committee decides whether or not to approve a transaction and approves only those transactions that are in the best interests of the Company and its shareholders. In the course of its review and approval or ratification of a transaction, the N&G Committee considers:
•The nature of the Related Person’s interest in the transaction;
•The material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
•The significance of the transaction to the Related Person;
•The significance of the transaction to the Company;
•Whether the related person is involved in the negotiation of the terms of the transaction or receives any special benefit as a result of the transaction;
•Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its shareholders; and
•Any other matters the Committee deems appropriate.
Any N&G Committee member who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval, except that such a director may be counted in determining the presence of a quorum at a meeting at which the N&G Committee considers the transaction. There were no Related Person Transactions that were referred to the N&G Committee in 2023.
Policy on adoption of a rights plan
In 2002 and 2003, a 3M shareholder submitted a shareholder proposal to 3M regarding the approval process for adopting a shareholders’ rights plan (also known as a “poison pill”). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would give the Board the negotiating power and leverage necessary to obtain the best result for 3M shareholders in the context of a takeover effort.
Following consideration of the favorable vote the shareholder proposal received and in light of this belief, the Board adopted and has reaffirmed a statement of policy on this topic. The Board’s policy is that it will only adopt a rights plan if either: (1) shareholders have approved adoption of the rights plan; or (2) the Board (including a majority of the independent members of the Board), in its exercise of its fiduciary responsibilities, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M’s shareholders to adopt a rights plan without the delay in adoption resulting from seeking shareholder approval.
The Board has directed the N&G Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, are included in 3M’s published Corporate Governance Guidelines in addition to this Proxy Statement.

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Key areas of board oversight
Board’s role in strategy
Each year management presents to the Board, and the Board discusses and approves, detailed long-term strategic plans for the Company. In addition to the Company’s overall strategic plan, financial strategic plan, and enterprise strategic plans and priorities, including enterprise supply chain and sustainability matters, the discussions also focused on breakout sessions with the directors on strategic plans and priorities for each of the Company’s business groups. Information about these plans and priorities can be found in the Company’s Annual Report on Form 10-K.
Board’s role in risk oversight
The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk. The Board has delegated to the Audit Committee the primary responsibility for oversight of policies and procedures with respect to Company risk assessment and risk management activities, the Company’s major risk exposures, and management monitoring and mitigation activities. The Board has also delegated oversight of specific risks to various committees.
The Board reviews enterprise risks at least annually. The full Board review has included, among other things, portfolio management; major litigation; fluorochemical stewardship; supply chain resiliency; human capital management; sustainability; cybersecurity and information security; geopolitical risks; and environmental, health, and safety compliance. Other categories of risk and certain sustainability elements have been assigned to designated Board committees as summarized below. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting, and the minutes of each committee meeting are also provided to all Board members.
The Board believes that its practices related to oversight of risk, including through delegation to its committees and the sharing of information with the full Board, is appropriate for a diversified technology and manufacturing company like 3M. The Board also believes its oversight of risk is enhanced by its current leadership structure (further discussed below) because the CEO, who is ultimately responsible for the Company’s management of risk, also chairs or, following the commencement of employment of Mr. Brown, participates in, regular Board meetings. Given his in-depth knowledge and understanding of the Company, the CEO is best able to bring key business issues and risks to the Board’s attention. A summary of risk oversight roles is included on the following page.

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Corporate governance at 3M

Board of Directors
•Oversees the Company’s risk profile and management’s processes for assessing and managing risk
•Reviews enterprise risks at least annually
•Delegated to Audit Committee the primary responsibility for oversight of risk assessment and risk management activities
•Assigned other important risks and certain sustainability elements to designated Board committees as identified below and receive reports from them

Audit
•Financial statements / internal controls / audit / independent accounting firm
•Contingent liabilities and long-term benefit obligations
•Cybersecurity
•Capital allocation and structure
•Credit ratings and cost of capital
•Use of financial instruments to manage foreign currency, commodity, and interest rate risks
•Ethics and compliance

Compensation and Talent
•Executive compensation
•Annual review of Company’s risk assessment of its compensation policies and practices for its employees, including talent sourcing, diversity, and retention strategies
•Talent development and equal employment opportunities
•Succession planning

Science, Technology & Sustainability
•Research and development
•Sustainability / environmental and product stewardship / environmental, health and safety legal and regulatory compliance
•Emerging science and technology, disruptive innovations, materials vulnerability, and geopolitical issues impacting the Company’s strategy, global business continuity, and financial results

Nominating and Governance
•Corporate governance practices
•Director nominations and Board and committee composition
•Corporate officer appointments
•Related person transactions
•Shareholder proposals and engagement
•Public policy, social responsibility, and political activities

General Auditor
•The Senior Vice President and General Auditor, Corporate Auditing (Auditor) is responsible for leading the risk assessment and management process
•The Auditor, through consultation with the Company’s senior management, periodically assesses the major risks facing the Company and works with the executives who are responsible for managing specific risks
•The Auditor, whose appointment and performance is reviewed and evaluated by the Audit Committee, periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks
•The Auditor’s risk management report, which is provided in advance of the meeting, is reviewed with the entire Board by either the chair of the Audit Committee or the Auditor
Management
•Provides consultation to the Auditor during the assessment of the major risks facing the Company
•Manages and mitigates risks
•Reports, as needed, to the full Board on how a particular risk is being managed and mitigated

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Board’s role in management succession planning and human capital management
The Board plans the succession to the position of Chairman, CEO, and other senior management positions. To assist the Board, the Chairman/CEO and Chief Human Resources Officer annually assess senior managers and their succession potential for the position of Chairman/CEO and other senior management positions. As a result of a thorough and thoughtful succession planning process, on March 8, 2024, the Board appointed Mr. William M. Brown to become 3M’s CEO effective May 1, 2024, succeeding Mr. Michael F. Roman. The Board also granted exceptions to the mandatory retirement age of 65 years for Mr. Roman and Mr. Brown. The Board also reviews the Company’s strategies and plans to recruit, retain, develop, protect, and fairly compensate its global workforce, with focuses on health and safety, development, diversity, equity and inclusion, and compensation and benefits. Information about the Company’s human capital can be found in the Company’s Annual Report on Form 10-K.
Board's role in cybersecurity
The Company has integrated management of material risks from cybersecurity threats into the Company’s overall risk management systems, as overseen by the Board, primarily through the Audit Committee. The Audit Committee oversees, among other things, the adequacy and effectiveness of the Company’s internal controls, including internal controls related to cybersecurity. The Audit Committee is informed of cybersecurity threats pursuant to the escalation criteria as set forth in the Company’s disclosure controls and procedures and receives reports on cybersecurity at least once per quarter from the Company’s Chief Information and Digital Officer (CIDO) or Chief Information Security Officer. The Audit Committee reports to the Board on cybersecurity matters, and the CIDO also provides updates annually or more frequently as appropriate to the Board on cybersecurity matters. Additional information about the Company’s cybersecurity risk management, strategy and governance practices can be found in the Company’s Annual Report on Form 10-K.
Board’s role in sustainability
We are guided by the principles of sound science and corporate responsibility. We believe in an equitable and inclusive world, so we think, work, and act to drive meaningful change that endures. Together, we commit to creating a more sustainable world for future generations.
In collaboration with our employees, customers, partners, governments, and communities, we apply our expertise and technology to help solve shared global challenges. We recognize and consistently seek opportunities to do more. It is our ambition to meet the increasing expectations of our customers, employees, investors, and stakeholders — and grow our business — by continuing to make bold sustainability commitments and taking stronger actions.
We use a science-based approach to reimagine what’s possible as we rise to the challenges that are most material to 3M and critical to our planet and its people. Our goals and sustainability metrics reflect a heightened commitment to thinking holistically about how our people, products, and operations can all contribute to a better and brighter future. Our sustainability strategy is a systemic approach, seeking to drive innovation and holistic impact against shared global needs. We set impactful and measurable goals that demonstrate our sustainability commitments and progress. As a global science, technology, and manufacturing company, we believe 3M is uniquely positioned to bring our full capabilities to advance meaningful impact, not only in our workplaces but also in our communities.
We report on these efforts annually in our Global Impact Report. As a global corporation contributing to society through diverse markets, we believe that we have significant opportunities and responsibilities to advance the United Nations Sustainable Development Goals across the world. We are also a participant of the United Nations Global Compact, a policy initiative for businesses to demonstrate their commitment to 10 principles in the areas of human rights, labor, environment, and anti-corruption. We align our Global Impact Report to the Global Reporting Initiative (GRI), the Task Force for Climate-Related Financial Disclosures (TCFD) recommendations for helping businesses disclose climate-related financial information, and the evolving global efforts of reporting frameworks and requirements. As we build on our global capabilities and diverse technologies, we have clear commitments and bold ambitions to shape a sustainable future within our Strategic Sustainability Framework and its three pillars: Science for Circular, Science for Climate, and Science for Community. Within these pillars, we build partnerships, implement projects, and create processes that move us forward in the areas where we can make the greatest impact.

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In December 2022, 3M announced the exit of all PFAS manufacturing by the end of 2025 and to work to discontinue use of PFAS across the product portfolio by end of 2025, positioning 3M for continued sustainable growth. With these two actions, 3M is committing to innovate toward a world less dependent upon PFAS.
Our robust governance framework includes oversight by our Board of Directors, which receives regular sustainability updates and reviews related risks as part of 3M’s enterprise risk management. The Science, Technology & Sustainability Committee of the Board of Directors has primary oversight responsibility of 3M’s sustainability and stewardship activities. The company’s Environmental Responsibility and Sustainability Committee, comprising 3M top executive management, provides leadership, oversight, and strategy for sustainability and develops and monitors adherence with related policies and procedures.
3M is a pay-for-performance company. Beginning in 2022, a new ESG modifier was added to the formula used to calculate the annual incentive compensation earned by the Company’s senior executives. Amounts earned by them will be increased 10 percent of target, decreased 10 percent of target, or left unchanged based on the Compensation and Talent Committee’s assessment of 3M’s performance against a set of objective ESG metrics. For more information, see “Annual incentive — ESG Modifier” on page 83.

Board of Directors	•Receives regular sustainability updates at Board meetings •Reviews sustainability-related risks as part of 3M’s enterprise risk program

Science, Technology & Sustainability Committee of the Board of Directors
•Provides primary oversight of 3M’s sustainability and stewardship activities, including environmental and product stewardship efforts and legal and regulatory compliance, among others
•Reviews 3M’s sustainability policies and program to identify and analyze significant sustainability, materials vulnerability and geopolitical issues that may impact 3M’s overall business strategy, global business continuity and financial results

Environmental Responsibility and Sustainability Committee
•Provides leadership, oversight, and strategy to encourage and ensure sustainability opportunities are recognized
•Develops and monitors adherence with strong sustainability-related policies and procedures
•Includes 3M’s CEO, President & CFO, EVP R&D & CTO, Group President Enterprise Supply Chain, EVP & Chief Counsel Enterprise Risk Management, EVP & Chief Legal Affairs Officer, SVP & Chief Sustainability Officer, SVP Environmental Stewardship, and SVP Global Chemical Operations

Chief Sustainability Officer	•Leads 3M’s sustainability activities •Reports to the Environmental Responsibility and Sustainability Committee and other internal and external groups

Sustainability leaders in business groups, geographic areas, and enterprise wide	•Drives Strategic Sustainability Framework priorities and initiatives consistent with the scope of their role •Leads customer relationships to solve shared global challenges

Through engagement with our Board of Directors, executive leadership team and business groups, our work across 3M’s Strategic Sustainability Framework is advancing progress towards our sustainability commitments and metrics.
To learn more on our sustainability strategy, pillars, and progress, please visit www.3M.com/ESG.

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Our sustainability pillars

Science for Circular Design solutions that do more with less material, advancing a global circular economy.
A circular economy does more with less, keeps products and materials in use, designs out waste and pollution, and regenerates natural systems. At the core is an opportunity to develop technologies and business models that are restorative and regenerative by design. At 3M, we see a circular economy as an opportunity to inspire leadership, innovation, and disruptive change, all driving impact for a more sustainable future.
Goals
•Reduce global water usage by the following amounts: 10 percent by 2022, 20 percent by 2025, and 25 percent by 2030, indexed to sales.(1)
•For 3M’s global manufacturing operations, help enhance the quality of water returned to the environment from industrial processes by 2030.(2),(3) Our initial focus is on implementing state of-the-art water purification technology at the largest water use locations globally and having them fully operational by the end of 2024.
•Engage 100 percent of water-stressed/scarce communities where 3M manufactures on community-wide approaches to water management by 2025.
•Drive supply chain sustainability through targeted raw material traceability and supplier performance assurance by 2025.
•Reduce manufacturing waste by an additional 10 percent, indexed to sales, by 2025.
•Achieve zero landfill status at more than 30 percent of manufacturing sites by 2025.
•Require a Sustainability Value Commitment (SVC) for every new product.(4)
•Reduce dependence on virgin fossil-based plastic by 125 million pounds by the end of 2025.(5)

Science for Climate Innovate to accelerate global climate solutions and decarbonize industry.
At 3M, we support the global consensus set forth in the 2015 Paris Agreement and we are acting on the 2018 findings of the Special Report on Global Warming of 1.5° C by the Intergovernmental Panel on Climate Change in our goals, operations, and actions. The global climate crisis impacts businesses, our communities, and our families. We recognize the work to be done and are inspired by the opportunity to chart our collective path forward.
Goals
•Improve energy efficiency, indexed to net sales, by 30 percent by 2025.
•Increase renewable energy to 50 percent of total electricity use by 2025 and to 100 percent by 2050.
•Reduce scope 1 and 2 market-based GHG emissions by at least 50 percent by 2030, 80 percent by 2040 and achieve carbon neutrality in our operations by 2050.(6)
•Help our customers reduce their GHGs by 250 million tons of CO2 equivalent emissions through the use of 3M products by 2025.

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Science for Community Create a more positive world through science and inspire people to join us.
3M understands the crucial role of science in improving lives, protecting health and safety, and helping solve global challenges. We recognize the critical need for well-trained STEM graduates and equitable access to STEM education and careers, which drives us to advance diversity, equity, inclusion, and social justice within our company and community. Together with our partners, we will advance an equitable and sustainable future for all.
Goals
•Invest cash and products for education, community, and environmental programs by 2025.
•Double the pipeline of diverse talent in management globally to build a diverse workforce by 2030.(7)
•Provide 300,000 work hours of skills-based volunteerism by 3M employees to improve lives and help solve society’s toughest challenges by the end of 2025.(8)
•Provide training to 5 million people globally on worker and patient safety by 2025.
•Invest $50 million to address racial opportunity gaps in the U.S. through workforce development and STEM education initiatives by the end of 2025(5)
•Double the representation of underrepresented groups from entry-level through management in our U.S. workforce.(9),(10),(11)
•Double the representation of underrepresented groups in management positions in our U.S. workforce.(9),(10),(11)
•Advance economic equity by creating 5 million unique STEM and skilled trades learning experiences for underrepresented individuals by the end of 2025(12)
•Maintain or achieve 100 percent pay equity globally(11)

(1)Expands our previous commitment, which aimed to reduce water use by 10 percent between 2015 and 2025. 2019 is the baseline measurement year.
(2)By improving the weighted average of priority constituents, including select metals, biochemical oxygen demand, chemical oxygen demand, cyanide compounds, fluoride, total nitrogen, oil & grease, fluorochemicals (PFAS), total dissolved solids, total suspended solids, sulfate, and others.
(3)Water used by manufacturing or industrial processes, including all water use not defined as domestic (sanitary, cafeteria, etc.).
(4)For projects passing a “gate” in our new product commercialization process; an SVC describes how the product drives positive impact for our stakeholders in alignment with our Strategic Sustainability Framework.
(5)Established in 2020.
(6)Expands our previous 2025 goal to stay below 50 percent of our 2002 baseline, meaning 3M’s 2030 Scope 1 and 2 emissions will now be reduced by more than 85 percent from 2002 levels. 2019 is the baseline measurement year.
(7)In 2021, 3M updated the goal maturity date to 2030 from 2025.
(8)Goal was initiated in 2019. Skills-based volunteering is primarily delivered through the 3M Impact program.
(9)Underrepresented groups in our 3M U.S. workforce include Black/African American and Hispanic/Latino employees.
(10)2020 is the baseline measurement year.
(11)Established in 2020 to drive trend and trajectory progress over time.
(12)2021 is the baseline measurement year. 3M defines underrepresented individuals in the U.S. using National Science Foundation research. For global definitions, we rely on gender diversity and local context for marginalized populations.

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Corporate governance at 3M

Board structure and processes
Board’s leadership structure
Our Corporate Governance Guidelines allow the independent directors flexibility to split or combine the Chairman and CEO responsibilities. The independent directors annually review our leadership structure to determine the structure that is in the best interest of 3M and its shareholders.
The Board’s current leadership structure is characterized by:
•A combined Chairman of the Board and CEO;
•A strong, independent, and highly experienced Lead Independent Director with well-defined responsibilities that support the Board’s oversight responsibilities;
•A robust committee structure consisting entirely of independent directors with oversight over primary risks; and
•An engaged and independent Board.
The Board believes that this leadership structure provides independent board leadership and engagement while deriving the benefits of having our CEO also currently serve as Chairman of the Board. As the individual with primary responsibility for managing the Company’s day-to-day operations and with in-depth knowledge and understanding of the Company, a tenured CEO is well positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with the Lead Independent Director, this combined structure has provided independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations.
As a result of a thorough and thoughtful succession planning process, on March 8, 2024, the Board appointed Mr. William M. Brown as 3M’s CEO, effective May 1, 2024, succeeding Mr. Michael F. Roman, who will become Executive Chairman of the Board effective May 1, 2024. Mr. Roman has served as 3M’s Chairman of the Board since May 2019 and CEO since July 2018. Although the Board believes that combining the roles of CEO and Chairman contributes to an efficient and effective Board, as with past practice during times of transition, the role of CEO and Executive Chairman of the Board will be separated effective upon Mr. Brown becoming 3M’s CEO to facilitate a smooth transition and for Mr. Roman to continue to provide insights from his more than 35 years with 3M.
The Board believes that adopting a rigid policy on whether to separate or combine the positions of Chairman and CEO would inhibit the Board’s ability to provide for a leadership structure that would best serve shareholders. As a result, the Board has rejected adopting a policy permanently separating or combining the positions of Chairman and CEO in its Corporate Governance Guidelines, which are reviewed at least annually and available on our website at www.3M.com, under Investor Relations — ESG — Governance Documents. Instead, the Board adopted an approach that allows it, in representing the shareholders’ best interests, to decide who should serve as Chairman or CEO, or both.
Mr. Roman’s role as Executive Chairman will include, but not be limited to, the following:
•Prioritizing and focusing on strategy and risk as it relates to Solventum (3M’s Health Care business) spin-off and ongoing litigation;
•Transitioning CEO duties to and supporting Mr. Brown as he works to advance 3M post Solventum spin-off;
•Calling and chairing meetings of the Board and annual shareholder meetings, in partnership with the CEO;
•Assuming primary responsibility for shaping Board agendas, in consultation with the Lead Independent Director and CEO, to ensure Board agendas and information help directors to fulfill their primary responsibilities;
•Coordinating with committee chairs to schedule committee meetings to help ensure committee chairs and committees fulfill their responsibilities as defined by committee charters;
•Communicating with all directors on key issues and concerns outside of Board meetings, with agreement of the CEO;
•Representing 3M to interact with external stakeholders, employees, and government officials, at the discretion of the CEO;
•Interfacing with large customers and may act as an external spokesperson for 3M, with agreement of the CEO;
•Serving as a strategic advisor to the Board and CEO; and
•Serving as a conduit between the CEO and independent directors.

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The Board also believes that the Company’s corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company’s management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Corporate Governance Guidelines provide, in part, that:
•Independent directors comprise a substantial majority of the Board;
•Directors are elected annually by a majority vote in uncontested director elections;
•Only independent directors serve on the Audit, Compensation and Talent, Nominating and Governance, and Science, Technology & Sustainability Committees;
•The committee chairs establish their respective agendas;
•The Board and committees may retain their own advisors;
•Independent directors have complete access to management and employees;
•Independent directors meet in executive session without the CEO or other employees during each regular Board meeting; and
•The Board and each committee regularly conduct a self-evaluation to determine whether it and its committees function effectively.
The Board has also designated one of its members to serve as Lead Independent Director, with responsibilities that are similar to those typically performed by an independent chairman.
Lead independent director
Mr. James R. Fitterling, who has served on 3M’s Board since 2021, including as the Chair of the Compensation and Talent Committee of the Board, will assume the role of 3M’s Lead Independent Director effective April 3, 2024. Mr. Michael L. Eskew, who has served as our Lead Independent Director since 2012, will retire from his service on the 3M Board on May 14, 2024, when his term expires, pursuant to 3M’s mandatory director retirement age policy. We thank Mr. Eskew for his leadership and his many contributions to the Board and to the Company. The responsibilities of Lead Independent Director include, but are not limited to, the following:
•Presides at all meetings of the Board at which the Chairman/Executive Chairman is conflicted or not present, including executive sessions that are comprised of only the independent directors;
•Acts as a key liaison between the Chairman/CEO, or Executive Chairman and/or CEO, and the independent directors;
•Consults with the Chairman/CEO, or, when the roles are separate, Executive Chairman and CEO, on, and approves, meeting agendas for the Board, and approves the meeting schedules to assure that there is sufficient time for preparation and discussion of all agenda items;
•Has the authority to approve the materials to be delivered to the directors in advance of each Board meeting and provides feedback regarding the quality, quantity, and timeliness of those materials (this duty not only gives the Lead Independent Director approval authority with respect to materials to be delivered to the directors in advance of each Board meeting but also provides a feedback mechanism so that the materials may be improved for future meetings);
•Has the authority to call meetings of the independent directors;
•Communicates independent Board member feedback to the Chairman/CEO, or when the roles are separate, Executive Chairman and/or CEO (except that the chair of the Compensation and Talent Committee leads the discussion of the CEO’s performance and communicates the Board’s evaluation of that performance to the CEO);
•If requested by major shareholders, ensures that he is available, when appropriate, for consultation and direct communication; and
•Performs such other duties as requested by the independent directors.

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Corporate governance at 3M

Executive sessions
The agendas for each regularly scheduled Board and committee meeting provide for executive sessions to consider matters the Board or committee deems appropriate without management present. While the role of Chairman and CEO is combined, independent directors meet in executive session, without the Chairman/CEO or other members of management present. While the role of Executive Chairman and CEO is separate, three executive sessions are held at each regularly scheduled Board meeting. One executive session includes only the Executive Chairman, CEO, and independent directors; a second executive session includes only the Executive Chairman and the independent directors without the CEO; and a third executive session includes only independent directors. The Executive Chairman presides over Board executive sessions in which the Executive Chairman is present, and the Lead Independent Director presides over Board executive sessions when the Executive Chairman is not present.
Board committees
Board and committee information
The Board currently has the following standing committees: Audit; Compensation and Talent; Nominating and Governance; and Science, Technology & Sustainability. The current members of our committees, the principal functions of each committee, and the number of meetings held in 2023 are shown below. Each member is independent under our Director Independence Standards, as well as applicable Securities and Exchange Commission rules and NYSE listing standards.
Each committee has adopted, and annually reviews, a charter setting forth its roles and responsibilities. Those charters are available on our website at www.3M.com, under Investor Relations — ESG — Governance Documents — Committee Charters.
Board committee composition

Name of Non-Employee Director	Audit	Compensation and Talent	Nominating and Governance	Science, Technology & Sustainability
Thomas “Tony” K. Brown
Audrey Choi
Anne H. Chow*
David B. Dillon
Michael L. Eskew
James R. Fitterling*
Amy E. Hood
Suzan Kereere
Gregory R. Page
Pedro J. Pizarro
Thomas W. Sweet

Committee member	Chair
*    Effective April 3, 2024, Mr. Fitterling will assume the duties of Lead Independent Director and Ms. Chow will assume the role of Chair of the Compensation and Talent Committee.

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Audit Committee Meetings in 2023: 9

David B. Dillon (chair)	Thomas “Tony” K. Brown	Michael L. Eskew*	Suzan Kereere**	Pedro J. Pizarro	Thomas W. Sweet***

The Board of Directors has determined that all Audit Committee members are “independent” and “financially literate” under the NYSE listing standards and that members of the Audit Committee received no compensation from the Company other than as a director.
The Board has also determined that David B. Dillon (chair), Michael L. Eskew, Suzan Kereere, Pedro J. Pizarro and Thomas W. Sweet have “accounting or related financial management expertise” under the NYSE listing standards and are “audit committee financial experts” as that term is defined by applicable Securities and Exchange Commission regulations.

Introduction
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements; compliance with legal and regulatory requirements; the qualifications, independence, and performance of the Company’s independent registered public accounting firm (Independent Accounting Firm); the performance of the Company’s internal auditing department; and the Company’s financial risk assessment and management; and furnishes a report for inclusion in the Company’s Proxy Statement.
Roles and Responsibilities

•Reviews the Company’s annual audited and quarterly consolidated financial statements and internal controls over financial reporting;
•Reviews the Company’s financial reporting process and internal controls over financial reporting, including any major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;
•Reviews and discusses with management and the Independent Accounting Firm the Company’s report on internal controls over financial reporting and the Independent Accounting Firm’s audit of internal controls over financial reporting;
•Reviews earnings press releases prior to issuance;
•Appoints, oversees, and approves compensation of the Independent Accounting Firm;
•Reviews with the Independent Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permissible non-audit services provided by the Independent Accounting Firm;
•Reviews findings and recommendations of the Independent Accounting Firm and management’s response to the recommendations of the Independent Accounting Firm;
•Discusses policies with respect to risk assessment and risk management, the Company’s major risk exposures, and the steps management has taken to monitor and mitigate such exposures;
•Periodically reviews the Company’s capital allocation and capital structure strategies, insurance coverage, funding for pension and other post-retirement benefit plans, and global tax planning;
•Periodically reviews the Company’s global Treasury activities, including risks associated with cash investments, counterparties, and use of derivatives and other financial instruments for risk management purposes;

•Periodically reviews and approves the Company’s use of swaps exemption pursuant to Dodd-Frank derivatives clearing policy;
•Quarterly obtains reports from senior management, including the Chief Information Officer, regarding information technology networks and systems, including cybersecurity, and the adequacy and effectiveness of the Company’s policies and internal controls regarding information security;
•Periodically obtains reports from the Company’s senior internal auditing executive, who has direct reporting obligations to the Committee, on the annual audit plan, scope of work, and the results of internal audits and management’s response thereto;
•Periodically obtains reports from the Company’s Chief Compliance Officer, who has direct reporting obligations to the Committee, on compliance with the Company’s Code of Conduct, and at least annually, on the implementation and effectiveness of the Company’s compliance and ethics program;
•Reviews with the Company’s Chief Legal Affairs Officer legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or government agencies regarding compliance; and
•Establishes procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and periodically review with the Chief Compliance Officer and the Company’s senior internal auditing executive these procedures and any significant complaints received.

* Until Mr. Eskew’s retirement in May 2024. ** Effective November 8, 2023. *** Effective November 6, 2023.	Financially literate Financial expert

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Corporate governance at 3M

Compensation and Talent Committee Meetings in 2023: 9

James R. Fitterling (chair)*	Anne H. Chow*	Michael L. Eskew**	Amy E. Hood	Suzan Kereere	Gregory R. Page

The Board of Directors has determined that all Compensation and Talent Committee members are “independent” under the NYSE listing standards, including the listing standards applicable to compensation committee members. The Board has also determined that each Compensation and Talent Committee member qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act.

Introduction
The Compensation and Talent Committee reviews the Company’s compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, reviews and discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the Securities and Exchange Commission’s disclosure rules for executive compensation, and furnishes a report for inclusion in the Company’s Proxy Statement.
Roles and Responsibilities

•Reviews disclosures in the Company’s Proxy Statement regarding advisory votes on executive compensation and the frequency of such votes;
•Approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for employees of the Company;
•Approves the adoption, amendment, or termination of equity compensation programs or, if shareholder approval would be required, recommends such actions to the Board;
•Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;
•Approves employment agreements and severance arrangements for the senior executives of the Company (other than the CEO), as appropriate;
•Oversees the administration of the Company’s stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs;
•Approves the adoption and amendment of Company guidelines covering ownership of Company common stock by executives, and annually reviews compliance with these guidelines;

•Reviews and makes recommendations to the Board of Directors concerning any amendment to a retirement benefit plan that would require Board approval;
•Annually reviews a risk assessment of the Company’s compensation policies and practices for its employees;
•Periodically reviews and discusses with the Company’s management matters relating to internal pay equity;
•Administers the Company’s compensation recoupment / clawback policy;
•Reviews shareholder proposals relating to executive compensation matters and makes recommendations to the Board regarding responses;
•Periodically reviews and discusses with management matters relating to talent sourcing, diversity, and retention strategies; talent development; internal pay equity; and equal employment opportunities;
•Periodically reviews with the Chairman/CEO their assessment of the Company’s senior executives and succession plans relating to their positions; and
•Has the authority to retain compensation consultants, counsel, or other advisors as it deems appropriate, including the authority to approve such advisors’ fees and retention terms.

The Committee may delegate its authority to subcommittees of one or more Committee members or to senior executives of the Company as it deems appropriate, subject to compliance with applicable laws, rules, regulations, and plan requirements. The Committee has delegated authority to the Company’s Chief Executive Officer and to its Executive Vice President and Chief Human Resources Officer to grant certain stock-based awards to eligible, non-executive employees, subject to certain limits.

*    Effective April 3, 2024, Ms. Chow will assume the role of Chair of the Compensation and Talent Committee.
**    Until Mr. Eskew’s retirement in May 2024.

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Nominating and Governance Committee Meetings in 2023: 5

Thomas “Tony” K. Brown (chair)	Audrey Choi*	David B. Dillon	Pedro J. Pizarro	Thomas W. Sweet**

The Board of Directors has determined that all Nominating and Governance Committee members are “independent” under the NYSE listing standards.

Introduction
The Nominating and Governance Committee establishes the Board Membership Criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its committees, and reviews and recommends corporate officer succession plans.
Roles and Responsibilities

•Selects and recommends director candidates to the Board of Directors, in light of the Board Membership Criteria adopted by the Board, either to be submitted for election at the Annual Meeting or to fill any vacancies on the Board, including consideration of any shareholder nominees for director (submitted in accordance with the Company’s Bylaws);
•Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its committees, the Board Membership Criteria, frequency of meetings, and changes in compensation for non-employee directors;
•Reviews the Company’s Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;
•Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

•Reviews and approves any transaction between the Company and any related person, which is required to be disclosed under the rules of the Securities and Exchange Commission;
•Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its committees and oversees the process;
•Reviews and makes recommendations to the Board with respect to the selection of individuals to occupy corporate officer positions;
•Periodically reviews the corporate contribution program (3Mgives) and the contribution activities of the 3M Foundation, which is funded by the Company; and
•Periodically reviews the Company’s positions and engagement on important public policy, social responsibility, and corporate governance issues affecting its business, including political contributions by 3M and its Political Action Committee, and shareholder engagement.

*    Effective November 8, 2023.
**    Effective November 6, 2023.

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Corporate governance at 3M

Science, Technology & Sustainability Committee Meetings in 2023: 7

Gregory R. Page (chair)	Audrey Choi*	Anne H. Chow	Amy E. Hood

The Board of Directors has determined that all Science, Technology & Sustainability Committee members are “independent” under the NYSE listing standards.

Introduction
The responsibility of the Science, Technology & Sustainability Committee of the 3M Board of Directors is to oversee the twin demands of developing products to meet the ever-changing needs of our customers while ensuring that those products cause no harm to people or to our planet. The Science, Technology & Sustainability Committee is responsible for providing the general oversight of the significant scientific and technological aspects of 3M’s businesses and the Company’s sustainability and stewardship activities.
Roles and Responsibilities

•Monitors and reviews the overall strategy, direction, and effectiveness of the Company’s research and development activities;
•Reviews management’s strategy and allocation of resources for research and development activities, including product line extensions and new product platforms;
•Reviews the Company’s policies and programs on sustainability; environmental and product stewardship; and environmental, health, and safety, including for compliance with all applicable laws and regulations;

•Assists the Board in identifying and analyzing significant emerging science and technology, disruptive innovations, sustainability, materials vulnerability, and geopolitical issues that may impact the Company’s overall business strategy, global business continuity, and financial results; and
•Annually reviews the Company’s sustainability report.

*    Effective August 9, 2023.
Meeting attendance
During 2023, the Board of Directors held 5 regularly scheduled meetings and 6 special meetings. Overall attendance at Board and committee meetings was 97 percent. During 2023, all of our director nominees who were directors during 2023 attended at least 90 percent of all Board and committee meetings on which they served.
The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending. All 10 directors who were members of the Board as of May 2023 and who were nominees for election as directors at last year’s Annual Meeting of Shareholders attended last year’s Annual Meeting of Shareholders.

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Director compensation
Philosophy and process
The N&G Committee is responsible for reviewing and making recommendations to the Board regarding all changes to the compensation of our non-employee directors. The Board reviews the recommendations of the N&G Committee and determines the form and amount of director compensation.
In developing its recommendations, the N&G Committee is guided by the following goals:
•Compensation should fairly pay directors for work required in a company of 3M’s size and complexity;
•A significant portion of the total compensation should be paid in common stock (or common stock equivalents) to align directors’ interests with the long-term interests of shareholders; and
•The structure of the compensation should be simple and transparent.
The N&G Committee works with an independent compensation consultant to support its objectives of maintaining a reasonable and appropriate program. For 2023, Frederic W. Cook & Co., Inc. (FW Cook) provided the N&G Committee with expert advice on the compensation of non-employee directors, in addition to analyzing market data on director compensation at the same peer group of companies approved by the Compensation and Talent Committee for evaluating Named Executive Officer compensation. Neither the Company nor the N&G Committee has any arrangement with any other compensation consultant who has a role in determining or recommending the amount or form of director compensation. For more information on the peer group, see “Executive compensation peer group” on page 79.
Directors who are employees of the Company do not receive payment for their Board service.
Elements of annual compensation for non-employee directors
Our non-employee directors receive annual compensation, as summarized below, that is intended to approximate the peer-group median mix (cash vs. equity) and provide an overall target total direct compensation that is consistent with 3M’s size and market-capitalization value relative to its peers. To better align the interests of our directors with those of our shareholders, the annual stock retainer is subject to a rigorous hold-until-departure requirement. For more information on the peer group, see “Executive compensation peer group” on page 79.

In May 2023, based on the recommendation of the N&G Committee after its consideration of a director compensation study prepared by FW Cook, the Board approved a $5,000 increase in the annual fees paid to the chair of the Compensation and Talent Committee and left the other fees unchanged.

Annual Retainer*

Annual Lead Independent Director
and Committee Chair Fees*
Lead Independent Director – $40,000
N&G Committee Chair – $20,000
Other Committee Chair – $25,000

Abbreviations: N&G = Nominating and Governance

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Corporate governance at 3M

*    Unless a director elects otherwise (see “Alternative Times and Forms of Payment” below), the annual cash retainer, annual Lead Independent Director fee and annual Committee Chair fee are paid in cash on a quarterly basis, and the annual stock retainer is paid shortly after the Annual Meeting in deferred stock units (DSUs). All such cash fees are prorated based on the number of days of relevant service during the calendar quarter in which the fees are earned, and directors joining the Board after the Annual Meeting receive a prorated annual stock retainer.
DSUs. Each DSU represents the right to receive one share of 3M common stock at a future date. For fees paid in DSUs, the number of units credited to the director’s recordkeeping account is determined by dividing the value of the fees to be paid by the closing price for a share of 3M common stock on the NYSE for the last trading day immediately preceding the earliest date such amount otherwise could have been paid to the director if taken on a current basis. The Company also credits the director’s account with an additional number of DSUs for each ordinary cash dividend paid on the shares of the Company’s common stock. Appropriate adjustments to the DSUs credited to each director’s account will be made for stock splits, stock dividends, spin-offs, mergers, consolidations, payments of dividends other than in cash, and similar circumstances affecting 3M common stock. Unless a different time or form of payment is elected (see “Alternative Times and Forms of Payment” below), the shares of 3M common stock underlying the DSUs will be distributed in a single lump sum during the month of January in the first year after the director leaves the Board.
Alternative Times and Forms of Payment. In lieu of receiving all or a portion of the annual stock retainer in DSUs, a director may elect to receive shares of 3M common stock on a current basis, but the net after-tax portion of such shares must be retained by the director until he or she leaves the Board. Similarly, in lieu of cash fees, a director may opt to receive 3M common shares, DSUs, or deferred cash. Directors also may elect to receive distribution of their deferred cash or settlement of their DSUs as follows:
•a single lump sum during the month of January in the first or second year following the year in which they leave the Board; or
•in a series of three, five, or ten annual installments beginning during the month of January in the first year after they leave the Board.
2023 director compensation table
The table below shows the amounts earned by our non-employee directors in 2023.

Non-Employee Director	Fees earned or paid in cash ($)(3)	Stock awards ($)(4)	All other compensation ($)(5)	Total ($)
Thomas “Tony” K. Brown(1), (2)	149,780	185,000	604	335,384
Audrey Choi(2)	67,500	138,370	973	206,843
Anne H. Chow(2)	120,375	231,123	2,140	353,638
Pamela J. Craig(1), (2)	53,063	—	25,477	78,540
David B. Dillon(1)	160,000	185,000	7,077	352,077
Michael L. Eskew(1)	175,000	185,000	5,360	365,360
James R. Fitterling(1)	153,093	185,000	289	338,382
Amy E. Hood	135,000	185,000	1,184	321,184
Muhtar Kent(1), (2)	53,063	—	25,477	78,540
Suzan Kereere	135,000	185,000	806	320,806
Dambisa F. Moyo(2)	47,843	—	25,477	73,320
Gregory R. Page(1)	160,000	185,000	1,064	346,064
Pedro J. Pizarro(2)	120,375	231,123	1,047	352,545
Thomas W. Sweet(2)	20,543	93,767	924	115,235
FOOTNOTES TO 2023 DIRECTOR COMPENSATION TABLE
(1)Lead Independent Director or Committee Chair during all or a portion of 2023.

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(2)Director compensation prorated according to effective date of election, appointment, or retirement: Ms. Choi, Ms. Chow, Mr. Pizarro, and Mr. Sweet joined the Board, effective August 9, 2023, February 9, 2023, February 9, 2023, and November 6,
2023, respectively; Mr. Fitterling succeeded Ms. Craig as Chair of the Compensation and Talent Committee, effective April 5, 2023; Mr. Brown succeeded Mr. Kent as Chair of the N&G Committee, effective April 5, 2023; and each of Ms. Craig, Mr. Kent, and Ms. Moyo retired from the Board, effective May 9, 2023.
(3)This column represents the amount of all fees earned or paid in cash for services as a director, including the annual cash retainer and the annual Lead Independent Director and committee chair fees. The table below shows the amount of cash compensation earned during 2023 that each director elected to receive in 3M common shares or DSUs and the number of shares or DSUs received, excluding adjustments for dividend equivalents. For more information concerning all 3M stock-based holdings of the directors, see “Security ownership of management” beginning on page 129.

Non-Employee Directors	Cash fees director elected to receive in common shares or DSUs ($)	3M common shares or DSUs received in lieu of cash fees
Thomas “Tony” K. Brown	—	—
Audrey Choi	—	—
Anne H. Chow	—	—
Pamela J. Craig	—	—
David B. Dillon	—	—
Michael L. Eskew	175,000	1,758
James R. Fitterling	153,093	1,542
Amy E. Hood	—	—
Muhtar Kent	53,063	497
Suzan Kereere	—	—
Dambisa F. Moyo	—	—
Gregory R. Page	—	—
Pedro J. Pizarro	—	—
Thomas W. Sweet	—	—
(4)This column represents the grant date fair value of the stock awards made in 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (referred to as “ASC Topic 718”). In addition to the amount shown for the annual stock retainer each director received shortly following his or her election to the Board at the 2023 Annual Meeting, the amount shown for Ms. Chow and Mr. Pizarro includes $46,123 attributable to the prorated annual stock retainer each received for their service to the Board from the date of their appointment through the date of the 2023 Annual Meeting.
The Company does not grant stock options to non-employee directors. Since all stock awards vest on the grant date, there are no unvested stock awards outstanding at year end.
(5)This column includes the incremental cost of complimentary products and charitable contributions. Non-employee directors are eligible to participate in the Company’s matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to $1,000 a year in contributions made by each director to eligible charitable organizations and, prior to October 31, 2023, up to $5,000 a year in contributions made by each director to eligible educational institutions. The 3M Foundation also makes a $25,000 donation to a charitable organization or public school in honor of each director who retires from the Company during the year, as reflected in the amounts reported for each of Ms. Craig, Mr. Kent, and Ms. Moyo.
Reasonableness of non-employee director compensation
As described above, our philosophy on director compensation is to pay directors fairly for work required in a company of our size and complexity, provide a significant portion of the total compensation in the form of equity-based compensation to align directors’ interests with the long-term interests of our shareholders, and structure compensation in a simple and transparent manner. We believe that the application of this philosophy has resulted in a non-employee director compensation program that reflects best-in-class design with the following provisions:
•Retainer-only compensation delivered in a combination of cash and stock-based awards with no fees for attending meetings that are an expected part of board service.
•Additional retainers for special roles having greater responsibilities, such as Lead Independent Director and committee chairs, to recognize the incremental additional time and effort required.

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Corporate governance at 3M

•Equity delivered in the form of current or deferred full-value shares, where annual grants are based on a competitive fixed-value formula and immediate vesting helps avoid director entrenchment.
•A requirement that directors hold until the end of their Board service all annual stock retainers earned on or after October 1, 2007, which includes net after-tax shares attributable to current payments and pre-tax shares attributable to deferrals.
•Flexible voluntary deferral provisions.
•No material benefits or perquisites.
•Our 2016 Long-Term Incentive Plan, most recently approved by shareholders at the 2021 Annual Meeting, includes a $600,000 annual compensation limit on all forms of compensation for non-employee directors.
Stock retention requirement
The Board requires each director to hold the net after-tax shares (or, if deferred, a number of DSUs equal to the number of pre-tax shares underlying the DSUs) attributable to all annual stock retainers earned on or after October 1, 2007, until the director leaves the Board. Information regarding accumulated stock and DSUs is set forth under “Security ownership of management” beginning on page 129.

Shares or DSUs issued to 3M’s directors as part of their annual stock retainer are subject to rigorous hold-until-departure requirements.

Prohibition of hedging, pledging, and other actions

The Company’s stock trading policies prohibit the Company’s directors and executive officers from (1) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s common stock, including prepaid variable forward contracts, equity swaps, collars, and exchange funds; (2) engaging in short sales related to the Company’s common stock; (3) placing standing orders; (4) maintaining margin accounts; and (5) pledging 3M securities as collateral for a loan. All discretionary transactions in 3M securities by directors and executive officers must be pre-cleared with the Company’s Legal Affairs department and conducted during approved trading windows.

•No hedging •No short sales •No standing orders •No margin accounts •No pledging

60	3M Company

Ratification of the appointment of independent registered public accounting firm for 2024
•Ratify the appointment of PwC as 3M’s independent registered public accounting firm for 2024.
•Based on its assessment of the qualifications and performance of PwC, the Audit Committee believes that it is in the best interests of the Company and its shareholders to retain PwC.
Recommendation of the Audit Committee
The Audit Committee of the Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2024. Proxies solicited by the Board of Directors will be voted “FOR” ratification unless a shareholder indicates otherwise in voting the proxy.

“FOR”
The Audit Committee is directly responsible for the appointment, compensation (including approval of all fees), retention, and oversight of the Company’s Independent Accounting Firm retained to perform the audit of our financial statements and our internal control over financial reporting.
The Audit Committee has appointed PwC to serve as 3M’s Independent Accounting Firm for 2024. PwC has been 3M’s Independent Accounting Firm since 1998. Prior to that, 3M’s Independent Accounting Firm was Coopers & Lybrand from 1975 until its merger with Price Waterhouse in 1998. In accordance with Securities and Exchange Commission rules and PwC policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.
The Audit Committee annually reviews PwC’s independence and performance in connection with the Audit Committee’s determination of whether to retain PwC or engage another firm as our Independent Accounting Firm. In the course of these reviews, the Audit Committee considers, among other things:
•PwC’s historical and recent performance on the 3M audit, including input from those 3M employees with substantial contact with PwC throughout the year about PwC’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by PwC and its audit team;
•an analysis of PwC’s known legal risks and significant proceedings;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports on PwC and its peer firms;
•PwC’s independence;

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Audit committee matters

•the appropriateness of PwC’s fees, on both an absolute basis and as compared to 3M’s peers;
•PwC’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and
•PwC’s capability and expertise in handling the breadth and complexity of our global operations, including the Company’s phased implementation of an enterprise resource planning system on a worldwide basis over the next several years.
Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of the Company and our shareholders to retain PwC to serve as our Independent Accounting Firm for 2024.
We are asking our shareholders to ratify the selection of PwC as our Independent Accounting Firm for 2024. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our shareholders for ratification as a matter of good corporate governance. If the selection of PwC is not ratified, the Audit Committee will consider whether it is appropriate to select another Independent Accounting Firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different Independent Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
PwC representatives are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

62	3M Company

Audit committee matters

Audit Committee report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The management of the Company is responsible for (i) the preparation of complete and accurate annual and quarterly consolidated financial statements (financial statements) in accordance with generally accepted accounting principles in the United States, (ii) maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations, and (iii) an assessment of the effectiveness of internal control over financial reporting. The Independent Accounting Firm is responsible for planning and conducting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) an audit of the Company’s annual consolidated financial statements and a review of the Company’s quarterly financial statements and expressing opinions on the Company’s financial statements and internal control over financial reporting based on the integrated audits.
In this context, the Audit Committee has met and held discussions with management and the Independent Accounting Firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and the Independent Accounting Firm. The Audit Committee has discussed with the Independent Accounting Firm matters required to be discussed pursuant to the applicable requirements of the PCAOB and the Securities and Exchange Commission with Audit Committees.
In addition, the Audit Committee has reviewed and discussed with the Independent Accounting Firm the auditor’s independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letters required by applicable requirements of the PCAOB regarding the Independent Accounting Firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the Independent Accounting Firm’s independence from the Company.
The Audit Committee also has considered whether the Independent Accounting Firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the Independent Accounting Firm is independent from the Company and its management.
The Audit Committee has discussed with the Company’s Internal Audit Department and Independent Accounting Firm the overall scope of and plans for their respective audits. The Audit Committee meets with the Internal Auditor, Chief Compliance Officer, the Chief Legal Affairs Officer, and representatives of the Independent Accounting Firm in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission. Submitted by the Audit Committee
David B. Dillon, Chair
Thomas “Tony” K. Brown
Michael L. Eskew
Suzan Kereere
Pedro J. Pizarro
Thomas W. Sweet

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Audit committee matters

Audit Committee policy on pre-approval of audit and permissible non-audit services of the independent accounting firm
The Audit Committee is responsible for appointing and overseeing the work of the Independent Accounting Firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the Independent Accounting Firm.
The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the Independent Accounting Firm’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the pre-approval of specific types of Audit, Audit-Related, Tax and All Other services and a limited fee estimate range for such services on an annual basis. The policy also requires specific pre-approval of all permitted services not already included in the annual pre-approval. The Independent Accounting Firm is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date.
The Audit Committee’s policy delegates to its Chair the authority to address requests for pre-approval of services in certain limited circumstances between Audit Committee meetings. The chair, in his discretion, must either seek immediate approval by e-mail from the other Audit Committee members, or report any pre-approval decisions to the Audit Committee for its approval at its next scheduled meeting.
The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the Independent Accounting Firm.
All Audit, Audit-Related, Tax and All Other services described below were approved by the Audit Committee before services were rendered.
Fees of the independent accounting firm
The following table represents fees billed for professional services rendered by PwC for the audit of the Company’s consolidated financial statements for the years ended December 31, 2022 and 2023, and fees billed for other services rendered by PwC during those periods.
Audit and non-audit fees ($ in millions)

	2022	2023
Audit Fees	$26.5	$30.6
Audit-Related Fees	0.4	0.3
Tax Fees	0.3	0.3
All Other Fees	0.0	0.0
Total	$27.2	$31.2
In the above table, in accordance with Securities and Exchange Commission rules, “Audit” fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and review of documents filed with the Securities and Exchange Commission. In 2022, these fees also included services related to the carve-out audit of the Food Safety business. In 2022 and 2023, these fees also included services related to the carve-out audit of the Health Care business. “Audit-related” fees consisted principally of internal control and system audit procedures for periods prior to the rollout of the ERP system, agreed-upon procedures, employee benefit plan audits, and other attestation services. “Tax” fees consisted principally of tax compliance services in foreign jurisdictions, assistance with transfer pricing documentation, and advice on foreign and domestic tax related matters. “All Other” fees consist of licenses for accounting research software and other permissible services that do not fall into the three categories listed above.

64	3M Company

Audit committee matters

Audit Committee restrictions on hiring employees of the independent accounting firm
The Audit Committee has adopted restrictions on the hiring by the Company of any PwC partner, director, manager, staff, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of PwC’s certification of the Company’s financial statements. Audit assurance includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

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Advisory approval of executive compensation
•Approve, on an advisory basis, the compensation of our Named Executive Officers.
•Our executive compensation program appropriately aligns our executives’ compensation with the performance of the Company and its business units as well as their individual performance.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” this proposal for the reasons discussed below. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless a shareholder indicates otherwise in voting the proxy.

“FOR”
Section 14A of the Exchange Act provides our shareholders with the opportunity to approve, on an advisory basis, the compensation of the Named Executive Officers as described in this Proxy Statement. The Company has asked shareholders to vote on this type of proposal, known as a “say-on-pay” proposal, every year since 2011.
We believe that our executive compensation program is consistent with our core compensation principles and is structured to assure that those principles are implemented. At the Annual Meeting of Shareholders held on May 9, 2023, approximately 88 percent of the votes cast on this issue voted to approve the compensation of the Company’s named executive officers as disclosed in last year’s Proxy Statement. Although the vote was non-binding, the Compensation and Talent Committee believes this level of approval percentage indicates that our shareholders strongly support our core compensation principles and our executive compensation program.
Thus, the Company is submitting to shareholders the following resolution for their consideration and approval:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative).”
We encourage you to read the entire Compensation Discussion and Analysis portion of this Proxy Statement to learn more about our executive compensation program and the impact that our financial performance has on the annual and long-term incentive compensation earned by our leadership team.
While the Board of Directors and the Compensation and Talent Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature. The Company currently holds advisory votes on the compensation of named executive officers annually. Accordingly, the next such advisory vote is expected to occur at the 2025 Annual Meeting.

66	3M Company

Executive compensation

Compensation discussion and analysis
This Compensation Discussion and Analysis describes 3M’s executive compensation program, explains how 3M’s Compensation and Talent Committee oversees and implements this program, and reviews the 2023 compensation for the executive officers identified below. Throughout this Compensation Discussion and Analysis and elsewhere in this Proxy Statement, we refer to this group of individuals as the “Named Executive Officers” or “NEOs.” The titles shown below reflect the position of each Named Executive Officer as of March 1, 2024.

Michael F. Roman	Monish Patolawala	Peter D. Gibbons	Bryan C. Hanson	Kevin H. Rhodes
Chairman of the Board and Chief Executive Officer	President and Chief Financial Officer	Group President, Enterprise Supply Chain	Group President and Chief Executive Officer, Health Care	Executive Vice President and Chief Legal Affairs Officer

As announced on March 12, 2024, the Board of Directors appointed Mr. Brown Chief Executive Officer and appointed Mr. Roman Executive Chairman of the Board of Directors, in each case, effective as of May 1, 2024.
See Appendix B to this Proxy Statement for the meaning of certain capitalized terms used throughout this Compensation Discussion and Analysis.

Table of contents

Section I: Executive overview	68	Section IV: Incentive compensation attainments and awards	88

Section II: How we determine executive compensation	78	Section V: 2023 compensation decisions and performance highlights	95

Section III: Overview of compensation program design	82	Section VI: Ways in which we address risk and governance	100

CD&A highlights

Elements of 2023 target total direct compensation	70	2024 changes to our annual incentive compensation program	87

Paying for performance	71	2023 AIP attainments and payouts	88

Recent noteworthy compensation program actions	76	Performance share accruals based on 2023 performance	93

Compensation policies and practices	77	2023 special long-term equity incentive awards	94

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Executive compensation

Section I: Executive overview
We are building momentum and a foundation for future growth
In 2023, we focused on building momentum and improved operational performance to position 3M for a bright future. Our team executed our strategic priorities, while we delivered for customers, exceeded earnings and cash flow expectations, and exited the year stronger, leaner, and more focused. We managed dynamic external environments as we prioritized investments in attractive markets, applying our material science expertise to meet customer needs across our core and new platforms, including automotive electrification, climate technology, and industrial automation. We also made significant progress simplifying our supply chain, restructuring our organization, advancing the spin-off of our Health Care business, and reducing risk and uncertainty by proactively and effectively managing litigation. We have clear strategic priorities to capitalize on our strong cash flow generation as we work to unlock value for customers and shareholders, both today and into the future.
We are preparing to spin off our Health Care business to create two world-class public companies
The spin-off of the Health Care business is on track to be completed on April 1, 2024. As a standalone health care business with a diverse portfolio of trusted brands, the spin-off Health Care business called Solventum Corporation (“Solventum”) will be better positioned to deliver industry-leading innovation for millions of patients worldwide. As we began building out the executive team for Solventum, we appointed Bryan Hanson as CEO of the Health Care Business Group in September 2023. With his unique qualifications and proven executive track record of successfully leading, growing and transforming global medical device businesses, we are confident Mr. Hanson is the right leader for the new company to ensure its success for customers, patients, and shareholders.
Compensation program supports our talent and value creation strategy
To enable our progress and continued momentum, we are deliberately prioritizing our talent and compensation strategy to encourage the contributions of a high-caliber executive leadership team. In 2023, we set the target compensation levels for the majority of our executive officers at or near the peer group median. To align pay outcomes with the long-term interests of our shareholders, over 91 percent of our CEO’s target pay and on average 84 percent of other NEOs’ target opportunities were provided in the form of at-risk variable incentives that deliver value only if we achieve pre-set performance goals or increase or decrease in value consistent with 3M’s total shareholder return or, in the case of stock options, the value of 3M’s common stock. Only in select circumstances did compensation packages reflect expanded pay benchmarks and did we utilize special incentives to support our ability to attract and retain individual skillsets and incentivize critical contributions during a pivotal transformation period. Our short- and long-term performance metrics reflect our growth drivers and were further refined for 2024 to incorporate shareholder feedback and to enhance focus on cash flow, a key driver of value for 3M, and comprehensive sustainability priorities that are important for our future.
Executive compensation program aligned with shareholders
Our total shareholder return for the year reflected significant external uncertainties, including rapid declines in consumer-facing markets such as electronics and consumer retail, slowing growth in China, and mixed demand across industrial markets. Consistent with our shareholder experience, the realizable compensation in 2023 for our CEO was 66 percent of target pay, underscoring the overall alignment of pay outcomes with outcomes for our shareholders. Three-year average realizable compensation for our CEO was 51 percent of target, consistent with longer-term shareholder returns.
•The short-term incentive program paid out at 104.0 percent of target for our CEO and between 85.5 percent and 124.8 percent of target for our other Named Executive Officers. These payouts reflected particularly strong performance on Free Cash Flow Conversion driven by our actions to streamline our supply chains and our ongoing focus on working capital management, especially inventory, and above target performance on Operating Income, which was partially offset by below target performance on Local Currency Sales; and
•The long-term performance shares for the 2021-2023 performance period were earned at 83.8 percent of target, which represented 59.7 percent of the initial target grant value after considering the change in market value of
3M’s common stock over the performance period and accounting for the dividend equivalents associated with earned performance shares.

68	3M Company

Executive compensation

We continue to act with urgency as we support our mission to innovate, reimagine what is possible, and deliver value to our shareholders and the broader communities that we serve.
Recent business accomplishments
Below are a few noteworthy accomplishments from January 1, 2023, through March 1, 2024.

Driving performance through the 3M model
•Delivered on 2023 commitments with results that exceeded our original earnings and cash flow guidance as we strengthened operational performance, implemented significant restructuring actions, and simplified our supply chains, while prioritizing growth opportunities
•Drove Adjusted Earnings per Share of $9.84 and significantly increased Free Cash Flow 30% year-on-year to $6.3 billion, with robust conversion of 123%, up 37 ppts year-on-year*
•Invested $3.5 billion in research and development and capital expenditures to position 3M for the future, including investments focused on growth, productivity, and sustainability
•Focused on using material science to make a difference in the world. Advanced solutions that helped drive 30% revenue growth in our automotive electrification program in 2023
•Returned $3.3 billion to shareholders in 2023 via dividends; over 105 consecutive years of paying dividends to shareholders

Portfolio optimization
•Progressed the spin-off of our Health Care business; spin-off on track for April 1, 2024
•Continued building 3M for the future, prioritizing high growth markets like automotive electrification, personal safety, home improvement, and consumer electronics. We are also investing in large emerging markets that demand our material science innovation, including climate technology, industrial automation, and next-generation electronics
•Prioritizing our product portfolios based on market potential, right to win, supply chain complexity, margins, and returns
•Following through on sustainability commitments: investing $1 billion over 20 years to accelerate progress on our air and water stewardship priorities and plastics reduction goals

Reducing risk and uncertainty
•Reduced risk and uncertainty by proactively and effectively managing litigation
•Entered into a settlement with U.S. Public Water Suppliers in PFAS litigation, providing funding for treatment of drinking water across the country, which received preliminary approval by the court and is awaiting final approval
•Entered into a settlement of the Combat Arms Earplugs litigation intended to provide certainty and finality, which has received strong support from all parties and the Court as we have successfully completed each milestone toward full implementation of the settlement agreement
•Remain on schedule to exit all PFAS manufacturing by the end of 2025, with 2023 production volumes down 20%

*     See Appendix A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. As explained in Appendix A, all non-GAAP financial measures presented in this Compensation Discussion and Analysis are used for compensation purposes and include the adjustment of certain special items that the Committee believes are outside the control of management and are not reflective of ongoing operations. The non-GAAP financial measures used herein may not be comparable to similarly titled measures used by other companies and the adjusted amounts used for compensation purposes may differ from the adjusted amounts used by the Company elsewhere or included in the Company’s Form 10-K.

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Executive compensation

Elements of 2023 target total direct compensation
The table below shows how the 2023 target Total Direct Compensation of the Named Executive Officers was apportioned among base salary, annual incentives, performance share awards, stock options, and restricted stock units (RSUs), summarizes the rationale for providing and key characteristics of each such element, and lists the performance metrics, weightings, and modifiers used for annual and long-term incentives granted in 2023.

CEO(1)	Other NEOs(1)	Why it is provided		Performance metrics, weightings, and modifiers(2)
Key characteristics

		•Compensate executives for their normal day-to-day responsibilities	•Only component of compensation that is considered to be fixed rather than variable in nature

•Motivate executives to stay focused on day-to-day operations by aligning a significant portion of Total Cash Compensation with the near-term financial performance of the Company and its business units

•Performance metrics and goals approved by the Committee, which is comprised entirely of independent directors
•Payouts based on performance against preestablished business objectives over a 12-month period
•Payouts adjusted or left unchanged based on individual performance against preestablished goals and objectives and the Committee’s determination of 3M’s holistic performance against a set of preestablished objective ESG metrics
•Payouts cannot exceed 200% of an executive’s weighted-average target annual incentive amount

•Local Currency Sales (of 3M or a business unit, as applicable) vs. Plan (weighted 50%)
•Operating Income (of 3M or a business unit, as applicable) vs. Plan (weighted 30%)
•3M Operating Cash Flow Conversion vs. Plan (weighted 20%)
•Individual performance multiplier (± 20%)
•ESG modifier (± 10% of target)

Performance Shares		•Motivate executives to focus on continuously improving performance in key financial metrics believed to drive long-term shareholder value •Retain executive talent
•Performance metrics and goals approved by the Committee, which is comprised entirely of independent directors
•Payouts based on performance against preestablished goals over three years
•Maximum payout equal to 200% of the target number of performance shares
•Cash-settled dividend equivalent rights that are payable only if the underlying shares are earned
•Adjusted Earnings per Share Growth (33.3%) •Free Cash Flow Growth (33.3%) •Relative Organic Sales Growth (33.3%)

Stock Options(3)		•Motivate executives to build long-term shareholder value •Retain executive talent	•Provide value only if stock price increases •Exercise price equal to the grant date closing price for a share of 3M common stock •Ratable three-year vesting schedule •Maximum term of 10 years	•Vesting is based on continued service, while value of the options is based on stock price appreciation (100%)

Restricted Stock Units(3)		•Motivate executives to build long-term shareholder value •Retain executive talent	•Three-year “cliff” vesting schedule •Cash-settled dividend equivalent rights that are payable only if the underlying shares are earned	•Vesting is based on continued service, while value of the RSUs is based on total shareholder return (100%)

70	3M Company

Executive compensation

(1)Percentages shown reflect the apportionment (or, in the case of the percentages shown for the Other NEOs, the average apportionment) of the components of target total direct compensation that are expected to be recurring. Such amounts do not reflect special items such as hiring bonuses, one-time make-whole and inducement awards granted in connection with the commencement of employment, or special grants.
(2)In determining the level of achievement of the performance goals established under the AIP and the performance share awards for any given period, the costs, sales and impact on assets and liabilities from acquisitions are excluded in the year that the acquisition is completed. The Committee also makes other adjustments from time to time for special items that it believes are unrelated to the operational performance of the Company for the relevant measurement period (e.g., changes in tax laws or accounting principles, asset write-downs, the impact of restructurings, divestitures, or asset sales, unusual tax transactions, litigation or claim judgments and settlements, and other special items described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual/quarterly report to shareholders for the applicable period). These adjustments can have either a positive or negative impact on award payouts.
(3)For the Company’s CEO, the Committee chose to deliver 50 percent of the target grant value of his 2023 annual long-term incentive awards in the form of performance shares and the remaining 50 percent in the form of stock options. Each of the Company’s other executives was given an opportunity to indicate a preference to receive 50 percent of the target grant value of their annual long-term incentive awards in the form of RSUs, stock options, or an equal split of both stock options and RSUs. Regardless of an executive’s indicated preference, the remaining 50 percent of the target grant value of his or her 2023 annual long-term incentive awards was delivered in the form of performance shares. The percentages shown reflect the apportionment of stock options and RSUs based on the Named Executive Officers’ 2023 elections (other than our CEO, who was not offered an opportunity to make an election).
Paying for performance
A primary objective of our incentive compensation program is to align our Named Executive Officers’ real pay delivery with performance. The Company’s performance directly impacted incentive compensation pay outcomes for our Named Executive Officers as discussed below.

Consistent with the Committee’s preestablished exclusions policy(1), which is aligned with our non-GAAP adjusted operating income disclosure in our Form 10-K, our 2023 operating income goals and performance results for AIP excluded special items or one-time events that the Committee believes are unrelated to the operational performance of the Company for the relevant measurement period, including the impact of net costs for significant litigation. In approving the incentive program payouts based on 2023 performance, the Committee considered the impact of the litigation charges related to 3M's respirator mask/asbestos, PFAS-related other environmental, and Combat Arms Earplugs matters, recognizing that, as anticipated, they were significantly larger than in prior years. Even while litigation-related actions and expenses may be anticipated, the Committee views such adjustments as appropriate because (as in this case), such expenses do not relate to the Company’s core operating performance in 2023 or ongoing business operations, but rather were the result of multi-year lawsuits that stem from events taking place many years, even decades prior, unrelated to decision-making of the current management team. In addition, failure to exclude litigation settlement charges could disincentivize management from settling litigation when it is in the best interests of shareholders but would adversely impact their incentive compensation payouts.
The Committee also took into account its belief that the litigation charges largely were already reflected in the Company’s stock price performance, which has significantly impacted our NEOs’ realizable compensation for multiple years (for example, realizable compensation for our CEO was 66 percent and 51 percent of his total target compensation on a one- and three-year average basis, respectively), as well as the importance of continuing to appropriately incentivize and retain the executive leadership and broader senior management team to drive the Company’s transformation strategy. The Committee believes this approach is balanced, aligned with our shareholder experience, in line with market practice related to adjustment policies for litigation settlement charges, and essential to supporting the Company’s value creation strategy and efforts to reduce risk and uncertainty.

(1)Under a preestablished exclusions policy, the Committee may adjust financial performance for purposes of goal-setting and/or performance measurement in our incentive plans to exclude the impact of special items or one-time events that it believes are unrelated to the operational performance of the Company for the relevant measurement period (e.g., changes in tax laws or accounting principles, asset write-downs, the impact of restructurings, divestitures, or asset sales, unusual tax transactions, litigation or claim judgments and settlements, and other special items described in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual/quarterly report to shareholders for the applicable period.) These adjustments can have a positive or negative impact on award payouts.

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Executive compensation

2023 annual incentive compensation
For the Named Executive Officers whose 2023 annual incentive compensation payout was calculated based on the Company’s overall performance, the payout (before any adjustment for individual performance) was 104.0 percent of the target amount. The payouts reflect the Committee’s view of our performance against the financial goals established for 2023, as shown below, and its decision not to increase or decrease the payouts using the ESG modifier.

After considering the Company’s 2023 operating plan, the Committee, in consultation with its independent compensation consultant and following discussions with management of the Company, approved the 2023 financial performance targets for the AIP, as shown below.
•The targets established for the Local Currency Sales and Operating Income metrics were lower than 2022 actual results for these two metrics, reflecting the Company’s portfolio management actions, including the Company’s decision to exit PFAS manufacturing, the divestiture of the Company’s Food Safety business, the deconsolidation of its Aearo subsidiary, the discontinuation of the Company’s business in Russia, and the anticipated spin-off of the Company’s Health Care business, and the post-COVID reduction in demand for disposable respirators.
•The targets were informed by our operational plan for the year and were intended to be challenging and maintain a similar level of rigor as those established for past years.

Dollar Amounts in Millions*

Performance metric	Threshold ($)	Target ($)	Maximum ($)	Actual vs. target	Payout %	Weighting	Weighted payout %
Local Currency Sales vs. Plan	31,514			98%	81.3%		40.7%

	29,527	32,095	34,663
Operating Income vs. Plan	6,374			104%	126.7%		38.0%

	5,198	6,115	7,032
Operating Cash Flow Conversion vs. Plan	145%			104%	126.7%		25.3%

	119%	140%	161%
Weighted-average payout percent for total Company performance (before adjustment for individual performance)							104.0%
*    Results reflect certain adjustments that the Committee believed were appropriate to better reflect the Company’s 2023 performance. See Appendix A to this Proxy Statement for a reconciliation of Local Currency Sales, Operating Income and Operating Cash Flow Conversion used for compensation purposes to our results for the most directly comparable financial measures as reported under GAAP.
For more information concerning the calculation of the 2023 annual incentive payout for each Named Executive Officer, including the threshold, target, and maximum goals and attainments used to calculate the annual incentive payouts of the Named Executive Officers who are paid, in part, based on the performance of a business group, see “2023 AIP attainments and payouts” on page 88.

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Performance share award payouts and accruals (long-term incentive compensation)
The three-year performance period for the 2021 performance share awards issued to the Named Executive Officers ended on December 31, 2023. Based on the financial results achieved during 2021 – 2023, the Named Executive Officers received 83.8 percent of the target performance shares subject to their 2021 performance share awards. After considering the change in the market value of 3M’s common stock over the three-year performance period and the additional cash delivered pursuant to the dividend equivalent rights granted as part of the 2021 performance share awards, the value delivered to the Named Executive Officers in settlement of these awards (determined using the closing price of a share of 3M common stock on the NYSE for December 29, 2023) equaled 59.7 percent of the initial target grant value approved by the Committee.
When evaluating the payouts for these awards against the Company’s performance, it is important to keep in mind the weightings applied to each year (2021 — 50 percent; 2022 — 30 percent; and 2023 — 20 percent) and each metric (Relative Organic Volume Growth — 40 percent; Return on Invested Capital — 20 percent; Adjusted Earnings per Share Growth — 20 percent; and Free Cash Flow Conversion — 20 percent). As illustrated in the charts below, the payout of 2021 performance share awards reflects the mixed results achieved during the performance period.
2021 performance share award results (2021-2023 performance period)

		Performance levels	Payout level (% of target)	Performance year and weighting	Actual result*	Actual payout (% of target)
Adjusted Earnings per Share Growth	Threshold**	4.0%	4.0%	Year 1 – 50%	14.4%	20.0%
	Target	8.0%	20.0%	Year 2 – 30%	-0.2%	—%
	Maximum	12.0%	40.0%	Year 3 – 20%	-6.5%	—%
Relative Organic Volume Growth	Threshold**	-1.0%	8.0%	Year 1 – 50%	0.5%	20.0%
	Target	0.5%	40.0%	Year 2 – 30%	-7.1%	—%
	Maximum	2.0%	80.0%	Year 3 – 20%	-7.3%	—%
Return on Invested Capital	Threshold**	16.0%	4.0%	Year 1 – 50%	19.5%	15.0%
	Target	18.0%	20.0%	Year 2 – 30%	18.4%	6.8%
	Maximum	21.0%	40.0%	Year 3 – 20%	16.9%	2.2%
Free Cash Flow Conversion	Threshold**	95.0%	4.0%	Year 1 – 50%	100.9%	11.8%
	Target	100.0%	20.0%	Year 2 – 30%	81.8%	—%
	Maximum	105.0%	40.0%	Year 3 – 20%	122.9%	8.0%
					Total	83.8%
*    Results reflect certain adjustments that the Committee believed were appropriate to better reflect the Company’s performance during the performance period. See Appendix A to this Proxy Statement for a reconciliation of Adjusted Earnings per Share, Return on Invested Capital, Free Cash Flow, and Free Cash Flow Conversion used for compensation purposes to our results for the most directly comparable financial measures as reported under GAAP.
**    No payout is provided for below threshold performance.
The Company’s 2023 performance will also impact the payouts of the 2022 performance share awards and 2023 performance share awards, where the weighting of 2023 performance is 30 percent and 50 percent, respectively. To illustrate this point, the charts below show the percent of target performance shares accrued each year during the relevant performance period based on the Company’s performance.

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Executive compensation

Percent of target performance shares accrued by year*
2021 performance
share awards
2022 performance
share awards
2023 performance
share awards
*    Amounts shown reflect the percent of target shares accrued based on the performance results for the specified year. The sum of the percentages accrued for each year during the performance period may differ slightly from the final total payout reported due to rounding.

The final payout percentage for each performance share award equals the sum of the payout percentages for each year during the performance period based on the Company’s performance against the financial goals approved by the Committee at the beginning of the performance period.

For more information on the performance share awards that were outstanding on December 31, 2023, and the impact that the Company’s 2023 performance had on such awards, see “Status of outstanding performance share awards” and “Performance share accruals based on 2023 performance” beginning on pages 91 and 93, respectively.
Impact of changes in stock price
The performance of 3M’s stock has a material impact on the amount of compensation realized by our Named Executive Officers. Our stock ownership guidelines also require covered executives, including the Named Executive Officers, to own amounts of Company stock having a value exceeding a specified multiple of their base salary. If the market price of 3M’s stock declines, so does the value of the stock they own. Similarly, all long-term incentives awarded to our Named Executive Officers are equity-based and, therefore, increase or decrease in value consistent with 3M’s total shareholder return or, in the case of stock options, the value of 3M’s common stock.
The stock and stock options held by our Named Executive Officers throughout 2023 decreased in value during the year as the closing price for a share of the Company’s common stock on the NYSE decreased from $119.92 on December 30, 2022, to $109.32 on December 29, 2023, at which time all outstanding stock options held by our Named Executive Offers were underwater. Likewise, the value of the performance shares and restricted stock units held by our Named Executive Officers throughout the year decreased consistent with the one-year total shareholder return for the Company’s stock.
The chart below shows how our CEO’s target Total Direct Compensation for each of the last three fiscal years compared to his realizable pay as of the end of each such year and demonstrates that our compensation programs have been working as the Committee intended to align our CEO’s realizable pay to the Company’s performance. Realizable pay provides a retrospective look at pay versus performance that reflects the intrinsic value of equity awards granted during the year.

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Target total direct compensation vs. realizable CEO compensation ($ millions)

2021 realizable pay is 54% of target	2022 realizable pay is 31% of target	2023 realizable pay is 66% of target	Average 2021 – 2023 realizable pay is 51% of target

$14.1
$7.6
$14.9
$4.6
$16.0
$10.6
$15.0
$7.6
Target
Realizable
Target
Realizable
Target
Realizable
Target
Realizable

2021	2022	2023	Average 2021 – 2023

■	Performance shares	■	Stock options	■	Annual incentive	■	Base salary
Amounts reflected in the realizable compensation figures shown in the chart above reflect (a) base salary earned during the year specified; (b) annual incentive compensation earned during the year specified; (c) the intrinsic value of all stock options granted to our CEO during the year specified, as determined using the closing price for a share of 3M common stock on the NYSE for December 29, 2023 ($109.32); and (d) the intrinsic value of performance share awards (including the related dividend equivalents) granted to our CEO during the year specified, as determined based on actual performance results for years 2021 through 2023, assuming target performance for years after 2023, and using the closing price for a share of 3M common stock on the NYSE for December 29, 2023 ($109.32). These amounts do not correspond to amounts reported in the Summary Compensation Table for the applicable fiscal year or to the amounts reported as “compensation actually paid” for the applicable fiscal year in the section of this Proxy Statement titled “Pay versus performance disclosure”.

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Say-on-pay results
3M has a history of strong say-on-pay results. In 2023, approximately 88 percent of the votes cast on our say-on-pay proposal approved the compensation of our named executive officers as disclosed in last year’s Proxy Statement. Based on this level of support and the generally positive feedback received from shareholders during our 2023 investor outreach and engagement efforts, we did not make significant changes to our executive compensation program in 2023. As it has in past years, the Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our shareholders, when making future executive compensation decisions.
For information concerning our investor outreach efforts, see “Shareholder outreach and engagement” on page 11.
Recent noteworthy compensation program actions
Since January 1, 2023, the Board and the Committee took the following noteworthy actions:
•Appointed Bryan C. Hanson as Group President and Chief Executive Officer, Health Care and approved his initial compensation arrangements. For more information, see “Section V: 2023 compensation decisions and performance highlights — Bryan C. Hanson — Compensation Decisions” on page 98.
•Amended the 3M Executive Severance Plan to provide for pro rata vesting of inducement restricted stock unit awards based on whole years of completed service.
•Significantly expanded the population of employees subject to our clawback policy with approximately 350 employees at the Vice President level and above now subject to recoupment based on the issuance of noncompliant financial reports, significant misconduct, or a significant risk-management failure. Made other revisions in line with new regulatory guidance implemented by the NYSE, including the expanded definition of an accounting restatement to cover so-called “little r” restatements. For more information, see “Clawback policy and other remedial actions” on page 102.
•Effective for the 2024 annual incentive compensation program offered to eligible employees, updated the metrics and weightings with the intent of enhancing focus on cash flow growth, a key driver of value for 3M. For more information, see “2024 changes to our annual incentive compensation program” on page 87.
•Approved various actions related to the Company’s U.S. retirement plans, including a future pension “freeze” for non-union employees, effective December 31, 2028, and a supplemental three percent annual Company retirement contribution to the 401(k) plan accounts of eligible employees impacted by the future pension plan freeze, effective January 1, 2029.

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Compensation policies and practices
Our compensation program is designed to provide appropriate performance incentives and avoid compensation practices that do not promote the interests of our shareholders.

We do not
We do

   Maintain strong alignment between corporate performance and executive officer compensation by having a majority of Total Direct Compensation consist of incentive-based at-risk compensation
   Conduct an annual assessment for the purpose of identifying and mitigating significant economic and reputational risks in the design of our incentive compensation programs
   Have a comprehensive clawback policy that covers both cash and equity compensation and includes provisions addressing reputational and financial risk as well as risk management failures
   Maintain a long-term incentive plan that provides for forfeiture of awards if an employee engages in misconduct
   Use an independent compensation consultant retained by, and reporting directly to, the Committee
   Limit the number and amount of executive perquisites
   Prohibit our executive officers from hedging or pledging 3M common stock
   Maintain robust stock ownership guidelines for executive officers
   Conduct competitive benchmarking to align executive compensation with the market

   Have fixed-term employment agreements or change in control agreements with any of our executive officers
   Provide tax gross ups on executive perquisites, other than for taxable relocation benefits
   Have agreements that would provide automatic “single-trigger” accelerated vesting of equity compensation or excise tax gross-up payments to any of our executive officers upon a change in control
   Pay dividends or dividend equivalents on unearned equity awards
   Reprice stock options without the approval of 3M shareholders, except for “anti-dilution” adjustments (such as adjustments in connection with a stock split, spinoff, etc.)

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Section II: How we determine executive compensation
Principles
The Company maintains global compensation principles that are intended to ensure that our compensation practices are fair and reasonable as applied to both executive and non-executive employees. These principles align with the Company’s vision and strategies, balance both individual and enterprise performance, and seek to provide wages and benefits that are competitive in the most-relevant markets to employees based on roles, responsibilities, skills, and performance.
The core principles of our executive compensation program support our pay-for-performance philosophy, as follows:
•Total Direct Compensation should be competitive to attract the best talent to 3M, motivate executives to perform at their highest levels, reward individual contributions that improve the Company’s ability to deliver outstanding performance, and retain those executives with the leadership abilities and skills necessary for building long-term shareholder value;
•The portion of Total Direct Compensation that is at-risk and performance-based should increase with the level of an individual’s responsibility;
•The program should balance incentives for delivering outstanding long-term, sustainable performance against the potential to encourage inappropriate risk-taking;
•The metrics and targets for earning performance-based incentives should be consistent with, and aligned to, increasing shareholder value over the long term; and
•A significant portion of each executive’s personal net worth should be tied to the value of 3M common stock as further motivation to build long-term shareholder value and mitigate the risk of inappropriate risk-taking.
To monitor and support the effectiveness of this program, the Committee periodically reviews the compensation principles used for setting target annual Total Cash Compensation for the Company’s global workforce and approves the methodology for determining annual long-term incentive target grant values for employees eligible to receive such awards. The Company also periodically compares its pay components to those of other premier companies and adjusts them as necessary to stay competitive and attract, retain, and motivate a highly qualified, diverse workforce at all levels throughout the organization, not just for its executives.
Roles and responsibilities
The Company believes that a collaborative process best ensures that compensation decisions reflect the principles of our executive compensation program. Set forth below is a summary of the roles and responsibilities of the key participants that were involved in making decisions relating to the compensation that our Named Executive Officers earned in 2023.

Responsible party	Primary roles and responsibilities relating to compensation decisions
Compensation and Talent Committee (Composed solely of independent, non-employee directors and reports to the Board)
•Reviews the design of, and risks associated with, the Company’s compensation policies and practices;
•Approves the compensation of our Chief Executive Officer, subject to ratification by the independent members of the Board of Directors;
•Approves the compensation of our other Named Executive Officers;
•Approves the performance metrics, goals, modifiers, payout slopes, and other elements used in the performance-based long-term and short-term incentive compensation arrangements of our executive officers;
•Approves annual performance goals and objectives for our Chief Executive Officer;
•Conducts an annual evaluation of our Chief Executive Officer’s performance and reviews such evaluation with the independent members of the Board of Directors; and
•Approves all changes to the composition of the executive compensation peer group.

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Responsible party	Primary roles and responsibilities relating to compensation decisions
Independent non-employee members of the Board of Directors
•Considers the Committee’s annual evaluation of our Chief Executive Officer’s performance; and
•Considers the Committee’s actions regarding the compensation of our Chief Executive Officer and, if deemed appropriate, ratifies such actions.

Independent consultant to the Compensation and Talent Committee* (FW Cook)
•Provides the Committee with advice regarding the design of all elements of the Company’s executive compensation program;
•Reviews the Company’s compensation policies and practices and, based on its review and expertise, provides an assessment as to whether such policies and practices are reasonably likely to have a material adverse effect on the Company;
•Reviews and provides an independent assessment of materials provided to the Committee by management of the Company;
•Provides advice and recommendations to the Committee regarding the composition of compensation peer groups;
•Provides expert knowledge of regulatory developments, marketplace trends, and best practices relating to executive compensation and competitive pay levels;
•Makes recommendations regarding the compensation of the Named Executive Officers (including our Chief Executive Officer); and
•Regularly attends and actively participates in meetings of the Committee, including executive sessions.

Chief Executive Officer (Assisted by our Executive Vice President and Chief Human Resources Officer and other Company employees)
•Approves annual performance goals and objectives for the Named Executive Officers (other than himself);
•Conducts an annual performance evaluation for each of the Named Executive Officers (other than himself) and presents the results to the Committee; and
•Makes recommendations to the Committee with respect to the compensation of the Named Executive Officers (other than himself) based on the final assessment of their performance.

*    During 2023, the Committee was assisted by its independent compensation consultant, FW Cook. Other than the support that it provided to the Committee, FW Cook provided no other services to the Company or 3M management, except for independent advisory support to the Nominating and Governance Committee on the compensation of 3M’s non-employee directors so that valuation methodologies and peer groups are consistent with those used for executives and other employees. During the year, the Committee considered an evaluation of the independence of FW Cook based on the relevant regulations of the Securities and Exchange Commission and the NYSE listing standards. The Committee concluded that the services performed by FW Cook did not raise any noteworthy conflicts of interest.
Use of market data
We compete for executive talent in a global market. To ensure that we are providing Total Direct Compensation that is competitive, the Committee annually considers the available pay data of two peer groups: an executive compensation peer group and a survey peer group.
Executive compensation peer group
For setting 2023 target compensation levels, the executive compensation peer group consisted of the companies identified below (which remained the same as in the previous year), as recommended by the Committee’s independent compensation consultant and approved by the Committee. The companies in this executive compensation peer group were selected because (1) their performance was monitored regularly by the same market analysts who monitor the performance of 3M (investment peers) and they are considered major business-segment competitors used internally for performance comparisons, or (2) they met certain criteria based on similarity of their business, market capitalization (based on an eight-quarter rolling average), annual revenues, and/or Midwest corporate headquarters, and compete with 3M for capital or talent.

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Executive compensation

(Dollars in millions)
Latest four quarters revenues(1)		Trailing eight-quarter average market capitalization(1)
Johnson & Johnson	$85,159	Johnson & Johnson	$420,567
The Procter & Gamble Company	$83,933	The Procter & Gamble Company	$347,111
The Boeing Company	$77,794	Abbott Laboratories	$185,212
General Electric Company	$67,954	Danaher Corporation	$183,105
Caterpillar Inc.	$67,060	Honeywell International Inc.	$128,897
Deere & Company	$60,755	Caterpillar Inc.	$126,020
Abbott Laboratories	$40,109	The Boeing Company	$114,780
Honeywell International Inc.	$36,662	Deere & Company	$110,461
3M Company	$32,681	General Electric Company	$110,342
Medtronic plc	$32,320	Medtronic plc	$109,864
Johnson Controls International plc	$26,819	Eaton Corporation plc	$76,370
Danaher Corporation	$23,890	Illinois Tool Works Inc.	$69,673
Eaton Corporation plc	$23,196	3M Company	$60,012
Kimberly-Clark Corporation	$20,431	Emerson Electric Co.	$52,587
Parker-Hannifin Corporation	$19,826	Parker-Hannifin Corporation	$46,404
Illinois Tool Works Inc.	$16,107	Kimberly-Clark Corporation	$42,996
TE Connectivity Ltd.	$16,024	TE Connectivity Ltd.	$40,080
Emerson Electric Co.	$15,909	Johnson Controls International plc	$39,390
Corning Incorporated	$12,588	DuPont de Nemours, Inc.	$31,189
DuPont de Nemours, Inc.	$12,068	Corning Incorporated	$27,166
75th Percentile	$63,908	75th Percentile	$127,458
Mean	$38,874	Mean	$119,064
Median	$26,819	Median	$109,864
25th Percentile	$17,967	25th Percentile	$44,700
3M Percentile Rank	56%	3M Percentile Rank	36%
(1)All data shown was obtained from Standard & Poor's Capital IQ. Revenues are stated in millions for the latest four quarters disclosed as of February 29, 2024. Market capitalizations are stated in millions as of February 29, 2024.
The Committee, with assistance from its independent compensation consultant, periodically reviews the composition of the executive compensation peer group to determine whether any changes are appropriate. Following its review in August 2023, FW Cook recommended, and the Committee approved, the changes below to ensure that there is sufficient overlap between the 3M’s businesses and the businesses of the members of the peer group following completion of the spin-off of our Health Care business. These changes did not affect 2023 compensation decisions made by the Committee.

Entities removed from the executive peer group	Entities added to the executive peer group

•Danaher Corporation •Medtronic plc	•None

The Company receives market surveys with pay data and information on the executive compensation practices at the companies in 3M’s executive compensation peer group from Aon plc.
To provide relevant competitive market information for Mr. Hanson, the Committee used a separate executive compensation peer group of health care equipment, supplies, and technology companies (1) who were health care segment competitors used internally for relevant performance comparisons, and/or (2) of similar size to Solventum in terms of pro forma annual revenues. The companies in the peer group used were: Align Technology Inc., Baxter International Inc., Becton Dickinson & Co., Boston Scientific Corporation, Danaher Corporation, DENTSPLY Sirona Inc., Edwards Lifesciences Corporation, Hologic Inc., Intuitive Surgical Inc., IQVIA Holdings Inc., Medtronic plc, Resmed Inc., STERIS plc, Stryker Corporation, and Zimmer Biomet Holdings Inc.

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Survey peer group
For 2023, there were approximately 400 comparator companies in the survey peer group. Although the number and identity of the companies varies from year to year and from survey to survey, each of the companies included in the survey peer group had annual revenue exceeding $10 billion. All companies in the survey peer group also participated in one or more executive compensation surveys that the Company obtained from three consulting firms: Aon plc, FW Cook, and Willis Towers Watson plc. Pay data for the survey peer group is statistically regressed (based on annual revenues) to recognize the different sizes of the comparator companies as compared to the size of 3M. The pay data for the survey peer group is then used to assess the reasonableness of the executive compensation peer group data received, helping to ensure that the Company’s compensation objectives are being met. The Committee does not review the identity of the companies in the survey peer group.
How the Committee establishes target compensation levels
The Committee considers pay data from the executive compensation peer group as one of several reference points it uses to inform its decisions about overall compensation opportunities and specific compensation elements. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the Peer Groups or the broader United States market. The Committee instead applies informed judgment in establishing targeted pay levels for the Named Executive Officers, considering pay data from the executive compensation peer group and other factors, such as:
•the breadth and complexity of the executive’s duties and responsibilities;
•the quality of the executive’s leadership;
•the financial and operational performance of the business activities for which the executive is responsible;
•the executive’s ability to successfully achieve assigned goals related to company culture;
•the annual performance evaluation that our Chief Executive Officer, assisted by 3M’s Executive Vice President and Chief Human Resources Officer and other Company employees, completes for each Named Executive Officer (other than himself) and the annual performance evaluation that the Committee completes for our Chief Executive Officer;
•the executive’s ability to successfully achieve assigned goals related to environmental, social, and governance matters, including sustainability goals;
•the executive’s performance rating for the prior year;
•experience and time in their current position (or other positions with comparable duties and responsibilities); and
•internal pay equity.
The Committee also uses information on the executive compensation practices at companies in the executive compensation peer group when considering design changes to the Company’s executive compensation program. Overall, the Company believes that use of this information from the Peer Groups enables the Committee to create better alignment between executive pay and performance and to help ensure that 3M can attract and retain high-performing executive leaders.

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Executive compensation

Section III: Overview of compensation program design
Target total direct compensation mix for 2023
The illustrations below show how the 2023 target Total Direct Compensation of our CEO and other Named Executive Officers was apportioned among base salary, annual incentives, performance share awards, restricted stock units, and stock options. To provide a better representation of the intended mix of annual compensation provided to the Named Executive Officers, the percentages shown below do not take into consideration non-recurring special items such as one-time make-whole and inducement awards granted in connection with the commencement of employment or retention awards.

CEO	Other NEOs (average)*

9%
Base
Salary
16%
AIP
37%
Stock
Options
91%
Incentive-Based
At-Risk Pay
37%
PSAs

84%
Incentive-Based
At-Risk Pay
16%
Base
Salary
17%
AIP
34%
PSAs
4%
Stock
Options
30%
RSUs

Abbreviations: AIP = annual incentive pay; PSAs = performance share awards; RSUs = restricted stock units.
*    Amounts shown reflect the average apportionment for all Named Executive Officers other than Mr. Roman. Numbers may not add to 100 percent due to rounding.
Annual incentive
3M provides its executives with an opportunity to earn annual incentive compensation under the 3M Annual Incentive Plan, which we refer to as the “AIP.” Participation in the AIP is intended to align a significant portion of participants’ Total Cash Compensation with the near-term performance of the Company and its business units. Each executive is assigned a target amount of annual incentive compensation as part of his or her target Total Cash Compensation, but the actual amount paid under the AIP depends on the performance of 3M and its relevant business units and the executive’s individual performance, in each case, measured against preestablished goals and objectives.

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Basic calculation. For 2023, the amount each Named Executive Officer earned under the AIP was calculated using the formula shown below.

Total Weighted-Average Target AIP Payout ($)		Business Performance Multiplier (%)		Individual Performance Multiplier (%)		ESG Modifier (if any) ($)		Annual Incentive Payment ($)
	X		X		±		=

Calculated amount that reflects mid-year changes in the participant’s target annual incentive compensation opportunity		Corporate and business unit results adjust annual incentive pay based on performance against preestablished goals		Payouts adjusted or left unchanged based on individual performance against preestablished goals and objectives, which can be both quantitative and qualitative
Amounts earned may be adjusted by ±10 percent of the participant’s total weighted-average target AIP payout, based on the Committee’s assessment of 3M’s holistic performance against a set of preestablished, objective ESG metrics
Final payment amount may range from 0 percent to 200 percent of an individual’s total weighted-average target AIP payout
Business performance factor. The business performance factor is determined based on the performance of 3M and, in some cases, the business unit(s) for which each Named Executive Officer had responsibility throughout the year against the goals established for the three metrics specified in the table below.

Performance metric		Local currency sales vs. plan	Operating income vs. plan	Operating cash flow conversion vs. plan
Weighting
Business unit used to calculate business performance factor	Mr. Roman	3M Worldwide	3M Worldwide	3M Worldwide
	Mr. Patolawala	3M Worldwide	3M Worldwide	3M Worldwide
	Mr. Gibbons	3M Worldwide	3M Worldwide	3M Worldwide
	Mr. Hanson	Health Care	Health Care	3M Worldwide
	Mr. Rhodes	3M Worldwide	3M Worldwide	3M Worldwide
Individual performance multiplier. The amount of annual incentive compensation paid to an eligible employee may be increased, decreased, or left unchanged depending on his or her performance during the year. When determining the individual performance multipliers to be used for the Named Executive Officers, the Committee considers the individual performance of the Named Executive Officers using the performance evaluations described under “How the Committee establishes target compensation levels” on page 81.
ESG Modifier. Amounts earned by senior executives may be increased by 10 percent of target, decreased by 10 percent of target, or left unchanged based on the Committee’s determination of 3M’s holistic performance against a set of preestablished, objective ESG metrics (referred to as the “ESG Scorecard”). For 2023, the metrics included on the ESG Scorecard related to the Company’s carbon and water reduction commitments; operational improvements in the area of environment, health, and safety; progress on key social measures; and on-time completion of required ethics and compliance training.

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Long-term incentives
3M provides its executives with long-term incentives to motivate executives to drive long-term shareholder value creation and incentivize executives to remain with the Company. Each of the Company’s executives (other than our CEO) may ask to receive 50 percent of the target grant value of their annual long-term incentive awards in the form of RSUs, stock options, or an equal split of both stock options and RSUs. Regardless of an executive’s indicated preference, the remaining 50 percent of the target grant value of his or her 2023 annual long-term incentive awards was delivered in the form of performance shares. For the Company’s CEO, the Committee chose to deliver 50 percent of the target grant value of his 2023 annual long-term incentive awards in the form of performance shares and the remaining 50 percent in the form of stock options. The terms of the 2023 performance share awards, 2023 stock options, and 2023 restricted stock units are described in detail below.
In limited circumstances, our Named Executive Officers also may receive other equity awards on an ad hoc basis as new hires or for recognition and retention, promotions, or other purposes. For additional information about a special performance-based RSU award granted to Mr. Patolawala in June 2023 and a special make-whole RSU award granted to Mr. Hanson in September 2023, see “2023 special long-term equity incentive awards” on page 94.
2023 performance share awards
Performance shares awarded in 2023 will result in the issuance of actual shares of 3M common stock to our Named Executive Officers if the Company achieves certain financial goals over the years 2023, 2024, and 2025. The number of shares of 3M common stock that may be issued is linked to the Company’s performance as measured by the equally weighted criteria of Adjusted Earnings per Share Growth, Relative Organic Sales Growth, and Free Cash Flow Growth. These performance criteria were selected because they are aligned with our operating plan and the financial objectives communicated to shareholders, and the Committee believes that they are important drivers of long-term shareholder value. Attainment of these three independent performance criteria is measured separately for each calendar year during the three-year measurement period, with each year weighted as follows: 2023 — 50 percent; 2024 — 30 percent; and 2025 — 20 percent. However, the targets against which the Company’s performance is measured over the course of the three-year performance period are fixed at the time the grant is awarded, subject to subsequent adjustments only in limited circumstances (such as a stock split, spin-off, etc.).
The actual number of shares of common stock that will be delivered at the end of the three-year performance period ending on December 31, 2025, may be anywhere from 0 percent to 200 percent of the target number of shares awarded, depending on the Company’s performance over such time period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the performance period. Each performance share award also includes cash-settled dividend equivalent rights that are payable only on the final number of shares earned.
For awards tied to the achievement of performance goals over the years 2023, 2024, and 2025, the Committee approved the targets shown below, with the total number of shares actually delivered being the sum of the number of earned shares, based on our financial goal achievement. If the Company’s performance falls between any of the percentages listed below, the number of shares of 3M common stock earned will be determined by linear interpolation.

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2023 Performance share award targets		2023 Performance levels	2024-2025 Performance levels	Payout level (% of target)

Adjusted Earnings per Share Growth	Threshold*	–6%	2%	6 2/3%
	Target	–4% – 0%	5%	33 1/3%
	Maximum	1%	8%	66 2/3%

Relative Organic Sales Growth	Threshold*	–2.9%	–1.5%	6 2/3%
	Target	–1.4% – 0%	0%	33 1/3%
	Maximum	0.5%	1.5%	66 2/3%

Free Cash Flow Growth	Threshold*	–2%	2%	6 2/3%
	Target	3%	5%	33 1/3%
	Maximum	8%	8%	66 2/3%

*    No payout is provided for below threshold performance.

Committee Consideration of 2023 Long-Term Performance Incentive Targets
After considering the Company’s 2023 operating plan and its long-term strategic plan, the Committee, in consultation with its independent compensation consultant and following discussions with management of the Company, set the threshold, target, and maximum goals as shown above based on its expectations for each year, with certain goals being set higher for 2024 and 2025.
•The targets reflect the Company’s decision to exit PFAS manufacturing and, for the 2023 fiscal year, performance will be adjusted to neutralize any impact (positive or negative) associated with respirator sales, the discontinuation of the Company’s business in Russia, and changes in foreign currency exchange rates, which the Committee believed would more accurately reflect the management team’s performance results.
•The Committee also added a “flat spot” or a target range to the payout curves for the Relative Organic Sales Growth and Adjusted Earnings per Share Growth metrics in order to ensure that the final payout for each metric in any given year would not exceed target unless the Company achieves positive growth on such metric.
•The Committee believes all of the goals were set consistent with, and aligned to, the Company’s strategic priorities, significant transformation initiatives, internal operational plan, business outlook, objective of increasing long-term shareholder value, and pay-for-performance philosophy.

The above targets are not a prediction of how 3M will perform during the years 2023 through 2025 or any other period in the future. The sole purpose of these formulas, which were approved by the Committee at the time the awards were granted, is to establish a method for determining the number of shares of 3M common stock to be delivered for the performance share awards described above. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these formulas, and you are cautioned not to rely on these formulas as a prediction of 3M’s future performance.

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2023 stock options
Stock options granted to the Named Executive Officers in 2023 as part of their annual long-term incentive compensation have the following features:
•an exercise price equal to the closing price of a share of 3M common stock on the NYSE for the date of grant;
•a ratable three-year vesting schedule; and
•a maximum term of 10 years.
2023 restricted stock units
Restricted stock unit awards granted to the Named Executive Officers in 2023 as part of their annual long-term incentive compensation have the following features:
•a three-year “cliff” vesting schedule; and
•cash-settled dividend equivalent rights that are payable only if the underlying shares are earned.
Benefits and perquisites
The Company’s Named Executive Officers participate in the same health care, disability, life insurance, pension, and 401(k) benefit plans available to most of the Company’s U.S. employees. They also are eligible to receive certain additional benefits and perquisites that are provided for the executives’ convenience (relocation assistance for moves required by 3M, financial planning assistance, and meals when attending to 3M business, for example), financial security (nonqualified deferred compensation plans and additional group term life insurance coverage, for example), personal security (home security equipment/monitoring, for example) or personal health (on-site exercise facilities and physical exams, for example). Our Named Executive Officers and other employees also may receive Company tickets for sporting or other events. The Company believes that the benefits and perquisites offered generally are similar to those of our peers and assist in attracting and retaining executives. In some cases, there is no incremental cost to the Company associated with providing these additional benefits and perquisites (physical exams and certain tickets to events, for example) or the executives pay all or a substantial portion of the incremental costs incurred by the Company (on-site exercise facilities, for example).
These additional benefits and perquisites generally are provided on a consistent basis only to a limited group of our most senior U.S. employees (including all of the Named Executive Officers), although enhanced personal security equipment and monitoring is provided only to our Chief Executive Officer.
The Company also operates aircraft that are used by our senior officers and other employees to conduct Company business. For personal security reasons, the Board of Directors requires our Chief Executive Officer to use private aircraft chartered, leased, or owned by the Company for all air travel, both business and personal. As part of the benefits negotiated in connection with Mr. Hanson’s commencement of employment, the Company agreed to allow Mr. Hanson reasonable personal use of private aircraft chartered, leased, or owned by the Company, subject to compliance with the Company’s policy on personal use of corporate aircraft. When our Chief Executive Officer or Mr. Hanson travel private aircraft chartered, leased, or owned by the Company, his or her spouse and other guests also may accompany him or her.
The incremental cost to the Company of providing these additional benefits to the Named Executive Officers is reflected in the All Other Compensation Table. No tax gross ups are provided on any of these additional benefits and perquisites other than taxable relocation benefits.

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2024 changes to our annual incentive compensation program
The Committee believes that the Company’s incentive compensation program should incorporate shareholder feedback where appropriate and be tied to key metrics and outcomes that are consistent with, and aligned to, the Company’s strategic priorities and its objective of increasing shareholder value over the long term. In consultation with its independent compensation consultant and following discussions with management of the Company, the Committee approved a change to the design of the annual incentive compensation program offered to the Company’s executives in 2024, as described below.

2023 design	2024 design	Rationale for changes
Metrics and Weightings*

Local Currency Sales vs. Plan (weighted 50%)	Local Currency Sales vs. Plan (weighted 33 ⅓%)	•Maintain top-line measure

Operating Income vs. Plan (weighted 30%)	Operating Income vs. Plan (weighted 33 ⅓%)	•Maintain bottom-line measure

Operating Cash Flow Conversion vs. Plan (weighted 20%)	Operating Cash Flow vs. Plan (weighted 33 ⅓%)	•Enhance focus on cash flow, a key driver of value for 3M •Avoid timing mismatch between operating cash flow and net income that occurs with conversion metric

Modifier*

ESG Scorecard for Senior Executives (±10% of target)	Sustainability Scorecard for Senior Executives (±10% of target)
•Focus scorecard on measures most important to 3M’s success, including carbon and water reduction commitments; operational improvements in the area of environment, health, and safety; progress on key social measures; and on-time completion of required ethics and compliance training

*       3M worldwide measures that apply to all executives are highlighted in gray. Performance measures that may apply either on a worldwide or business unit basis, depending on role, are highlighted in blue.

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Section IV: Incentive compensation attainments and awards
2023 AIP attainments and payouts
During 2023, the Committee provided the Named Executive Officers with the opportunity to earn short-term incentive compensation under the AIP. Each Named Executive Officer’s target annual incentive for the year equaled the difference between his or her target Total Cash Compensation and annual base salary (weighted to reflect mid-year adjustments, if appropriate).
Business performance factor. For purposes of measuring business performance against the targets and converting that performance into a business performance factor in accordance with the AIP, each Named Executive Officer was assigned an appropriate business unit for each metric (the entire Company, in some cases). The metrics, relevant business unit, goals, and attainments used to calculate the business performance factor for each Named Executive Officer are shown below.
The targets established for the Local Currency Sales and Operating Income metrics reflected the Company’s portfolio management actions, including the Company’s decision to exit PFAS manufacturing, the divestiture of the Company’s Food Safety business, the deconsolidation of its Aearo subsidiary, the discontinuation of the Company’s business in Russia, and the anticipated spin-off of the Company’s Health Care business, and the post-COVID reduction in demand for disposable respirators. The targets were informed by our operational plan for the year and were intended to be challenging and maintain a similar level of rigor as those established for past years.
Business performance factor calculation for Mr. Roman, Mr. Patolawala, Mr. Gibbons, and Mr. Rhodes*
Dollar amounts in millions

Performance metric	Business unit	Threshold ($)	Target ($)	Maximum ($)	Actual vs. target	Payout %	Weighting	Weighted payout %
Local Currency Sales vs. Plan	3M Worldwide	31,514			98%	81.3%		40.7%

		29,527	32,095	34,663
Operating Income vs. Plan	3M Worldwide	6,374			104%	126.7%		38.0%

		5,198	6,115	7,032
Operating Cash Flow Conversion vs. Plan	3M Worldwide	145%			104%	126.7%		25.3%

		119%	140%	161%
Business Performance Factor								104.0%

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Business performance factor calculation for Mr. Hanson*
Dollar amounts in millions

Performance metric	Business unit	Threshold ($)	Target ($)	Maximum ($)	Actual vs. target	Payout %	Weighting	Weighted payout %
Local Currency Sales vs. Plan(1)	Health Care	8,243			98%	81.3%		40.7%

		7,747	8,421	9,095
Operating Income vs. Plan(1)	Health Care	1,605			93%	65.0%		19.5%

		1,471	1,730	1,990
Operating Cash Flow Conversion vs. Plan	3M Worldwide	145%			104%	126.7%		25.3%

		119%	140%	161%
Business Performance Factor								85.5%
*    Results reflect certain adjustments that the Committee believed were appropriate to better reflect the Company’s 2023 performance. See Appendix A to this Proxy Statement for a reconciliation of 3M Worldwide Local Currency Sales, Operating Income and Operating Cash Flow Conversion used for compensation purposes to our results for the most directly comparable financial measures as reported under GAAP.
(1)In light of the challenging goal-setting environment in 2023 given macroeconomic conditions and uncertainty in the markets in which we do business, the Committee set stretch targets for each business unit’s Local Currency Sales and Operating Income metrics that, in the aggregate, were above the targets for 3M Worldwide (such excess amounts over the 3M Worldwide targets, the “corporate allocation” for each metric). Portions of the corporate allocation were then applied to the business unit targets throughout the year as the 2023 market dynamics and their impacts on each business unit were better understood, so that the sum of the final business unit targets equaled the 3M Worldwide target set in early 2023 for each metric. The Health Care business unit goals in the table above include $104 million of corporate allocation to the preliminary Local Currency Sales target for the Health Care business unit and $287 million of corporate allocation to the preliminary Operating Income target for the Health Care business unit.
Individual performance multiplier. The amount of annual incentive compensation paid to an eligible employee may be increased, decreased, or left unchanged depending on his or her performance during the year. The Committee determined the individual performance multiplier for each Named Executive Officer based upon each officer’s performance evaluation, as shown in the table under “Final 2023 AIP payouts” below. For a listing of selected individual 2023 performance highlights, see “Section V: 2023 compensation decisions and performance highlights” beginning on page 95.
ESG Modifier. Amounts earned by the Company’s senior executives may be increased by 10 percent of target, decreased by 10 percent of target, or left unchanged based on the Committee’s assessment of 3M’s overall performance against a collection of pre-set objective ESG goals. For 2023, the ESG goals approved by the Committee related to the Company’s carbon and water commitments, operational improvements in the area of environment, health, and safety, progress on key social measures, and on-time completion of required ethics and compliance training for our global workforce. 3M successfully achieved most of its 2023 ESG goals. After reviewing the Company’s performance, the Committee decided not to increase or decrease the senior executives’ 2023 annual incentive payouts using the ESG modifier.

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Final 2023 AIP payouts. At its meeting in February 2024, the Committee approved (and with respect to Mr. Roman, the independent members of the Board of Directors ratified) AIP payments as shown below.

	(a)	(b)	(c)	(d)	(e) = (a) × (b) × (c) + (d)
Named Executive Officer	Total weighted- average target AIP payout* ($)	Business performance factor	Individual performance multiplier**	ESG modifier ($)	Approved 2023 AIP payout ($)
Michael F. Roman	2,562,952	104.0%	100%	—	2,665,470
Monish Patolawala	1,485,901	104.0%	100%	—	1,545,337
Peter D. Gibbons	832,500	104.0%	120%	—	1,038,960
Bryan C. Hanson	676,755	85.5%	100%	—	578,558
Kevin H. Rhodes	785,508	104.0%	100%	—	816,928
*    Amounts shown reflect mid-year adjustments to target Total Cash Compensation. The amounts shown for Mr. Hanson are prorated to reflect the portion of the year worked for the Company.
**    For a listing of selected 2023 performance highlights of each Named Executive Officer, see “Section V: 2023 compensation decisions and performance highlights” beginning on page 95.
2023 annual long-term incentive awards
After considering the most recent compensation data available from companies in the Peer Groups and 2022 individual performance, the Committee approved (and in the case of Mr. Roman, the independent members of the Board of Directors ratified) the 2023 annual target grant values for the Named Executive Officers’ long-term incentive compensation awards.

Name	Target grant value of 2023 annual performance share awards ($)	Target grant value of 2023 annual stock option awards ($)	Target grant value of 2023 annual RSU awards ($)	Aggregate target grant value of all 2023 annual awards ($)
Michael F. Roman	6,000,000	6,000,000	—	12,000,000
Monish Patolawala	2,931,500	1,465,750	1,465,750	5,863,000	*
Peter D. Gibbons	1,570,000	—	1,570,000	3,140,000
Bryan C. Hanson (joined 3M eff. September 1, 2023)	—	—	—	—	**
Kevin H. Rhodes	1,904,500	—	1,904,500	3,809,000
*    Excludes the target grant value of a special award granted to Mr. Patolawala. For additional information, see “2023 special long-term equity incentive awards” on page 94.
**    Excludes the target grant value of a special one-time make-whole award granted to Mr. Hanson in connection with his commencement of employment. For additional information, see “2023 special long-term equity incentive awards” on page 94.
Each of the Company’s executives (other than its CEO) was given an opportunity to indicate a preference to receive 50 percent of the target grant value of their annual long-term incentive awards in the form of RSUs, stock options, or an equal split of both stock options and RSUs. Regardless of an executive’s indicated preference, the remaining 50 percent of the target grant value was delivered in the form of performance shares. For the Company’s CEO, the Committee chose to deliver 50 percent of the target grant value of his annual long-term incentive awards in the form of performance shares and the remaining 50 percent in the form of stock options.

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Status of outstanding performance share awards
The Company’s annual award cycle and three-year performance periods result in an overlap of awards. For example, the performance goals for 2023 performance share awards relate to the years 2023, 2024, and 2025. Similarly, the performance goals for 2022 performance share awards relate to the years 2022, 2023, and 2024, and so on, as shown below. Performance against the goals established for each award are measured separately for each calendar year during the measurement period, with each year weighted as shown below in parenthesis. The Committee believes this structure reduces motivation to maximize performance in any one period by providing the highest-level rewards only by building sustainable long-term results.

Award	2021	2022	2023	2024	2025
2021 PSA	Year 1 (50%)	Year 2 (30%)	Year 3 (20%)
2022 PSA		Year 1 (50%)	Year 2 (30%)	Year 3 (20%)
2023 PSA			Year 1 (50%)	Year 2 (30%)	Year 3 (20%)
The Committee periodically reviews the Company’s performance against the goals established for each performance share award throughout the duration of its measurement period. The tables below summarize the status of the different performance share awards held by the Named Executive Officers as of December 31, 2023.
2023 PSA (2023-2025 measurement period)

				Three-year performance period – actual performance level achieved(1)
Performance measures and weighting	Performance levels			2023 (Year 1; weighted at 50%)	2024 (Year 2; weighted at 30%)	2025 (Year 3; weighted at 20%)
	Threshold	Target	Maximum
Adjusted Earnings per Share Growth (33 1/3%)(2)	2023: -6.0% 2024/25: 2.0%	2023: -4.0 - 0.0% 2024/25: 5.0%	2023: 1:0% 2024/25: 8.0%	-0.4%
Relative Organic Sales Growth (33 1/3%)(3)	2023: -2.9% 2024/25: -1.5%	2023: -1.4 - 0.0% 2024/25: 0.0%	2023: 0.5% 2024/25: 1.5%	-2.8%
Free Cash Flow Growth (33 1/3%)	2023: -2.0% 2024/25: 2.0%	2023: 3.0% 2024/25: 5.0%	2023: 8.0% 2024/25: 8.0%	30.3%
2022 PSA (2022-2024 measurement period)

				Three-year performance period – actual performance level achieved(1)
Performance measures and weighting	Performance levels			2022 (Year 1; weighted at 50%)	2023 (Year 2; weighted at 30%)	2024 (Year 3; weighted at 20%)
	Threshold	Target	Maximum
Adjusted Earnings per Share Growth (33 1/3%)(2)	2022: 1:0% 2023/24: 3.0%	2022: 4:0% 2023/24: 6.0%	2022: 7:0% 2023/24: 9.0%	-0.2%	-6.5%
Relative Organic Sales Growth (33 1/3%)(3)	-1.5%	0.0%	1.5%	-1.7%	-4.7%
Free Cash Flow Growth (33 1/3%)	2022: -7:0% 2023/24: 3.0%	2022: -4:0% 2023/24: 6.0%	2022: -1:0% 2023/24: 9.0%	-21.5%	30.3%

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2021 PSA (2021-2023 measurement period)

				Three-year performance period – actual performance level achieved(1)
	Performance levels			2021 (Year 1; weighted at 50%)	2022 (Year 2; weighted at 30%)	2023 (Year 3; weighted at 20%)
Performance measures and weighting	Threshold	Target	Maximum
Adjusted Earnings per Share Growth (20%)(2)	4.0%	8.0%	12.0%	14.4%	-0.2%	-6.5%
Relative Organic Volume Growth (40%)(4)	-1.0%	0.5%	2.0%	0.5%	-7.1%	-7.3%
Return on Invested Capital (20%)	16.0%	18.0%	21.0%	19.5%	18.4%	16.9%
Free Cash Flow Conversion (20%)	95.0%	100.0%	105.0%	100.9%	81.8%	122.9%
(1)Results reflect certain adjustments that the Committee believed were appropriate to better reflect the Company’s performance during the performance period. See Appendix A to this Proxy Statement for a reconciliation of Adjusted Earnings per Share, Return on Invested Capital, Free Cash Flow, and Free Cash Flow Conversion used for compensation purposes to our results for the most directly comparable financial measures as reported under GAAP.
(2)For purposes of calculating Adjusted Earnings per Share Growth for any given fiscal year, the baseline Adjusted Earnings per Share figure is set equal to the final Adjusted Earnings per Share figure used to calculate the Adjusted Earnings per Share Growth attainment for the preceding year. As a result, any increase in Adjusted Earnings per Share attributable to adjustments in one fiscal year necessarily will make it more difficult for the Company to achieve its Adjusted Earnings per Share Growth target in the following year.
(3)The reported level of performance for Relative Organic Sales Growth has been determined, in part, using a weighted blend of Worldwide IPI and Worldwide GDP, as reported by S&P Global Market Intelligence on January 15, 2024.
(4)The reported level of performance achieved for Relative Organic Volume Growth has been determined, in part, using the Worldwide IPI for each relevant period, as reported by S&P Global Market Intelligence on January 15, 2024. The final performance level achieved may vary based on changes in reported Worldwide IPI for the relevant period.

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Performance share accruals based on 2023 performance
The table below shows the number of shares of 3M common stock that were accrued for the outstanding performance share awards held by each Named Executive Officer (other than Mr. Hanson) based on the Company’s performance during 2023. As Mr. Hanson joined the Company on September 1, 2023, he did not receive any performance share awards based on the Company’s performance during 2023.

Name	Performance share award	Target number of performance shares	Fraction of each target performance share accrued based on 2023 performance	Total number of shares accrued based on 2023 performance(1)	Market value of shares accrued based on 2023 performance(2)($)
Michael F. Roman	2023 PSA	54,442	0.542	29,508	3,225,767
	2022 PSA	37,997	0.200	7,603	831,174
	2021 PSA	29,761	0.102	3,048	333,200
				Total	4,390,141
Monish Patolawala	2023 PSA	26,600	0.542	14,417	1,576,088
	2022 PSA	19,310	0.200	3,864	422,405
	2021 PSA	12,160	0.102	1,245	136,124
				Total	2,134,617
Peter D. Gibbons(3)	2023 PSA	14,246	0.542	7,721	844,096
	2022 PSA	10,432	0.200	2,087	228,156
				Total	1,072,252
Kevin H. Rhodes	2023 PSA	17,282	0.542	9,366	1,023,865
	2022 PSA	9,328	0.200	1,866	204,020
	2021 PSA	852	0.102	88	9,627
				Total	1,237,512
(1)The amounts in this column reflect the number of shares accrued based on, among other things, Worldwide IPI for the 2023 calendar year, as reported by S&P Global Market Intelligence on January 15, 2024. The final number of shares accrued may vary in the event of changes in Worldwide IPI reported by S&P Global Market Intelligence. Due to rounding, the numbers shown in this column may not equal the result obtained by multiplying the Target Number of Performance Shares by the Shares Accrued Per Target Performance Share Based on 2023 performance.
(2)Represents the closing price of a share of 3M common stock on the NYSE for December 29, 2023 ($109.32), multiplied by the total number of shares accrued (before rounding) based on the Company’s 2023 performance. Amounts shown do not include the value of the cash-settled divided equivalents that will be paid based on the final number of shares earned.
(3)Mr. Gibbons joined the Company and was appointed its Group President, Enterprise Operations, effective November 29, 2021.
Although shares of 3M common stock are accrued annually for each outstanding performance share award, an executive may forfeit all or a portion of the shares otherwise issuable pursuant to his or her award if he or she does not remain employed by the Company throughout the entire three-year performance period.
For additional information concerning the manner in which the compensation of the Named Executive Officers is determined and the role of the Compensation and Talent Committee and its advisors, see “Section II: How we determine executive compensation — Roles and responsibilities” on page 78.

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2023 special long-term equity incentive awards
Although the Committee typically does not grant off-cycle equity awards, it may do so to attract, retain, and motivate talented leaders in extraordinary circumstances.
Special performance-based RSU award for Mr. Patolawala.
Mr. Patolawala, who was named President and Chief Financial Officer of the Company, effective September 1, 2023, has played, continues to play, and is expected to continue playing a key role in the design, implementation, and oversight of multiple projects that are vital to the successful transformation of the Company, including the separation of the Health Care business; the creation of a future roadmap for 3M, aligned to strong end-markets where 3M wins; and the expansion of 3M’s Global Service Center. Mr. Patolawala also plays a pivotal role in the Company’s ongoing efforts to deliver financial results that meet investor expectations through tight operating rigor and a strong cash position. The Committee believes that retaining Mr. Patolawala’s leadership is essential at this time given his expertise in critical areas of need for the Company, the role he plays within the cohesive executive leadership team, including his new role as President of 3M, and his significant contributions to the Company’s transformation efforts, all of which requires above and beyond effort and commitment, in addition to his day-to-day duties and responsibilities as Chief Financial Officer.
Recognizing the pivotal role and contributions of Mr. Patolawala’s near-term efforts to the Company’s long-term success, the Committee approved a special performance-based RSU award for Mr. Patolawala, effective June 1, 2023, with a target grant value of $2.5 million (referred to as the “Performance-based RSU Award”). In alignment with the Company’s pay-for-performance philosophy, the award is exclusively performance-based and is eligible to vest on June 30, 2024, but only if four critical strategic initiatives related to 3M’s transformation are achieved. If any one of the four performance goals is not achieved, no portion of the award will vest, underscoring the rigor of the incentive opportunity. The performance conditions were carefully calibrated by the Committee with input from its independent compensation consultant to incentivize delivery of exceptional strategic and operational results during a pivotal period for the Company’s future. Vesting is also subject to continued employment, except for limited circumstances in accordance with Company standard provisions (e.g. vesting upon termination due to death, disability, a qualifying termination following a change in control, or in the event of a termination by the Company other than due to misconduct, provided in such case that all of the performance goals are still timely achieved).

Realignment of Global Services Center and Strategic Planning	Provide satisfactory change leadership for the Global Service Center and Strategic Planning teams and ensure the successful transition and integration of such teams into their new functional alignment
Transformation Roadmap and Execution	Develop a transformation plan for the Global Service Centers and deliver satisfactory progress against the plan of record established for such transformation efforts
2023 Strategic Plan	Successfully complete the 2023 strategic planning cycle
Solventum Spin-off	Execute against key performance milestones related to the Health Care business spin-off
Considering the critical role Mr. Patolawala plays in the future success of the Company, and upon review of his total compensation package, the Committee determined that the award was reasonable, appropriate, and in the best interests of the Company. The Committee strongly believes that the Company and its shareholders will benefit from Mr. Patolawala’s continued leadership, including in his new role as President.
Special make-whole RSU award for Mr. Hanson
Upon Mr. Hanson’s commencement of employment with 3M, he entered into an agreement that protects 3M’s confidential information and includes non-competition and non-solicitation covenants. In consideration for such agreement and in connection with his appointment, Mr. Hanson received a make-whole RSU award with a target grant value of $13,000,000, vesting in equal installments on each of the first three anniversaries of the grant date. The make-whole RSU award was intended to partially offset the value of certain unvested equity awards that Mr. Hanson forfeited when he left his prior employer to join 3M. The Committee believes the make-whole RSU award and overall compensation package offered to Mr. Hanson were necessary to incentivize Mr. Hanson to leave his former position to accept the job offer with 3M and appropriate in light of his unique qualifications and proven executive track record of successfully leading, growing and transforming global medical device businesses. For additional information regarding Mr. Hanson’s initial compensation package, see “Section V: 2023 compensation decisions and performance highlights — Bryan C. Hanson — Compensation Decisions” on page 98.

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Executive compensation

Section V: 2023 compensation decisions and performance highlights

Michael F. Roman Chairman of the Board and Chief Executive Officer

Selected 2023 performance highlights
•Took decisive action to simplify the Company, initiating restructuring to streamline and optimize the organization, which drove strong benefits in 2023 and continues into 2024, improving adjusted operating margins used for compensation purposes to 20.3 percent.*
•Drove portfolio optimization and positioned 3M for future growth by streamlining go-to-market structures, investing in attractive markets (such as automotive electrification, climate technology, and industrial automation), and executing on geographic prioritization.
•Continued strong operational execution throughout 2023 with a focus on working capital improvement, advancing supply chain performance to improve service, driving inventory levels down, and delivering productivity and improved yields. Through this focus, delivered Free Cash Flow Conversion used for compensation purposes of 123 percent alongside strong underlying financial returns.*
•Continued to advance and execute the planned Health Care spin-off, including building a strong leadership team, which remains on track to be completed April 1, 2024.
•Deepened 3M’s commitment to reducing risk and uncertainty, advancing the execution towards the 2025 PFAS manufacturing exit, and discontinuation of PFAS use across 3M’s product portfolio, and making substantial progress towards Public Water Systems and Combat Arms Earplug settlements.
•Continued driving progress towards the bold, public goals established to achieve carbon neutrality, reduce water use, and improve water quality.
•Advanced 3M’s leadership and impact in the communities we serve, including delivering on-pace against the $50M investment commitment made in 2020 to address racial opportunity gaps, delivering over 1.2 million learning experiences for underrepresented individuals, providing over 40,000 work hours in skill-based services, and increasing diverse supplier spending in 2023.
•Continued developing 3M’s senior leadership team, including the appointment of a new EVP and Chief Public Affairs Officer, and several internal promotions. Continued to deliver leadership development experiences and retention and recognition programs, retaining and advancing talent in a competitive talent market.
*     See Appendix A to this Proxy Statement for a reconciliation of adjusted operating margins and Free Cash Flow Conversion used for compensation purposes to our results for the most directly comparable financial measures as reported under GAAP.

Compensation decisions
In February 2023, the Committee approved, and the independent members of the Board ratified, the following compensation actions with respect to Mr. Roman:
•a 3.7 percent increase, effective April 1, 2023, to target Total Cash Compensation (from $3,918,750 to $4,063,744), which included a base salary increase (from $1,425,000 to $1,477,725); and
•the issuance of long-term incentive awards with an aggregate target grant value of $12 million, which was split equally between performance shares and stock options.
The increase to Mr. Roman’s target Total Cash Compensation was intended to progress his compensation closer to the market median.
In February 2024, the Committee approved, and the independent members of the Board ratified, a 2023 AIP payout for Mr. Roman in the amount of $2,665,470, which represented 104.0 percent of his target. See “Section IV: Incentive compensation attainments and awards — 2023 AIP attainments and payouts” beginning on page 88 for more information.

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Monish Patolawala President and Chief Financial Officer

Selected 2023 performance highlights
•Advanced portfolio optimization, through leadership of the carve out and operational execution of the planned Health Care spin-off and driving restructuring execution rigor including geographic portfolio execution.
•Continued to drive improvements in operating rigor and deliver sustainable returns from the 3M model resulting in expanded margins and strong cash generation. Championed working capital council, delivering strong Free Cash Flow Conversion, and reducing risk and uncertainty through litigation settlements and investments in cybersecurity.
•Advanced organic capital allocation to prioritize investments in higher growth priorities, infrastructure, and environmental, health and safety.
•Expanded role with new leadership responsibilities for strategy, global service centers and country governance, while still advancing transformation and agility through daily management, predictive visualization and tighter root cause analysis.
•Active participation with and mentoring of diverse talent, including as executive sponsor of our 3M Asian employee affinity group. Continued visible leadership as a strong and frequent communicator inside and outside of 3M.

Compensation decisions
In February 2023, the Committee approved the following compensation actions with respect to Mr. Patolawala in recognition of his exceptional performance in 2022:
•a 5.9 percent increase, effective April 1, 2023, to target Total Cash Compensation (from $2,378,354 to $2,519,308), which included a base salary increase (from $1,106,211 to $1,171,771); and
•the issuance of long-term incentive awards with an aggregate target grant value of $5,863,000, which was split 50 percent performance shares, 25 percent restricted stock units, and 25 percent stock options.
In light of the significant contributions expected of Mr. Patolawala (including leadership of 3M’s Global Service Center expansion, oversight of critical aspects of the anticipated spin-off of the Company’s Health Care business, and 3M’s transformation) and to encourage the retention of Mr. Patolawala’s unique skillset during a critical time for 3M, the Committee approved the following additional compensation actions with respect to Mr. Patolawala in May 2023:
•a 20.0 percent increase, effective June 1, 2023, to target Total Cash Compensation (from $2,519,308 to $3,023,170), which included a base salary increase (from $1,171,771 to $1,406,125); and
•the issuance of a performance-based retention award with a target grant value of $2,500,000, which will vest in June 2024 upon the achievement of four rigorous qualitative performance objectives. See “2023 special long-term equity incentive awards” beginning on page 94 for more information.
Following the Committee’s actions in May 2023, Mr. Patolawala’s target Total Cash Compensation and target total direct compensation exceeded market median. The Committee determined these levels to be appropriate given Mr. Patolawala’s skills and contributions and the role he plays within the cohesive executive leadership team.
In February 2024, the Committee approved a 2023 AIP payout for Mr. Patolawala in the amount of $1,545,337, which represented 104.0 percent of his target. See “Section IV: Incentive compensation attainments and awards — 2023 AIP attainments and payouts” beginning on page 88 for more information.

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Executive compensation

Peter D. Gibbons Group President, Enterprise Supply Chain

Selected 2023 performance highlights
•Navigated new supply chain demands with agility, driving restructuring aligned to a new Supply Chain organization model designed to deliver efficiency and cost improvement, with lower overhead.
•Drove substantial reduction in backlog and improved service to our customers, while reducing $550M inventory, lowering our spending in logistics and sourcing, and improving manufacturing performance.
•Identified and prioritized actions in safety performance, including focused safety campaigns, leadership training and expectation reinforcement, establishing incident reduction goals, and focused root cause efforts in key plants.
•Actively delivered on portfolio optimization actions, including portfolio value chain analysis, support for the planned spin-off of the Health Care business, and progressing the PFAS manufacturing exit.
•Integrated five key new senior vice presidents and realigned the organization to be focused on transformation and outcomes. Advanced hiring and internal promotions at all levels consistent with key priorities. Actively coached and mentored across 3M leadership, including executive sponsorship of the 3M Pride enterprise resource network.

Compensation decisions
In February 2023, the Committee approved the following compensation actions with respect to Mr. Gibbons:
•a 3.7 percent increase, effective April 1, 2023, to target Total Cash Compensation (from $1,620,000 to $1,680,000), which included a base salary increase (from $810,000 to $840,000); and
•the issuance of long-term incentive awards with an aggregate target grant value of $3,140,000, which was split equally between performance shares and restricted stock units.
The increase to Mr. Gibbons’ target Total Cash Compensation was intended to progress his compensation closer to the market median.
In February 2024, the Committee approved a 2023 AIP payout for Mr. Gibbons in the amount of $1,038,960, which represented 124.8 percent of his target. See “Section IV: Incentive compensation attainments and awards — 2023 AIP attainments and payouts” beginning on page 88 for more information.

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Bryan C. Hanson Group President and Chief Executive Officer, Health Care

Selected 2023 performance highlights
•Joined 3M in September 2023 as Group President and Chief Executive Officer, Health Care and onboarded in preparation for leading the planned independent health care company when it is spun off.
•Assembled a strong leadership team with deep functional expertise, experience in the health care and med tech industries, and relevant experience in spin-offs and other transactions.
•Guided Health Care’s business and operational performance through the final quarter, continuing to drive organic growth, operational efficiencies, and geographic prioritization.

Compensation decisions
On September 1, 2023, 3M appointed Mr. Hanson as Group President and Chief Executive Officer of the Health Care business and, upon the completion of the spin-off of the Health Care business, as Chief Executive Officer of Solventum. Mr. Hanson’s initial target Total Cash Compensation was set at $3,375,000 consisting of an annual base salary of $1,350,000 and a target annual incentive compensation opportunity of $2,025,000.
Upon Mr. Hanson’s commencement of employment with 3M, he entered into an agreement that protects 3M’s confidential information and includes non-competition and non-solicitation covenants. In consideration for such agreement and in connection with his appointment, Mr. Hanson received (a) a hiring bonus of $2,700,000, subject to repayment if his employment is terminated for any reason prior to September 1, 2025; (b) a make-whole cash award in the amount of $13,000,000, 50 percent of which vested on September 1, 2023 and the remaining 50 percent of which will vest on the first anniversary thereof, subject to his continued employment; and (c) a make-whole RSU award with a target grant value of $13,000,000, vesting in equal installments on each of the first three anniversaries of the grant date. Mr. Hanson is also eligible to receive following the spin-off, (x) a Solventum inducement performance share award with a target grant date value of $16,000,000 that will be subject to goals to be established by the compensation committee or the board of directors of Solventum, and (y) as his “annual” long-term incentive compensation in 2024, a RSU award and a Solventum performance share award, each with a target grant date value of $6,500,000.
The sign-on awards were intended to incentivize Mr. Hanson to leave his former position to join 3M, offset the value of certain unvested equity awards and annual cash incentive that Mr. Hanson forfeited when he left his former employer to join 3M, and incentivize the successful launch of the Heath Care business unit as a standalone world-class public company.
In determining the sign-on package and its structure, the Committee considered Mr. Hanson’s unique qualifications and proven executive track record of successfully leading, growing and transforming global medical device businesses and evaluated the value and structure of incentive opportunities Mr. Hanson was forfeiting at his former employer, which included portions of performance-based equity awards covering three separate performance cycles as well as portions of four annual options grants, in addition to an annual cash incentive. With the assistance of its compensation consultant, the Committee estimated that Mr. Hanson was forfeiting approximately $28 million in total incentive value that he otherwise would have earned at his prior employer. The Committee believes the sign-on cash and RSU awards and overall compensation package offered to Mr. Hanson were necessary to secure his commitment to, and leadership of, the Health Care business at this pivotal time of the Company’s strategic transformation.
If Mr. Hanson’s employment is terminated without misconduct or for good reason, then, subject to his execution and nonrevocation of a release of claims: (a) any unvested portion of the make-whole RSU award will vest; (b) any unpaid portion of the make-whole cash award will be paid; and (c) if the basis for Mr. Hanson’s termination of employment is the Company’s breach of its covenant to appoint him, prior to January 1, 2024, as Chief Executive Officer of an independent, publicly traded company established to hold 3M’s Health Care business, Mr. Hanson also will be entitled to (i) continued payment of his annual base salary and annual incentive plan payments for 24 months following such termination in accordance with the 3M Executive Severance Plan, and (ii) a $16,000,000 lump sum cash payment (in lieu of the inducement performance share award that otherwise would be granted following the spin-off).
In February 2024, the Committee approved a 2023 AIP payout for Mr. Hanson in the amount of $578,558, which represented 85.5 percent of his prorated target. See “Section IV: Incentive compensation attainments and awards — 2023 AIP attainments and payouts” beginning on page 88 for more information.

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Kevin H. Rhodes Executive Vice President and Chief Legal Affairs Officer

Selected 2023 performance highlights
•Led in-house and external legal efforts in support and implementation of settlement agreements related to US Public Water Systems PFAS matters and Combat Arms Earplugs litigation.
•Drove actions to reduce risk and uncertainty through reduced exposure to litigation and regulatory risks, aligning and driving priorities with teams focused on litigation, information, digital and data privacy, in compliance with emerging regulations globally, and in the management of ethics and compliance matters and investigations.
•Led Legal Affairs’ strategies in support of the Health Care spin-off, including design of legal agreements, governance documents, filings, and other workstreams involved in creation of two public companies.
•Provided legal support to the Board of Directors in connection with significant corporate actions, including settlement agreements, exit of PFAS manufacturing, the spin-off of the Health Care business, and other matters.
•Delivered on spending commitments within the Legal Affairs department.
•Provided visible senior leadership on compliance and ethical business conduct issues, and on legal settlements. Continued to actively mentor and coach, including advancing external leadership in organizations promoting diversity in the legal profession and internally as executive sponsor of 3M Black Leadership Advancement Coalition.

Compensation decisions
In February 2023, the Committee approved the following compensation actions with respect to Mr. Rhodes in recognition of his exceptional performance in 2022:
•a 7.1 percent increase, effective April 1, 2023, to target Total Cash Compensation (from $1,575,000 to $1,686,060), which included a base salary increase (from $828,947 to $887,400); and
•the issuance of long-term incentive awards with an aggregate target grant value of $3,809,000, which was split equally between performance shares and restricted stock units.
The increase to Mr. Rhodes’s target Total Cash Compensation was intended to progress his compensation closer to the market median.
In February 2024, the Committee approved a 2023 AIP payout for Mr. Rhodes in the amount of $816,928, which represented 104.0 percent of his target. See “Section IV: Incentive compensation attainments and awards — 2023 AIP attainments and payouts” beginning on page 88 for more information.

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Section VI: Ways in which we address risk and governance
Stock ownership guidelines
The Company maintains robust stock ownership guidelines that are intended to align the financial interests of 3M’s Section 16 officers with those of its shareholders. The table below shows the stock ownership guideline for each Named Executive Officer and their compliance status as of December 31, 2023.

Name	Multiple of measurement date base salary required	Compliance status as of December 31, 2023(1)	Percentage of Named Executive Officers in compliance with the Company’s stock ownership guidelines as of December 31, 2023: 100%
Mr. Roman	6x	In compliance
Mr. Patolawala	3x	In compliance
Mr. Gibbons	3x	In compliance
Mr. Hanson	3x	In compliance
Mr. Rhodes	3x	In compliance
(1)In accordance with the terms of the stock ownership guidelines, the number of shares required to be beneficially owned by each Named Executive Officer in order to maintain compliance was most recently recalculated as of December 31, 2022, using the closing price of a share of 3M common stock on the NYSE for December 30, 2022, except that the number of shares required to be beneficially owned by Mr. Hanson was calculated as of September 1, 2023, using the closing price of a share of 3M common stock on the NYSE for the same date. Each such Named Executive Officer has until December 31, 2025 (November 29, 2026, for Mr. Gibbons, January 1, 2027, for Mr. Rhodes and September 1, 2028, for Mr. Hanson) to acquire beneficial ownership of any additional shares required as a result of the recalculation.
Calculation of Required Ownership. The number of shares required to be beneficially owned in order to comply with the guidelines is determined by dividing the specified multiple of the executive’s annual base salary on the calculation date by the closing price of 3M common stock on such date.
Calculation Dates. The number of shares required to comply with the guidelines is calculated (or recalculated) on each of the following:
•the date an executive first becomes subject to the guidelines;
•the date an executive’s target ownership multiple increases or decreases due to a change in position; and
•every third anniversary of December 31, 2022.
Grace Period. Each covered executive is expected to attain beneficial ownership of the required number of shares of 3M stock by the later of the fifth anniversary of his or her appointment to the position triggering the calculation date or, if an executive’s required ownership level increases as a result of a triennial recalculation, the third anniversary of the calculation date. If a covered executive who is within the five-year period described above becomes subject to an increased stock ownership requirement as a result of a triennial recalculation, the covered executive will have until the later of (a) the expiration of the five-year compliance window or (b) the third anniversary of the recalculation date to attain the higher level of ownership.
Shares Counted. For purposes of determining compliance with the stock ownership guidelines, the following shares are considered to be beneficially owned by the covered executive:
•shares owned directly by a covered executive or by members of the covered executive’s immediate family;
•shares owned indirectly through a covered executive’s account in the Company’s 401(k) plan or another deferred compensation plan;
•outstanding shares of restricted stock owned by a covered executive; and
•shares underlying outstanding restricted stock units held by a covered executive.
Stock Holding Requirements. If a covered executive is not making adequate progress to meet the specified level of ownership by the end of the grace period, the guidelines provide that he or she must hold a sufficient number of the after-tax 3M shares received upon the payout of his or her performance shares to be on track to satisfy the required ownership level.

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For more information concerning the 3M stock ownership of the Named Executive Officers, see “Security ownership of management” beginning on page 129.
Prohibition of hedging, pledging, and other actions

The Company’s stock trading policies prohibit the Company’s directors and executive officers from (1) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s common stock, including prepaid variable forward contracts, equity swaps, collars, and exchange funds; (2) engaging in short sales related to the Company’s common stock; (3) placing standing orders; (4) maintaining margin accounts; and (5) pledging 3M securities as collateral for a loan. All discretionary transactions in 3M securities by directors and executive officers must be pre-cleared with the Company’s Legal Affairs department and conducted during approved trading windows.

•No hedging •No short sales •No standing orders •No margin accounts •No pledging

Severance benefits
The 3M Executive Severance Plan provides separation payments and benefits to certain U.S. executives, including the Named Executive Officers, in the event of a qualifying termination of their employment. Among other things, the plan is intended to support talent recruitment and retention objectives (especially at times when there are uncertainties around restructurings and reductions in force) and to provide a consistent approach to executive departures. Additional information concerning the benefits made available under the Severance Plan and the circumstances under which benefits will be made available can be found under “Potential payments upon termination or change in control” beginning on page 115.

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Clawback policy and other remedial actions
Clawback policy. The Company’s Board of Directors has adopted a policy under which it is authorized to require reimbursement of certain amounts provided to the Company’s executive officers, as described in the table below.

Potential clawback triggering events	Amounts the board is authorized to recoup
Issuance of noncompliant financial reports. 3M’s issuance of a financial report that, due to the covered executive’s misconduct, is materially noncompliant with Federal securities laws	All profits realized by the covered executive on the sale of Company securities during the 12-month period following the issuance of the noncompliant financial report
Accounting Restatement. 3M’s filing of an accounting restatement of the Company’s financial statements with the Securities and Exchange Commission to correct an error that is material to the previously issued financial statements, or that would result in a material restatement if the error were corrected in the current period or left uncorrected in the current period (regardless of whether the restatement is due to a covered executive’s misconduct or failure of risk management)

All annual and long-term incentive compensation that is granted, earned or vested (on a pre-tax basis) based wholly or in part upon the attainment of a financial reporting measure or the Company’s stock price (e.g., annual cash incentive and performance-based equity awards) in excess of amounts that would have been provided based on the restated financial results. The trigger applies to incentive compensation that is received by current and former executive officers during the three completed fiscal years preceding the date that the Company concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement

Significant misconduct. An act of misconduct by the covered executive that has or might reasonably be expected to cause significant financial or reputational harm to 3M
Annual incentive payments, long-term incentive awards and other amounts paid or provided to the covered executive that would not have been awarded or earned if the circumstances surrounding the triggering event had been known to the Committee

Significant risk-management failure. Improper or grossly negligent failure of a covered executive, including in a supervisory capacity, to identify, escalate, monitor or manage, in a timely manner and as reasonably expected, risks material to the Company, which has or might reasonably be expected to cause significant financial or reputational harm to 3M

Annual incentive payments, long-term incentive awards and other amounts paid or provided to the covered executive that would not have been awarded or earned if the circumstances surrounding the triggering event had been known to the Committee

In 2023, the Company made significant revisions to its clawback policy in line with new regulatory requirements of the NYSE. Under the new policy, the Company must recover erroneously awarded incentive-based compensation from executive officers reasonably promptly after an accounting restatement, regardless of the fault or conduct of the executive or the application of discretion on behalf of the Committee (subject to certain limited exceptions under the NYSE rules), and the definition of an accounting restatement that requires recovery was expanded to include so-called “little r” restatements.
In addition, the Company expanded the population of employees subject to the clawback policy. While only executive officers are subject to recoupment based solely on an accounting restatement, approximately 350 employees at the Vice President level and above are now subject to recoupment based on the issuance of noncompliant financial reports, significant misconduct, or a significant risk-management failure. These changes were intended to promote the Company’s culture of compliance, further develop a compensation scheme that rewards integrity and accountability, and reinforce the Company’s pay-for-performance and compliance compensation philosophy across the entire organization, while furthering the Company’s efforts to mitigate compensation risk.
During the period beginning on January 1, 2023, through the date of this Proxy Statement, the Company was not required to prepare an accounting restatement that required recovery of erroneously-awarded compensation pursuant to the Company’s clawback policy.

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Other remedial actions. Whether or not an executive’s actions trigger a potential clawback, 3M also may take other remedial actions to appropriately address employee conduct that is considered detrimental to the Company. Depending on the circumstances, such other actions may include, without limitation, reducing the executive’s duties and responsibilities, limiting the progression of the executive’s career with 3M, reducing the executive’s base salary or target Total Cash Compensation, reducing the target grant value of the executive’s future long-term incentive compensation awards, causing the forfeiture of the executive’s outstanding long-term incentive awards, or terminating the executive’s employment with 3M.
Assessment of risk related to compensation programs
Following completion of a recent compensation risk assessment, the Company concluded that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. In connection with this assessment, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans or programs. The Committee’s independent compensation consultant, FW Cook, conducted a risk assessment of the Company’s executive compensation policies and practices and reviewed the inventory of non-executive compensation programs compiled by management. The scope of the fiscal 2023 risk assessment generally was consistent with that conducted in recent years, through which the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk.
The Company believes that its overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue- versus profit-focused performance measures, stock ownership guidelines, forfeiture provisions, and “clawback” policy all work together to provide our employees and executives with incentives to deliver outstanding performance to build long-term shareholder value, while taking only necessary and prudent risks. In this regard, the Company’s strong ethics and its corporate compliance systems, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking. In addition, the Company’s employee sales plans are designed under global guidelines, where oversight of plan terms, administration, and operation is strong and governance roles are segregated.
Based on its consideration of these assessments, the Committee concurred with the Company’s determination that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company.
Tally sheets
The Committee periodically reviews a report comparing the amounts of compensation actually received by the Company’s Named Executive Officers to the amounts reported in its annual proxy statement and summarizing the compensation that would be owed to such individuals in the event of the termination of their employment under certain circumstances. Reviewing this report helps the Committee better understand the Company’s potential obligations to the Named Executive Officers following the termination of their employment. It also helps the Committee better assess the risk of any of the Named Executive Officers leaving the Company prematurely because the Company is not providing sufficient retention incentives.
Tax considerations
Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation paid in any given year in excess of $1 million to certain current and former executive officers of the Company. As a result, we expect that compensation paid per year to our Named Executive Officers and certain other current and former executive officers in excess of $1 million generally will not be deductible, subject to limited exceptions. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee can affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers will be tax deductible. The Committee reserves the right to make changes or amendments to existing compensation programs and arrangements, including changes or amendments that may result in the loss of tax deductions, if the Committee believes it is in the best interests of the Company and its shareholders to do so.

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Compensation and Talent Committee report
In accordance with the Securities and Exchange Commission’s disclosure requirements for executive compensation, the Compensation and Talent Committee of the Board of Directors of 3M Company (Committee) has reviewed and discussed with 3M management the Compensation Discussion and Analysis. Based on this review and these discussions with 3M management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2024 Proxy Statement of 3M Company and 3M Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by the Compensation and Talent Committee
James R. Fitterling, Chair
Anne H. Chow
Michael L. Eskew
Amy E. Hood
Suzan Kereere
Gregory R. Page
Compensation and Talent Committee interlocks and insider participation
The members of the Committee are named in the section titled “Compensation and Talent Committee” on page 54. No members of the Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers, or had any relationship otherwise requiring disclosure.

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Executive compensation tables
2023 summary compensation table
The following table shows the compensation earned or received during 2023, 2022, and 2021 by each of 3M’s named executive officers (as determined pursuant to the Securities and Exchange Commission’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)	Total ($)
Michael F. Roman	2023	1,464,544	—	6,000,053	5,999,289	2,665,470	—	295,210	16,424,566
Chairman of the Board and Chief Executive Officer	2022	1,406,250	—	5,500,066	5,500,883	1,327,676	—	296,512	14,031,387
	2021	1,337,487	—	5,250,138	5,250,960	3,131,774	2,978,538	251,687	18,200,584
Monish Patolawala(7)	2023	1,292,088	—	4,397,395	1,465,587	1,545,337	—	254,530	8,954,937
President and Chief Financial Officer	2022	1,100,469	—	4,192,661	1,397,729	793,011	—	171,641	7,655,511
	2021	934,096	—	5,717,782	1,072,700	1,514,739	—	211,589	9,450,906
Peter D. Gibbons(8)(9)	2023	832,500	—	3,140,136	—	1,038,960	—	173,477	5,185,073
Group President, Enterprise Supply Chain	2022	803,702	—	3,020,120	—	417,734	—	122,621	4,364,177

Bryan C. Hanson(9)(10)	2023	450,000	9,200,000	13,556,340	—	578,558	—	111,333	23,896,231
Group President and Chief Executive Officer, Health Care

Kevin H. Rhodes(9)	2023	872,787	—	3,809,184	—	816,928	1,121,163	87,951	6,708,013
Executive Vice President and Chief Legal Affairs Officer

FOOTNOTES TO 2023 SUMMARY COMPENSATION TABLE
(1)The amount in the Bonus column reflects the hiring bonus and fifty percent of the cash make-whole award negotiated in connection with Mr. Hanson’s commencement of employment with the Company.
(2)The amounts in the Stock Awards column reflect the aggregate grant date fair value of such awards computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 7, 2024. The amounts included in this column for the performance share awards made during 2023 are calculated based on the probable satisfaction of the performance conditions for such awards, determined as of the grant date. If the highest level of performance is achieved for the most recent performance share awards, the maximum value of the awards at the grant date would be as follows: Mr. Roman — $12,000,106; Mr. Patolawala — $5,863,172; Mr. Gibbons — $3,140,103; and Mr. Rhodes — $3,809,298.
(3)The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 7, 2024.
(4)The amounts in the Non-Equity Incentive Plan Compensation column reflect the annual incentive compensation earned by each individual during the year specified pursuant to the Company’s Annual Incentive Plan.
(5)The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value (if any) of each individual’s pension benefits under all defined benefit pension plans of the Company, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s

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Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 7, 2024. Consistent with the reporting requirements of the Securities and Exchange Commission, the change in Mr. Roman’s pension value reported for 2023 is shown as zero because the actuarial change in the present value of his pension benefits, calculated as described in the preceding sentence, decreased by $320,105. There were no above-market or preferential earnings on deferred compensation under the Company’s nonqualified deferred compensation programs.
(6)See the All Other Compensation table below for details of the amounts reported for 2023. For eligible employees hired on or after January 1, 2009, the amounts reported in the All Other Compensation column for each fiscal year include 3M retirement income contributions with respect to the portion (if any) of each Named Executive Officer’s annual incentive payment earned for the year shown, even though the matching contribution was not actually made until after the end of such year. In our 2023 Proxy Statement, such Company retirement income contributions were reflected in the All Other Compensation column for the year in which the contribution was made. As a result, the amounts reported in the All Other Compensation column for Mr. Patolawala for the years 2021 and 2022, and Mr. Gibbons for the year 2022, differ from the corresponding amounts reported in this Proxy Statement.
(7)As discussed in “2023 special long-term equity incentive awards — Special performance-based RSU award for Mr. Patolawala,” Mr. Patolawala also received a special performance-based RSU grant in June 2023 with a target value of $2.5 million that will vest on June 30, 2024, based upon achievement of certain qualitative performance criteria. Under ASC Topic 718, due to the subjective nature of the performance vesting criteria, the special award is generally not considered “granted” for financial reporting purposes until the applicable performance year and therefore no value is reported in the table above for the special award in 2023. The Company will report the grant date fair value for Mr. Patolawala’s special award in the Stock Awards column of the Summary Compensation Table in future years as and when such grant date fair value is determined in accordance with ASC Topic 718.
(8)Mr. Gibbons joined the Company and was appointed Group President, Enterprise Operations, effective November 29, 2021.
(9)No amounts are reported for Mr. Gibbons for the year 2021, or Mr. Hanson or Mr. Rhodes for the years 2021 and 2022, since each first became a Named Executive Officer after those years.
(10)Mr. Hanson joined the Company and was appointed Group President and Chief Executive Officer, Health Care, effective September 1, 2023.
2023 all other compensation table

Name	401(k) company contributions ($)(1)	VIP Excess Plan company contributions ($)(2)	Executive life insurance ($)(3)	Financial planning ($)(4)	Personal aircraft use ($)(5)	Security systems/ services ($)(6)	Total ($)
Michael F. Roman	5,344	—	23,760	13,500	251,557	1,049	295,210
Monish Patolawala	26,400	200,594	14,036	13,500	—	—	254,530
Peter D. Gibbons	26,400	123,317	23,760	—	—	—	173,477
Bryan C. Hanson	21,150	20,957	—	—	69,226	—	111,333
Kevin H. Rhodes	9,355	41,336	23,760	13,500	—	—	87,951
FOOTNOTES TO 2023 ALL OTHER COMPENSATION TABLE
(1)The amounts shown reflect 3M matching and additional automatic contributions under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. All eligible employees under this plan may receive 3M matching contributions on their pre-tax or Roth 401(k) contributions to the plan on up to five percent of their eligible pay. Eligible employees hired on or after January 1, 2009, also receive additional automatic 3M retirement income contributions equal to three percent of their eligible pay.
(2)The amounts shown reflect 3M contributions under the VIP Excess Plan, a nonqualified defined contribution plan. Eligibility for this plan and the Company contributions is limited to employees whose compensation exceeds a limit established by Federal income tax laws for tax-qualified defined contribution plans. The plan permits eligible employees to save additional amounts from their current cash compensation beyond the contribution limits established by Federal tax laws, and to receive Company contributions similar to those provided under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan.
(3)The amounts shown reflect the amount of premiums paid by the Company on behalf of each individual for additional group term life insurance coverage obtained for them under the Executive Life Insurance Plan.
(4)These amounts reflect fees for personal financial planning and tax return preparation services paid by the Company on behalf of each individual.

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(5)This amount reflects the aggregate incremental cost to the Company for Mr. Roman's and Mr. Hanson's personal use of aircraft chartered, leased, or operated by the Company during 2023. This aggregate incremental cost was calculated by combining the variable operating costs of such travel, including the incremental costs incurred (if any) to charter or lease the aircraft and the incremental costs incurred for fuel, landing fees, parking fees, trip preparation fees, en route communication charges, en route navigation charges, on-board catering, and crew travel expenses. The Compensation and Talent Committee required Mr. Roman to use the corporate aircraft for all business and personal travel. As part of the benefits negotiated in connection with Mr. Hanson’s commencement of employment, the Company agreed to allow Mr. Hanson reasonable personal use of private aircraft chartered, leased, or owned by the Company, subject to compliance with the Company’s policy on personal use of corporate aircraft.
(6)This amount reflects the expenses incurred by 3M during 2023 for home security equipment and monitoring services at the personal residence of Mr. Roman.
Grants of plan-based awards
The following table reflects the various equity and non-equity plan awards granted to the Named Executive Officers during 2023. Except for the annual incentive compensation earned by such Named Executive Officers under the Annual Incentive Plan, all of the equity incentive plan awards referred to in this table were granted under the 2016 Long-Term Incentive Plan.
2023 grants of plan-based awards table

			Estimated future payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards(3)			All other stock awards: number of shares of stock or units (#)(4)	All other option awards: number of securities underlying options (#)(5)	Exercise or base price of option awards ($/Sh)(6)	Grant date fair value of stock and option awards ($)(7)
Name/ Award type(1)	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael F. Roman
PSA	03/01/23	02/06/23				10,888	54,442	108,884				6,000,053
Stock option	02/07/23	02/06/23								269,995	116.90	5,999,289
AIP	n/a	n/a	128,148	2,562,952	5,125,903							—
Monish Patolawala(8)
PSA	03/01/23	02/06/23				5,320	26,600	53,200				2,931,586
Stock option	02/07/23	02/06/23								65,958	116.90	1,465,587
RSU	02/07/23	02/06/23							12,539			1,465,809
AIP	n/a	n/a	74,295	1,485,901	2,971,802							—
Peter D. Gibbons
PSA	03/01/23	02/06/23				2,849	14,246	28,492				1,570,052
RSU	02/07/23	02/06/23							13,431			1,570,084
AIP	n/a	n/a	41,625	832,500	1,665,000							—
Bryan C. Hanson
Special RSU(9)	09/01/23	08/09/23							126,754			13,556,340
AIP	n/a	n/a	33,838	676,755	1,353,510							—
Kevin H. Rhodes
PSA	03/01/23	02/06/23				3,456	17,282	34,564				1,904,649
RSU	02/07/23	02/06/23							16,292			1,904,535
AIP	n/a	n/a	39,275	785,508	1,571,016							—
FOOTNOTES TO 2023 GRANTS OF PLAN-BASED AWARDS TABLE
(1)Abbreviations: PSA = performance share award; RSU = restricted stock unit award; AIP = annual incentive pay.
(2)The amounts shown under “Estimated future payouts under non-equity incentive plan awards” reflect the threshold, target, and maximum amounts that may be earned by each individual during 2023 under the Annual Incentive Plan assuming continued employment through the end of the year. For more information, see “Annual incentive” beginning on page 82.
(3)The amounts shown under “Estimated future payouts under equity incentive plan awards” with respect to performance share awards reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by each individual pursuant to their 2023 performance share awards. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2023, 2024, and 2025, as measured against three performance criteria selected by the Compensation and Talent Committee

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(Relative Organic Sales Growth, Adjusted Earnings per Share Growth, and Free Cash Flow Growth). For more information on the performance criteria and formulas used to determine the final number of shares of 3M common stock payable pursuant to these performance shares, see “2023 performance share awards” beginning on page 84.
(4)The amounts shown in this column reflect the number of shares of 3M common stock subject to restricted stock unit awards granted to each individual during 2023. The restricted stock unit awards granted on February 7, 2023, were part of the Company’s annual equity grants made to approximately 5,700 employees, and they will vest in full on the third anniversary of the grant date.
(5)The amounts shown under “All other option awards” reflect the number of shares of 3M common stock subject to nonqualified stock options granted to each individual during 2023. The options granted on February 7, 2023, were part of the Company’s annual equity grants made to approximately 5,700 employees, and they vest in installments of one-third on each of the first three anniversaries of the grant date.
(6)The exercise price for all stock options granted to the Named Executive Officers is set at the closing price at which 3M common stock traded on the NYSE on the option grant date.
(7)The amounts shown under “Grant date fair value of stock and option awards” were determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures, and, in the case of performance share awards, are based upon the probable outcome of the applicable performance conditions at the time of grant. Assumptions made in the calculation of these amounts are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 7, 2024.
(8)As discussed in footnote 7 to the Summary Compensation Table, the awards listed for Mr. Patolawala exclude his special performance-based RSUs because a grant date was not established for such award under ASC Topic 718. For additional information, see “2023 special long-term equity incentive awards — Special performance-based RSU award for Mr. Patolawala” on page 94.
(9)These restricted stock units will vest in installments of one-third on September 1, 2024, September 1, 2025, and September 1, 2026, or immediately in the event Mr. Hanson resigns from employment for good reason or the Company terminates his employment for any reason other than misconduct. For additional information see “2023 special long-term equity incentive awards — Special make-whole RSU award for Mr. Hanson” on page 94.
2023 outstanding equity awards at fiscal year-end table

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Michael F. Roman								37,997	(11)	4,551,661
								108,884	(12)	12,393,177
	25,867			126.72	02/03/24
	39,846			165.94	02/02/25
	48,206			147.87	02/01/26
	52,249			175.76	02/06/27
	56,750			233.63	02/05/28
	36,284			195.52	07/01/28
	146,240			201.12	02/04/29
	231,768			157.24	02/03/30
	138,201	69,101	(2)	175.02	02/01/31
	72,361	144,722	(3)	162.41	02/07/32
	—	269,995	(4)	116.90	02/06/33

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Executive compensation

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Monish Patolawala									19,310	(11)	2,313,145
									53,200	(12)	6,055,224
									26,517	(13)	2,978,389
	36,027			155.43	06/30/30
	28,232	14,117	(2)	175.02	02/01/31
	18,386	36,773	(3)	162.41	02/07/32
	—	65,958	(4)	116.90	02/06/33
						6,524	(5)	849,033
						6,128	(6)	770,412
						13,922	(7)	1,709,065
						8,605	(8)	1,043,614
						12,539	(9)	1,445,997
Peter D. Gibbons									10,432	(11)	1,249,649
									28,492	(12)	3,242,959
						9,298	(8)	1,127,661
						13,431	(9)	1,548,863
Bryan C. Hanson						126,754	(10)	14,046,878
Kevin H. Rhodes									9,328	(11)	1,117,401
									34,564	(12)	3,934,074
						414	(6)	52,048
	6,270			126.72	02/03/24
	6,028			165.94	02/02/25
	7,019			147.87	02/01/26
	6,749			175.76	02/06/27
	5,721			233.63	02/05/28
	4,783			201.12	02/04/29
	3,790			157.24	02/03/30
	1,974	988	(2)	175.02	02/01/31
						8,040	(8)	975,091
						15,757	(9)	1,817,097

FOOTNOTES TO 2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
(1)The amounts shown in this column represent (a) the number of unearned restricted stock units or performance shares shown, as applicable, multiplied by (b) the sum of (i) the closing price of a share of 3M common stock on the NYSE for December 29, 2023 ($109.32) and (ii) the aggregate amount of cash-settled dividend equivalents accrued through December 31, 2023, on each restricted stock unit or performance share, as applicable.
(2)These stock options vested in full on February 2, 2024.
(3)These stock options vested or will vest in installments of one-half on each of February 8, 2024, and February 8, 2025.
(4)These stock options vested or will vest in installments of one-third on each of February 7, 2024, February 7, 2025, and February 7, 2026.
(5)These restricted stock units will vest in full on July 1, 2025, or immediately in the event of Mr. Patolawala’s termination of employment by the Company for reasons other than misconduct or his resignation for good reason.
(6)These restricted stock units will vest in full on February 2, 2024.

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(7)These restricted stock units will vest in full on November 1, 2024.
(8)These restricted stock units will vest in full on February 8, 2025.
(9)These restricted stock units will vest in full on February 7, 2026.
(10)These restricted stock units will vest in installments of one-third on each of September 1, 2024, September 1, 2025, and September 1, 2026, or immediately in the event of Mr. Hanson’s employment is terminated without misconduct or for good reason.
(11)The shares of 3M common stock to be delivered as a result of the Company’s performance over the three-year performance period ending December 31, 2024, will not vest until December 31, 2024. Under the terms of the awards, these shares of 3M common stock will be delivered no later than March 15, 2025, unless deferred by the executive. In accordance with the Securities and Exchange Commission’s regulations, the number of shares and payout value for these performance shares reflect the target payout under the formula for this grant since the Company’s performance during the first two years of the three-year performance period exceeded the threshold levels for this grant.
(12)The shares of 3M common stock to be delivered as a result of the Company’s performance over the three-year performance period ending December 31, 2025, will not vest until December 31, 2025. Under the terms of the awards, these shares of 3M common stock will be delivered no later than March 15, 2026, unless deferred by the executive. In accordance with the Securities and Exchange Commission’s regulations, the number of shares and payout value for these performance shares reflect the maximum payout under the formula for this grant since the Company’s performance during the first year of the three-year performance period exceeded the target level for this grant.
(13)Reflects all of the performance-based RSUs for which a grant date was not established under ASC Topic 718. The RSUs are eligible to vest in full on June 30, 2024, subject to continued employment, and provided that the Committee certifies that Mr. Patolawala has successfully delivered all four performance conditions related to 3M’s transformation and the spin-off of the Health Care business. The performance-based RSUs also vest upon termination due to death, disability, a qualifying termination of employment following a change in control, or in the event of Mr. Patolawala’s termination of employment by the Company for reasons other than misconduct, provided in such case that all of the performance goals are still timely achieved. For additional information, see “2023 special long-term equity incentive awards — Special performance-based RSU award for Mr. Patolawala” on page 94.

110	3M Company

Executive compensation

2023 option exercises and stock vested table

	Option exercises and stock vested
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)		Value realized on vesting ($)(1)
Michael F. Roman	—	—	24,954	(2)	2,748,963
Monish Patolawala	—	—	16,209	(3)	1,832,202
Peter D. Gibbons	—	—	3,222	(4)	360,252
Bryan C. Hanson	—	—	—		—
Kevin H. Rhodes	—	—	1,418	(5)	148,461
FOOTNOTES TO 2023 OPTION EXERCISES AND STOCK VESTED TABLE
(1)The amounts shown in this column represent (a) the number of shares acquired on vesting, multiplied by (b) the sum of (i) the closing price of a share of 3M common stock on the NYSE for the vesting date and (ii) the aggregate amount of cash-settled dividend equivalents payable on each share issuable pursuant to the restricted stock units or performance shares that were earned.
(2)Reflects the number of shares earned by Mr. Roman upon the vesting of performance shares granted to him under the 2016 Long-Term Incentive Plan. All 24,954 of these shares were attributable to his 2021 performance shares for which the three-year performance period ended on December 31, 2023. Mr. Roman previously elected to defer receipt of all of the shares issuable pursuant to his 2021 performance shares until following his termination of employment.
(3)Reflects the number of shares earned by Mr. Patolawala upon the vesting of restricted stock units and performance shares granted to him under the 2016 Long-Term Incentive Plan. Of this total number of shares, 6,013 were attributable to restricted stock units granted on July 1, 2020, and 10,196 were attributable to his 2021 performance shares for which the three-year performance period ended on December 31, 2023.
(4)Reflects the number of shares earned by Mr. Gibbons upon the vesting of restricted stock units granted to him on December 1, 2021, under the 2016 Long-Term Incentive Plan.
(5)Reflects the number of shares earned by Mr. Rhodes upon the vesting of restricted stock units and performance shares granted to him under the 2016 Long-Term Incentive Plan. Of this total number of shares, 168 were attributable to restricted stock units granted on February 4, 2020, 535 were attributable to restricted stock units granted on February 7, 2023, and 715 were attributable to his 2021 performance shares for which the three-year performance period was completed on December 31, 2023. Mr. Rhodes previously elected to defer receipt of 50 percent of the shares issuable pursuant to his 2021 performance shares until following his termination of employment.

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Pension benefits
The following table shows the present value of the accumulated benefits payable to each of the Named Executive Officers, as well as the number of years of service credited to each individual, under each of the Company’s defined benefit pension plans determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 7, 2024.
2023 pension benefits table

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefits ($)	Payments during last fiscal year ($)
Michael F. Roman	Employee retirement income plan	35	1,906,433	—
	Nonqualified pension plan	35	23,583,985	—
Monish Patolawala	None	—	—	—
Peter D. Gibbons	None	—	—	—
Bryan C. Hanson	None	—	—	—
Kevin H. Rhodes	Employee retirement income plan	22	1,075,762	—
	Nonqualified pension plan	22	2,871,075	—
The Employee Retirement Income Plan (ERIP) is a tax-qualified defined benefit pension plan maintained by 3M for its eligible employees in the United States. Effective January 1, 2001, the Company amended the ERIP to include a pension equity formula for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity formula during the one-time choice election period in 2001. The ERIP was closed to new participants effective January 1, 2009, meaning that employees hired or rehired on or after January 1, 2009 (including Mr. Patolawala, Mr. Gibbons, and Mr. Hanson), do not participate in the plan. Of the Named Executive Officers, Mr. Roman participates under the non-pension equity formula of the ERIP (referred to as the Portfolio I Plan), while Mr. Rhodes participates under the pension equity formula of the ERIP (referred to as the Portfolio II Plan). Retirement benefits under the ERIP are based on an employee’s years of service and average annual earnings during the employee’s four highest-paid consecutive years of service. As applied to the Named Executive Officers, earnings for purposes of the ERIP include base salary and target annual incentive compensation. All benefits earned under the ERIP by the Named Executive Officers will be payable in the form of life annuities, unless an individual elects at the time their employment ends to receive the entire amount of his or her earned pension benefits in the form of a single lump-sum cash payment.
Under the Portfolio I Plan, employees earn annual benefits payable at retirement generally equal to 1.15 percent of their high-four average annual earnings multiplied by their years of service plus 0.35 percent of their high-four average annual earnings in excess of a Social Security breakpoint multiplied by their years of service (up to a maximum of 35 years). The Social Security breakpoint is an average of the Social Security taxable wage bases for each of the 35 years ending with the year each employee qualifies to receive unreduced Social Security retirement benefits. Under the Portfolio I Plan, an employee may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942 and 1959, respectively). If the employee’s age and service at the time of retirement total at least 90 (91 or 92 for employees born after 1942 and 1959, respectively) the employee also would receive a Social Security bridge payment until age 62. Mr. Roman is eligible to retire with unreduced retirement benefits.

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Under the Portfolio II Plan, employees earn pension credits (from 3 percent to 12 percent) for each year of employment based on their age and accumulated years of service under the plan. Once their employment ends, these accumulated pension credits are multiplied by their high-four average annual earnings and added to an amount determined by multiplying one-half of these accumulated pension credits by their high-four average annual earnings in excess of a Social Security integration level (70 percent of the Social Security taxable wage base in the year employment ends). The sum of these two amounts is then converted into an annuity payable over the lifetime of the employee using fixed conversion factors. The Portfolio II Plan does not provide any subsidies for early retirement.
As a tax-qualified plan, the ERIP is subject to a variety of limits that apply to both the amount of any employee’s earnings that may be considered when determining the benefits earned under the plan as well as the maximum amount of benefits that any employee may earn. The Nonqualified Pension Plan is designed to provide additional benefits to employees, including the Named Executive Officers, affected by these limits. The amount of benefits earned under this Nonqualified Pension Plan generally equals the amount of benefits an employee was not able to earn under the ERIP as a result of the limits imposed by Federal tax laws. The benefits earned under this Nonqualified Pension Plan generally are paid in the form of a single lump-sum cash payment following the termination of their employment (subject to any applicable delay under Federal tax laws). Each of the Named Executive Officers who participates in the Nonqualified Pension Plan was given a one-time opportunity during 2008 to elect to receive their benefits earned under such plan in the form of a life annuity following their retirement, and none of them elected to receive their benefits in the form of a life annuity.
As of December 31, 2028, benefit accruals for non-union employees under the Company’s U.S. defined benefit pension plans, including the ERIP and the Nonqualified Pension Plans, will cease.
Nonqualified deferred compensation
The following table reflects the participation during 2023 by the Named Executive Officers in three nonqualified deferred compensation plans offered by the Company. The Deferred Compensation Excess Plan allows eligible employees to defer for a number of years or until retirement from the Company the receipt of a portion of their base salary and annual incentive compensation. The Performance Awards Deferred Compensation Plan allows eligible employees to defer for a number of years or until retirement from the Company the payout of their performance share awards under the 2016 Long-Term Incentive Plan. The VIP Excess Plan allows eligible employees to defer until retirement from the Company the receipt of a portion of their base salary and annual incentive compensation. All three plans generally allow the eligible employees to elect to receive payment of their account balances in the form of either a single lump sum payment or in up to ten annual installments. With the exception of deferrals of performance shares under the Performance Awards Deferred Compensation Plan, earnings are credited to the amounts deferred under all three plans based on the returns paid on the investment funds available to participants in 3M’s qualified 401(k) plan or a fixed rate of return based on corporate bond yields (as selected by each participant). Earnings are credited to the deferrals of performance shares under the Performance Awards Deferred Compensation Plan based on the return on shares of 3M common stock, including reinvested dividends.

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2023 nonqualified deferred compensation table

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at Last FYE ($)(4)
Michael F. Roman
VIP excess plan	132,768	29,873	116,499	—	2,747,895
Deferred compensation excess plan	—	—	11,452	—	254,601
Performance awards deferred compensation plan	3,991,124	—	(322,889)	—	12,166,170
Monish Patolawala
VIP excess plan	123,457	140,408	110,009	—	810,972
Deferred compensation excess plan	—	—	—	—	—
Performance awards deferred compensation plan	—	—	—	—	—
Peter D. Gibbons
VIP excess plan	65,016	73,619	25,560	—	251,296
Deferred compensation excess plan	56,848	—	8,160	—	79,972
Performance awards deferred compensation plan	—	—	—	—	—
Bryan C. Hanson
VIP excess plan	—	3,600	10	—	3,610
Deferred compensation excess plan	—	—	—	—	—
Performance awards deferred compensation plan	—	—	—	—	—
Kevin H. Rhodes
VIP excess plan	105,900	29,165	34,397	—	831,523
Deferred compensation excess plan	—	—	2,223	—	49,416
Performance awards deferred compensation plan	64,017	—	(5,853)	—	214,388
FOOTNOTES TO 2023 NONQUALIFIED DEFERRED COMPENSATION TABLE
(1)With the exception of the amounts contributed by Mr. Roman and Mr. Rhodes from the payout of their performance share awards for the 2020-2022 performance period, all amounts contributed by these individuals during 2023 have been included in the Summary Compensation Table as Salary, Stock Awards, or Non-Equity Incentive Plan Compensation earned in 2021, 2022, or 2023. The Summary Compensation Table does not reflect any portion of the contributions from the payout of Mr. Roman's and Mr. Rhodes's performance share awards for the 2020-2022 performance period because those awards were granted prior to the earliest year covered by the Summary Compensation Table.
(2)The amounts shown reflect 3M contributions under the VIP Excess Plan, a nonqualified defined contribution plan. Eligibility for this plan and the Company contributions is limited to employees whose compensation exceeds a limit established by Federal income tax laws for tax-qualified defined contribution plans. The plan permits eligible employees to save additional amounts from their current cash compensation beyond the contribution limits established by Federal tax laws, and to receive Company contributions similar to the Company contributions provided under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. With the exception of 3M contributions to Mr. Rhodes’s VIP Excess Plan account in respect of his 2022 annual incentive payment (paid in 2023), all amounts contributed by the Company on behalf of these individuals during 2023 are included in the “All Other Compensation” column of the Summary Compensation Table. The Summary Compensation Table does not reflect any portion of the 3M contributions made to Mr. Rhodes’s VIP Excess Plan account in respect of his 2022 annual incentive payment because that amount was earned prior to the first year he became a Named Executive Officer.

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(3)None of these amounts are included in the Summary Compensation Table as compensation earned in 2023, since none of the Company’s nonqualified deferred compensation plans provide above-market or preferential earnings.
(4)Includes the following amounts reported as compensation for 2021 and 2022 in the Summary Compensation Table: Mr. Roman — $817,906; Mr. Patolawala — $529,829; Mr. Gibbons — $139,050; Mr. Hanson — $0; and Mr. Rhodes — $0. Due to errors in the data received from the Company's third-party administrator, certain of the 2022 contributions and earnings under the VIP Excess Plan and Deferred Compensation Excess Plan were underreported in our 2023 Proxy Statement. The aggregate amounts underreported in 2022 were as follows: VIP Excess Plan (Mr. Roman — $13,714; Mr. Patolawala — $12,214; and Mr. Gibbons — $4,768) and Deferred Compensation Excess Plan (Mr. Roman — $12; and Mr. Gibbons — $962). The amounts reported in this column have been adjusted, as necessary, to reflect the correct balance as of December 31, 2023.
Potential payments upon termination or change in control
As reflected in the Compensation Discussion and Analysis portion of this Proxy Statement, 3M has no fixed-term employment agreements with any of the Named Executive Officers nor does it have any change in control plans or arrangements that would provide benefits to any of the Named Executive Officers solely in the event of a change in control of the Company. We also do not have any agreements that would provide automatic “single-trigger” accelerated vesting of equity compensation or excise tax gross-up payments to any of our Named Executive Officers in the event of a change in control of the Company. 3M does maintain a severance plan that provides separation benefits to eligible U.S. employees (including the Named Executive Officers) who incur a qualifying termination. In addition, certain of the Company’s executive compensation and benefit plans provide all participants (including the Named Executive Officers) with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The terms applicable to these potential rights or payments in various situations are described below. Payments or benefits under other plans and arrangements that generally are provided on a non-discriminatory basis to all similarly situated employees of the Company upon the termination of their employment are not described, including:
•accrued base salary;
•annual incentive earned with respect to completed performance periods;
•retiree welfare benefits provided to substantially all of the Company’s U.S. employees, including retiree medical benefits;
•distribution of vested account balances under the Company’s qualified 401(k) plan;
•accrued pension benefits under the Company’s defined benefit pension plans payable following an employee’s retirement or other termination of employment (the amounts of these benefits earned by the Named Executive Officers are reported in the 2023 Pension Benefits Table);
•life insurance benefits generally available to all salaried employees; and
•distribution of account balances under the Company’s nonqualified deferred compensation plans (the account balances of the Named Executive Officers are reported in the 2023 Nonqualified Deferred Compensation Table).
Rights and payments upon retirement
Following retirement (as described below), the Named Executive Officers are entitled to receive:
•continued vesting of stock options previously granted under the Company’s stock plans, and the opportunity to exercise vested stock options previously granted under such plans during the remainder of the original term (up to 10 years) of such options;
•an annual incentive plan payment for the year of retirement, prorated based on the number of days worked prior to the date of separation;
•for those Named Executive Officers initially appointed to a 3M executive position before January 1, 2006, or after December 31, 2017, payment for all previously granted performance shares upon completion of the respective three-year performance period (prorated to reflect the portion of the year worked only with respect to the performance shares granted in the year of retirement) and based on actual performance; and

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•for those Named Executive Officers initially appointed to a 3M executive position on or after January 1, 2006, and on or before December 31, 2017, payment for all previously granted performance shares upon completion of the respective three-year performance period (prorated to reflect the portion of the three-year performance period completed prior to the date of the Named Executive Officer’s retirement) and based on actual performance.
For this purpose, the term “Retirement” means a termination of employment with the Company after attaining age 55 with at least 10 years of service (age 55 with at least five years of service for stock options granted before January 1, 2016).
Rights and payments upon termination due to death
In the event of the termination of their employment due to death, the Named Executive Officers are entitled to receive:
•immediate vesting of all unvested stock options and restricted stock units previously granted under the Company’s stock plans, and the opportunity for the Named Executive Officer’s estate or beneficiaries to exercise all vested stock options during the two-year period following the date of death (but not beyond the original expiration date of any such stock option);
•payment to the Named Executive Officer’s estate or beneficiaries, no later than March 15 of the year following the year in which the Named Executive Officer died, for all previously granted performance shares (in the same amount as paid for the performance shares granted to other Named Executive Officers if the date of death occurs after the end of the three-year performance period for such shares, and at the lesser of the target value or such other amount as determined by the Committee in its discretion if the date of death occurs before the end of the three-year performance period for such shares); and
•payment to the Named Executive Officer’s beneficiaries of the proceeds from the life insurance policies provided for such Named Executive Officer pursuant to the Company’s Executive Life Insurance Plan.
Rights and payments upon termination due to disability
In the event of the termination of their employment due to disability, the Named Executive Officers are entitled to receive:
•continued vesting of stock options previously granted under the Company’s stock plans, and the opportunity to exercise vested stock options previously granted under such plans during the remainder of the original term (up to 10 years) of such options;
•immediate vesting of all restricted stock units previously granted under the Company’s stock plans; and
•payment for all previously granted performance shares upon completion of the respective three-year performance period, based on actual performance.
Rights and payments upon a qualifying termination not in connection with a change in control
The Company maintains the 3M Executive Severance Plan (which we refer to as the “Severance Plan”) to provide separation benefits for certain U.S. executives (including our Named Executive Officers) in the event an eligible employee’s employment is terminated by 3M other than for Misconduct or an eligible employee resigns for Good Reason. An eligible employee who becomes entitled to benefits under the Severance Plan receives the following:
•continued payment of his or her annual base salary for a number of months (24 months for the Chief Executive Officer, and 18 months for all other Named Executive Officers);
•continued payment of annual incentive payments that would have been paid if the participant remained employed through the end of the severance payment period, calculated based on actual results for the relevant year, using the participant’s final performance rating as of the end of the applicable year (or if none, a performance rating of “fully meets expectations” or equivalent), and prorated based on the number of days in the year preceding the end of the severance period (if the severance payment period ends prior to the end of a year); provided, however, that any such annual incentive payment related to the period following the participant’s termination of employment will not exceed 100 percent of the prorated target annual incentive compensation opportunity that otherwise would have been in effect for such period if he or she remained employed with the Company;
•an opportunity to exercise all vested stock options and stock appreciation rights following the participant’s termination and prior to the expiration date of such award;

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•accelerated vesting and payment of a prorated portion of the participant’s outstanding “annual” restricted stock unit awards and “inducement” restricted stock unit awards, with proration based on the number of full years of the participant’s completed service over the number of years required to vest under the original vesting schedule;
•outstanding performance share awards will not be forfeited solely as a result of the participant’s termination, and the target number of shares under each award will be prorated based on the number of months the participant worked during the applicable performance period;
•full vesting of the participant’s VIP company contribution account; and
•outplacement services in accordance with 3M’s policy.
In addition, if Mr. Patolawala voluntarily resigns from employment with the Company for Good Reason or his employment is terminated by the Company other than for Misconduct, he also will be entitled to receive accelerated vesting of an inducement equity award granted in connection with his commencement of employment, subject to Mr. Patolawala’s execution of an effective and irrevocable general release of all claims against the Company and its affiliates and without duplication of any benefits to which he may become entitled under the Severance Plan. These additional benefits are not part of the Severance Plan but were negotiated in connection with Mr. Patolawala’s commencement of employment. Mr. Patolawala’s special 2023 performance-based RSUs also would remain outstanding and be eligible to vest if 3M terminates Mr. Patolawala’s employment for any reason other than Misconduct (as defined in the 2016 Long-Term Incentive Plan) and he timely executes (and does not revoke) a general release of claims against 3M and its affiliates, but none of the restricted stock units will vest unless and until the Committee certifies that all of the performance conditions were achieved no later than June 30, 2024.
Any severance payments under the Severance Plan will reduce on a dollar-for-dollar basis (but not below $0) any amounts the participant may otherwise be eligible to receive under his or her non-competition agreement with 3M. In addition, severance payments will cease in the event the participant becomes reemployed by 3M.
The Severance Plan does not provide severance benefits to employees who terminate pursuant to a mandatory retirement policy adopted by the Board. Employees who terminate in connection with a spin-off, divestiture or similar transaction involving the employee’s business unit may be eligible to participate at the discretion of the Company. To be eligible to receive benefits under the Severance Plan, an employee must execute and not revoke a general release of claims in favor of the Company in a form approved by the Company.
In the event a Named Executive Officer’s payments under the Severance Plan would be subject to an excise tax on “parachute payments” in connection with a change in control of the Company due to the application of Section 280G of the Internal Revenue Code, the Named Executive Officer will not be entitled to a “gross-up.” Instead, the Named Executive Officer’s “parachute payments” may be reduced if such reduction would provide the Named Executive Officer with a greater post-tax benefit than he or she would receive if the excise taxes were to apply.
For purposes of the Severance Plan and Mr. Patolawala’s special equity benefits, the terms “Misconduct” and “Good Reason” mean the following:
“Misconduct” means (i) the employee’s willful failure to substantially perform his or her duties (other than a failure resulting from his or her disability); (ii) the employee’s willful failure to carry out, or comply with any lawful and reasonable directive of the Board or his or her immediate supervisor; (iii) the occurrence of any act or omission by the employee that could reasonably be expected to result in (or has resulted in) his or her conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (iv) the employee’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its subsidiaries or affiliates or any of their officers, directors, employees, customers, suppliers, insurers or agents; (v) for purposes of the Severance Plan only, the employee’s material breach of any material provision of any written agreement with the Company or any subsidiary; (vi) any action (or inaction) by the employee that 3M reasonably determines constitutes gross negligence or misconduct in the performance of his or her duties and responsibilities; or (vii) any other intentional misconduct by the Named Executive Officer that significantly affects the business or affairs of the Company or any subsidiary in an adverse manner.
“Good Reason” means, with respect to a voluntary termination occurring within 18 months following a change in control of the Company, (i) a material diminution in the employee’s position, authority, duties or responsibilities as in effect immediately prior to the change in control, (ii) a material diminution in the employee’s base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which the employee is required to perform services for his or her employer. If the voluntary termination does not occur within 18 months following a change in control, “Good Reason” means (i) a material diminution in the employee’s base salary or annual planned cash compensation, other than an across-the-board reduction that applies to all comparable positions, or (ii) a change in excess of 100 miles in the primary work location at which the employee is required to perform services for his or her

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employer. For terminations that do not occur within 18 months following a change in control, the employee will be required to provide written notice to the Company of the grounds for a Good Reason termination within 30 days of the initial existence of such grounds, and the Company has 30 days from the date of such notice to cure such circumstances. An employee must terminate employment for Good Reason within 60 days after the first occurrence of the applicable grounds.
If Mr. Hanson’s employment is terminated without Misconduct (as defined above) or for Good Reason (as defined below), then, subject to his execution and nonrevocation of a release of claims: (a) any unvested portion of the make-whole 3M RSU award will vest; and (b) any unpaid portion of the make-whole cash award will be paid. For additional information regarding the make-whole cash award, see “Section V: 2023 compensation decisions and performance highlights — Bryan C. Hanson — Compensation Decisions” on page 98.
For purposes of Mr. Hanson’s severance benefits described above, “Good Reason” generally means (i) a material diminution in his base salary or annual planned cash compensation, other than an across-the-board reduction that applies to all comparable positions; or (ii) a change in excess of one hundred (100) miles in the primary work location at which he is required to perform services.
Rights and payments upon a qualifying termination in connection with a change in control
If the Company terminates a Named Executive Officer’s employment for reasons other than Misconduct (or for awards granted prior to May 10, 2016, reasons other than Cause) or if a Named Executive Officer resigns for Good Reason, in any such case within 18 months following a “change in control event” of the Company (as defined for purposes of Section 409A of the Internal Revenue Code), then in addition to any benefits provided under the Severance Plan and the special benefits provided to Mr. Patolawala and Mr. Hanson described above, all of the Named Executive Officer’s outstanding unvested stock options and restricted stock units granted under the Company’s stock plans will be immediately vested and all of such Named Executive Officer’s outstanding performance shares will be prorated and settled in accordance with the terms of the plan.
For purposes of our outstanding long-term incentive awards, the terms “Misconduct,” “Cause,” and “Good Reason” mean the following:
“Misconduct” means (i) the Named Executive Officer’s willful failure to substantially perform his or her duties (other than a failure resulting from his or her disability); (ii) the Named Executive Officer’s willful failure to carry out, or comply with any lawful and reasonable directive of the Board or his or her immediate supervisor; (iii) the occurrence of any act or omission by the Named Executive Officer that could reasonably be expected to result in (or has resulted in) his or her conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (iv) the Named Executive Officer’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its subsidiaries or affiliates or any of their officers, directors, employees, customers, suppliers, insurers or agents; (v) the Named Executive Officer’s material breach of any material provision of any written agreement with the Company or any subsidiary; or (vi) any other intentional misconduct by the Named Executive Officer that significantly affects the business or affairs of the Company or any subsidiary in an adverse manner.
“Cause” means a material violation of any policy of the Company, or embezzlement or theft of property belonging to the Company.
“Good Reason” means (i) a material diminution in the Named Executive Officer’s position, authority, duties, or responsibilities as in effect immediately prior to the change in control; (ii) a material diminution in the Named Executive Officer’s base salary or annual planned cash compensation; or (iii) a material change in the geographic location at which the Named Executive Officer is required to perform services for the Company.

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Rights and payments upon termination for any other reason
In the event of the termination of a Named Executive Officer’s employment for any reason that does not fit into one of the categories described above:
•the Named Executive Officers will have the opportunity to exercise vested stock options granted under the Company’s stock plans within the first 90 days following the termination date (but not beyond the original expiration date of any such stock option), at which time any remaining vested stock options will be forfeited; and
•all unvested stock options, restricted stock units, and performance shares granted to the Named Executive Officers will be forfeited immediately.
The amounts payable to or on behalf of each of the Named Executive Officers in each of the above situations (other than amounts relating to payments or benefits generally provided on a non-discriminatory basis to all similarly situated employees) is reflected in the table below, assuming that each individual’s employment had terminated and/or a change in control of the Company had occurred on December 31, 2023. As of December 31, 2023, Mr. Roman and Mr. Rhodes were eligible to retire (as that term is defined for purposes of 3M’s stock plans).
2023 potential payments upon termination or change in control table

All amounts in U.S. dollars	Termination of employment due to ...
Name	Death	Disability	Qualifying termination not in connection with a change in control	Qualifying termination in connection with a change in control(1)	Retirement/ other reason
Michael F. Roman
Cash severance	—	—	8,127,488	8,127,488	—
Outstanding PSAs(2)	10,748,249	—	—	1,073,469	—
Unvested RSUs(3)	—	—	—	—	—
Unvested options(4)	—	—	—	—	—
Life insurance proceeds(5)	3,000,000	—	—	—	—
Outplacement services	—	—	3,500	3,500	—
Total	13,748,249	—	8,130,988	9,204,457	—
Monish Patolawala
Cash severance	—	—	4,534,754	4,534,754	—
Outstanding PSAs(2)	5,340,757	—	1,668,429	528,855	—
Unvested RSUs(3)	8,805,581	8,805,581	867,517	8,805,581	—
Unvested options(4)	—	—	—		—
Life insurance proceeds(5)	3,000,000	—	—	—	—
Outplacement services	—	—	3,500	3,500	—
Total	17,146,338	8,805,581	7,074,200	13,872,690	—
Peter D. Gibbons
Cash severance	—	—	2,520,000	2,520,000	—
Outstanding PSAs(2)	2,871,129	—	896,434	283,755	—
Unvested RSUs(3)	2,676,524	2,676,524	375,850	2,676,524	—
Unvested options(4)	—	—	—	—	—
Life insurance proceeds(5)	3,000,000	—	—	—	—
401(k) Plan vesting	—	—	17,944	17,944	—
Outplacement services	—	—	3,500	3,500	—
Total	8,547,653	2,676,524	3,813,727	5,501,722	—

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All amounts in U.S. dollars	Termination of employment due to ...
Name	Death	Disability	Qualifying termination not in connection with a change in control	Qualifying termination in connection with a change in control(1)	Retirement/ other reason
Bryan C. Hanson
Cash severance(6)	—	—	11,562,500	11,562,500	—
Outstanding PSAs(2)	—	—	—	—	—
Unvested RSUs(3)	14,046,878	14,046,878	14,046,878	14,046,878	—
Unvested options(4)	—	—	—	—	—
Life insurance proceeds(5)	—	—	—	—	—
401(k) Plan vesting	—	—	22,767	22,767	—
Outplacement services	—	—	3,500	3,500	—
Total	14,046,878	14,046,878	25,635,645	25,635,645	—
Kevin H. Rhodes
Cash severance	—	—	2,529,090	2,529,090	—
Outstanding PSAs(2)	3,084,438	—	—	324,724	—
Unvested RSUs(3)	2,844,849	2,844,849	—	2,844,849	—
Unvested options(4)	—	—	—	—	—
Life insurance proceeds(5)	3,000,000	—	—	—	—
Outplacement services	—	—	3,500	3,500	—
Total	8,929,287	2,844,849	2,532,590	5,702,163	—
FOOTNOTES TO 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
(1)Pursuant to the terms of the Severance Plan, certain payments and benefits may be subject to reduction if they otherwise would cause the recipient to incur an excise tax imposed under section 4999 of the Internal Revenue Code and the reduction would place the participant in a better after-tax position than if the participant received such payments and benefits. The amounts set forth in this column do not reflect the effect of any such reduction.
(2)Amounts shown reflect the value of performance share awards (PSAs) under the 2016 Long-Term Incentive Plan for which the three-year performance period has not been completed (adjusted to reflect the closing price of a share of 3M common stock on the NYSE for December 29, 2023 ($109.32), and which would be paid upon the occurrence of the respective triggering events in accordance with the terms of the awards.
(3)Amounts shown reflect the value of the shares underlying the unvested 3M restricted stock units that would vest upon the occurrence of the respective triggering events in accordance with the terms of the awards. For Mr. Patolawala, the amounts also include the value of the shares underlying his special 2023 performance-based RSUs that would vest upon the occurrence of the respective triggering events. For Mr. Hanson, the amounts also include the value of the shares underlying his make-whole RSU award that would vest upon the occurrence of the respective triggering events. Share values are based on the closing price of a share of 3M common stock on the NYSE for December 29, 2023 ($109.32).
(4)Amounts shown reflect the intrinsic value on December 31, 2023, of unvested, in-the-money 3M stock options that will vest upon the occurrence of the respective triggering events in accordance with the existing contractual terms of the stock options. Intrinsic values are based on the closing price of a share of 3M common stock on the NYSE for December 29, 2023 ($109.32).
(5)Amounts shown reflect the group term life insurance proceeds that would be payable to each individual’s beneficiary or beneficiaries pursuant to the policies obtained for them under the Executive Life Insurance Plan.
(6)Amounts shown reflect the sum of the estimated amount Mr. Hanson would be eligible to receive under the Severance Plan for the continued payment of his annual base salary and annual incentive compensation and the unpaid amount of Mr. Hanson’s make-whole cash award.

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Pay ratio
Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO) for 2023. The ratio reflects a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
In identifying our median employee (a full-time production employee in the Midwestern United States), we calculated the target annual Total Cash Compensation of each employee as of December 31, 2023. For these purposes, annual Total Cash Compensation included base salary or hourly wages, cash incentives, commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records. All amounts were annualized for permanent employees who did not work for the entire year, such as new hires, employees on paid or unpaid leave of absence and employees called for active military duty. We did not apply any cost-of-living adjustments as part of the calculation.
The median employee was selected from among 86,464 full-time, part-time, temporary, and seasonal workers who were employed as of December 31, 2023. We did not exclude any employees (whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion) when making this determination.
As determined in accordance with Item 402 of Regulation S-K, the 2023 annual total compensation was $16,424,566 for our CEO and $61,664 for our median employee. Among other things, these amounts include base salary, overtime, incentive payments, stock-based compensation (based on the grant date fair value of awards granted during 2023), changes in pension values and retirement plan contributions. As calculated in this manner, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal year 2023 is 266 to 1.
Pay versus performance disclosure
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K under the Exchange Act. We have included:
•A tabular list of the most important financial performance measures used by our Compensation and Talent Committee in setting performance-based compensation in 2023;
•A table that compares the total compensation of our named executive officers (NEOs) as presented in the Summary Compensation Table (SCT) to “compensation actually paid” as defined by the Securities and Exchange Commission (CAP) and that compares CAP to specified performance measures; and
•Graphs that describe:
•the relationship between our total shareholder return (TSR) and the TSR of the Dow Jones Industrial Average (Peer Group TSR); and
•the relationships between CAP and our cumulative TSR, GAAP Net Income, and our company selected measure, Organic Sales Growth.
CAP, like total compensation disclosed in the SCT, does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income or Peer Group TSR for purposes of determining incentive compensation. In addition, a significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. As described in detail in the “Compensation Discussion and Analysis” section (CD&A) on pages 84 to 86, our performance share awards are subject to multi-year performance conditions tied to performance metrics and all of our equity awards are subject to time vesting conditions. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest and are settled (or exercised). Please refer to the CD&A for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.

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Salary, bonus, non-equity incentive plan compensation, nonqualified deferred compensation earnings, and all other compensation are each calculated in the same manner for purposes of both CAP and SCT. For 3M, there are two primary differences between the calculation of CAP and SCT total compensation:

	SCT Total	CAP
Pension	Year over year change in the actuarial present value of pension benefits	Current year service cost and any change in prior year service cost (if a plan amendment occurred during the year)
Stock and option awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year
Metrics Used for Linking Pay and Performance. The following is a list of financial performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2023. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance share awards. The measures in this table are not ranked. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.

Local Currency Sales	Relative Organic Sales Growth
Operating Income	Return on Invested Capital
Operating Cash Flow Conversion	Free Cash Flow Conversion
Adjusted Earnings per Share Growth
Organic Sales Growth is considered an important top-line measure that supports long-term shareholder value creation. For this reason, the Compensation and Talent Committee, in consultation with its independent compensation consultant, chose Organic Sales Growth as the foundation for the relative metric used to calculate one-third of the payout opportunity for the 2023 performance share awards granted to the Company’s executives, which comprise 50 percent of the annual long-term incentive compensation opportunity each executive received in 2023. While Organic Sales Growth is being used as the Company-selected measure included in the tabular disclosure above and the table and graphs that follow, it may not have been the most important financial performance measure for fiscal years 2022, 2021 and 2020, and the most important financial performance measure used in future years may be different.
Pay Versus Performance Table. Provided below is tabular compensation data for the Company’s Chief Executive Officer (CEO) (our Principal Executive Officer) and our NEOs other than the CEO for 2023, 2022, 2021, and 2020.

All amounts in U.S. dollars					Value of Initial Fixed $100 Investment Based on:
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Other NEOs(1)	Average Compensation Actually Paid to Other NEOs(2)	Total Shareholder Return	Peer Group Total Shareholder Return(3)	GAAP Net Income ($mil.)	Company Selected Measure: Organic Sales Growth(4)
2023	16,424,566	15,615,060	11,186,064	11,580,343	73.36	143.60	(6,995)	(3.2%)
2022	14,031,387	152,482	5,322,998	1,852,154	75.89	123.60	5,777	1.2%
2021	18,200,584	18,438,692	5,527,247	3,553,621	107.80	132.71	5,921	8.8%
2020	20,700,347	15,704,765	5,810,620	2,335,315	102.79	109.72	5,384	(1.7%)
(1)Michael F. Roman was our CEO for each year presented. For 2023, our other NEOs were Monish Patolawala, Peter D. Gibbons, Bryan C. Hanson, and Kevin H. Rhodes; for 2022, our other NEOs were Monish Patolawala, Peter D. Gibbons, Jeffrey R. Lavers, Michael G. Vale, and Mojdeh Poul; for 2021, our other NEOs were Monish Patolawala, Ashish K. Khandpur, Mojdeh Poul, and Michael G. Vale; and for 2020, our other NEOs were Monish Patolawala, Eric D. Hammes, Mojdeh Poul, Michael G. Vale, and Nicholas C. Gangestad.
(2)The dollar amounts reported represent CAP, as computed in accordance with Securities and Exchange Commission rules. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with Securities and Exchange Commission rules, the following adjustments were made to SCT total compensation to determine CAP:

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Reconciliation of SCT total compensation to CAP for CEO
All amounts in U.S. dollars

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k) = (b)-(c)+ (d)-(e)+(f)+ (g)+(h)+ (i)-(j)
Fiscal Year	SCT Total for CEO	Minus SCT Change in Pension Value for CEO	Plus Pension Value Service Cost(i)	Minus SCT Equity for CEO	Plus EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY(ii)	Plus Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY(ii)	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year(ii)	Plus Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year(ii)	Minus Fair Value at Prior Fiscal Year EOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year(ii)	CEO CAP
2023	16,424,566	—	613,038	11,999,342	12,066,153	(1,199,715)	—	(289,640)	—	15,615,060
2022	14,031,387	—	742,142	11,000,949	5,780,110	(5,795,900)	—	(3,604,307)	—	152,482
2021	18,200,584	2,978,538	756,691	10,501,098	11,644,213	756,097	—	560,744	—	18,438,692
2020	20,700,347	7,709,350	512,179	10,001,635	13,484,523	(559,922)	—	(721,377)	—	15,704,765
“EOY” = End of Year, “BOY” = Beginning of Year
Reconciliation of SCT total compensation to CAP for Average of Other NEOs
All amounts in U.S. dollars

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k) = (b)-(c)+ (d)-(e)+(f)+ (g)+(h)+ (i)-(j)
Fiscal Year	Average SCT Total for Other NEOs	Minus SCT Change in Pension Value for Other NEOs	Plus Pension Value Service Cost(i)	Minus SCT Equity for Other NEOs	Plus EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY(ii)	Plus Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY(ii)	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year(ii)	Plus Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year(ii)	Minus Fair Value at Prior Fiscal Year EOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year(ii)	CAP for Other NEOs
2023	11,186,064	280,291	57,618	6,592,161	7,525,387	(240,444)	12,375	(88,205)	—	11,580,343
2022	5,322,998	124,457	103,225	3,851,488	706,405	(22,688)	—	(225,074)	56,767	1,852,154
2021	5,527,247	93,789	173,685	3,414,689	1,229,934	73,896	1,479	55,858	—	3,553,621
2020	5,810,620	1,066,337	133,549	3,505,019	1,392,235	(79,805)	—	(62,847)	287,081	2,335,315
“EOY” = End of Year, “BOY” = Beginning of Year
(i)Pension value service cost is calculated as the actuarial present value of benefits attributed to services rendered by the executive during the applicable fiscal year under the Company’s defined benefit pension plans, using the same methodology used in the Company’s GAAP financial statements included in its Annual Report on Form 10-K.
(ii)For this purpose, the fair value of equity awards was calculated in accordance with ASC Topic 718. The fair value of unvested time-based share awards, as well as the fair value of all share-based awards upon vesting, is based upon the closing price for a share of 3M common stock on the NYSE for the applicable date of measurement. The fair value of unvested performance share awards is based upon the probable outcome of the applicable performance conditions at the time of measurement. The fair value of unvested options, and the fair value received upon the vesting of stock options, is based upon the Black-Scholes option-pricing model as of the date of measurement, consistent with the stock option valuation model used to determine amounts reported in the Company’s Annual Report on Form 10-K.
(3)Reflects total shareholder return indexed to $100 for the Dow Jones Industrial Average (DJIA) Index, which is an industry line peer group reported in the performance graph included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and assuming reinvestment of all dividends, where applicable.
(4)Please see Appendix B for a definition of Organic Sales Growth. Values shown reflect Organic Sales Growth as calculated for purposes of our executive compensation program for the applicable reporting year.

2024 Proxy Statement	123

Executive compensation

Relationship between Company TSR and Peer Group TSR and CAP and Company TSR. The graphs below illustrate the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the CEO and other NEOs. For reference, SCT total compensation values for each year are also shown. As the graphs below illustrate, CAP amounts for our CEO are generally aligned with 3M’s TSR. For the other NEOs, CAP and SCT total compensation values in 2023 are much higher than in the prior years due primarily to the special make-whole cash and RSU awards provided to Mr. Hanson to replace compensation he forfeited when he left his prior employer to join 3M. Because of these one-time awards, the alignment between CAP amounts for our other NEOs and 3M’s TSR in 2023 is not as apparent. The graph below also illustrates the relationship between our TSR and the Peer Group TSR.
CEO pay vs. performance: Total shareholder return

■	CEO SCT	■	CEO CAP	—	Peer Group TSR	—	3M TSR
Other NEOs Pay vs. performance: Total shareholder return

■	Other NEOs SCT	■	Other NEOs CAP	—	Peer Group TSR	—	3M TSR

124	3M Company

Executive compensation

Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the CEO and average other NEO CAP and our GAAP Net Income. Average other NEO CAP value in 2023 is much higher than in the prior years due primarily to the special make-whole cash and RSU awards provided to Mr. Hanson to replace compensation he forfeited when he left his prior employer to join 3M. Our fiscal year 2023 financial results include special items that had a significant negative impact on our GAAP net income, the most significant of which was $11.6 billion in after-tax net costs for significant litigation associated with PFAS-related other environmental and Combat Arms Earplugs matters. GAAP net income is not used as a metric in our annual or long-term incentive plans. Refer to the CD&A for information on the financial metrics utilized in our compensation plans, and to the Appendices for a detailed reconciliation of these measures with the most directly comparable GAAP financial measures.

■	CEO CAP	■	Other NEOs CAP	GAAP Net Income
Relationship between CAP and Organic Sales Growth (our Company-Selected Measure). The graph below reflects the relationship between CEO and average other NEO CAP and Organic Sales Growth. 2023 organic growth was negatively impacted by declines in consumer-facing markets such as electronics and consumer retail, disposable respirator sales declines, normalization of post-COVID-related biopharma demand, declines in health information systems from tighter hospital budgets, the Company’s exit from Russia, and slowing growth in China. Average other NEO CAP value in 2023 is much higher than in the prior years due primarily to the special make-whole cash and RSU awards provided to Mr. Hanson to replace compensation he forfeited when he left his prior employer to join 3M.

■	CEO CAP	■	Other NEOs CAP	Organic Sales Growth

2024 Proxy Statement	125

Proposal 4
•Shareholder proposal, if properly presented at the meeting.
•See Board’s opposition statement.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the reasons discussed below. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder indicates otherwise in voting the proxy.

“AGAINST”
3M has received a shareholder proposal from Raymond Weber (the “Proponent”). The Company will provide the Proponent’s address and the number of shares of 3M common stock held by the Proponent promptly upon a shareholder’s oral or written request. The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in the Company’s Proxy Statement for the Annual Meeting. The Proponent is responsible for the content of this proposal, and, as a result, the Company is not responsible for any inaccuracies the proposal or statement may contain. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative. For the reasons set forth following the Proponent’s statement, your Board of Directors recommends that you vote “AGAINST” this proposal.
***
RESOLVED: That the shareholders of 3M Company (the “Company”) request that the Board of Directors (the “Board”) adopt a policy requiring that the Chief Executive Officer, the Chief Executive Officer’s direct reports, and all members of the Board hold at least ten times their annual total compensation (including base salary, bonus, stock awards, option awards and any other form of compensation) within three years of the adoption of such policy or, in the case of newly hired or appointed senior management or Board members, within three years of their hiring or appointment date in shares of the Company’s common stock. The policy should also prohibit the Company from extending any loans or other financial assistance to the covered executives and directors to enable them to acquire or retain shares of the Company’s common stock.
SUPPORTING STATEMENT: I believe that by increasing the share ownership requirements as well expansion of share ownership requirements to the Board and CEO direct reports will enhance the alignment of interests between the Company’s senior management and directors and its long-term shareholders. By holding a significant stake in the Company, the covered executives and directors will have a greater incentive to pursue strategies that create long-term value for the shareholders and will also create a more “owner-oriented attitude.” Furthermore, by holding shares of the Company’s common stock, rather than stock options or other forms of equity compensation, the covered executives and directors will bear the downside risk as well as the upside potential of their decisions.

126	3M Company

Shareholder proposal

Please note that other leading corporations have adopted similar policies that require their senior management and directors to hold substantial amounts of their common stock. For example, Johnson & Johnson requires its Chief Executive Officer to hold six times his or her base salary in common stock, its executive committee members to hold five times their base salary in common stock, and its non-employee directors to hold five times their annual retainer in common stock. One of Berkshire Hathaway director requirements is that they have an “owner-oriented attitude” or, in other words, that they place a significant amount of their personal wealth in Berkshire Hathaway shares. As of JP Morgan’s 2023 proxy statement, their current CEO, Jamie Dimon, holds more than $1 billion of JP Morgan shares.
As of the 2023 3M Company Proxy statement, four (4) 3M Board members directly hold 0 shares while five (5) other Board members directly hold roughly 1000 shares or less. How can these board members have an “owner-oriented attitude” when their only holdings are compensation based deferred shares?
With all the Company’s ongoing litigation, 3M’s top legal officer only holds 3794 shares as of October 4th, 2023. How do these low direct shareholdings inspire confidence in 3M management and the Board?
I believe that adopting this proposal for 3M Company will demonstrate the Company’s commitment to good corporate governance and long-term shareholder value creation. I urge my fellow shareholder to vote FOR this proposal.
Board’s statement opposing the proposal
After careful consideration, the Board believes that it is not in the best interests of 3M or its shareholders to approve the proposed resolution, for the following reasons:
•3M already maintains robust stock ownership guidelines and retention requirements for executive officers and directors that accomplish the objective of the proposal by aligning the interests of executive officers and directors with shareholders.
•The requirements that the proposal would impose are excessive, overly restrictive, and inconsistent with current market practice, and would put us at a competitive disadvantage for attracting and retaining talented executives and directors.
•Our other governance policies and compensation practices further align the interests of our executives and directors with the interests of our shareholders.
Discussion
3M’s existing stock ownership guidelines already require our Board and senior management to hold significant amounts of Company stock and accomplish the objective of the proposal, which is to align the financial interests of 3M’s executive officers and directors with those of its shareholders. The Board has carefully calibrated the existing ownership guidelines to tie executive and director compensation and stock ownership levels to the Company’s long-term success. As described in more detail in “Section VI: Ways in which we address risk and governance—Stock ownership guidelines” beginning on page 100, our CEO is required to own shares equal in value to six times his base salary and each of our other executive officers are required to own shares equal in value to three times their base salaries. If an executive is not making adequate progress to meet the required level of ownership, he or she must retain ownership of a sufficient number of the after-tax 3M shares received upon the payout of his or her performance shares to be on track to satisfy the required ownership level. In addition, as described in “Director Compensation” beginning on page 57, each non-employee director is required to retain the net after-tax 3M shares granted as part of the annual stock retainer until the director leaves the Board. We consider these guidelines, along with other governance policies and compensation practices, to be sufficiently rigorous to ensure the alignment of interests between shareholders of the Company and our executives and directors. Accordingly, we believe the proposal is unnecessary.
The requirements of the proposal are excessive, overly restrictive, and inconsistent with market practice. Implementation of the proposal would put us at a significant competitive disadvantage in attracting and retaining talent. The proposal would require our CEO and his direct reports, and all members of the Board, to directly hold 3M shares equal in value to ten times their annual total compensation (including base salary, any annual incentive payments and equity awards). Such amounts would be infeasible and impracticable to achieve, particularly given that unvested equity awards would be included for purposes of determining total compensation but not for purposes of satisfying the ownership requirement, and all directors and officers would be required to acquire a significant amount of shares within

2024 Proxy Statement	127

Shareholder proposal

a short three-year time period. A 10x total compensation requirement would likely significantly exceed the entire net worth of many or all of the individuals serving as executive officers or directors. By way of example, based on the total compensation reported in the Summary Compensation Table on page 105 for our CEO in 2023, the proposal would require our CEO to hold approximately $164 million in the Company’s common stock, not counting any form of ownership other than direct ownership of shares. The required ownership levels for our other NEOs would range from approximately $52 million to approximately $239 million dollars based on the total compensation reported for 2023 in the Summary Compensation Table. Requiring all officers to comply with these requirements within three years would place us far outside of peer company practice and would make attracting new talent, or retaining existing service, extremely difficult. 3M’s existing “multiple of salary” approach and five-year compliance term are shared by the overwhelming majority of our peer companies. According to survey data, over 97 percent of large-cap public companies based their stock ownership guidelines on a multiple of base salary, not total compensation.
In addition to our executive officers, our directors also have significant holdings in 3M common stock and equivalents as a result of our rigorous hold-until departure requirement for director equity compensation. The Board believes that the hold-until-departure policy is effective for aligning directors’ interests with those of shareholders, given that directors may not sell or dispose of any shares acquired as part of the annual stock retainer for Board service until they leave the Board. In addition, directors are given the opportunity to elect to receive their cash fees in 3M equity, further increasing their ownership levels and aligning their economic interests with shareholders. For example, one of our current directors has elected to receive substantially all his compensation exclusively in the form of deferred stock units during the entire term of his service on the Board. We consider these ownership requirements to be sufficiently robust.
Our other governance policies and compensation practices are also designed to ensure that the interests of our executives and directors are aligned with those of our shareholders. The Company’s stock trading policies prohibit the Company’s directors and executive officers from engaging in hedging transactions, short sales related to the Company’s common stock, standing orders, margin accounts, and pledges of 3M securities as collateral. These policies further align the economic interests of our Board and management with our shareholders. Our executive compensation program also aligns the pay received by our NEOs with the performance of the Company. For example, more than 91 percent and 84 percent of the target total compensation for our CEO and our other NEOs, respectively, is incentive-based at-risk pay and 74 percent of our CEO’s and 68 percent of our other NEOs’ target pay is in equity compensation, all of which provide incentives for creating long-term value for our shareholders.
As described above, 3M’s existing stock ownership guidelines and other policies already accomplish the objectives of the proposal and compare favorably with the corresponding requirements of similar large public companies. Furthermore, the ownership requirements the proposal would impose are excessive and overly restrictive and would hinder the Company’s ability to attract and retain talent. The Board therefore believes that implementation of the proposal is unnecessary and contrary to the best interests of our shareholders. Accordingly, the 3M Board recommends you vote “AGAINST” the proposal.

128	3M Company

Security ownership of management
The following table includes all 3M stock-based holdings, as of February 29, 2024, of the directors, director nominees and the Named Executive Officers set forth in the Summary Compensation Table, and the directors, director nominees and executive officers as a group.
Common stock and total stock-based holdings

Name	Stock(1)	Restricted stock units(2)	Deferred stock(3)	Total(4)	Percent of class
Thomas “Tony” K. Brown, Director	1,293	—	12,242	13,535	(5)
William M. Brown*	—	—	—	—	(5)
Audrey Choi, Director	—	—	1,367	1,367	(5)
Anne H. Chow, Director	—	—	2,311	2,311	(5)
David B. Dillon, Director	1,200	—	10,648	11,848	(5)
Michael L. Eskew, Director	—	—	61,731	61,731	(5)
James R. Fitterling, Director	9,654	—	3,754	13,408	(5)
Amy E. Hood, Director	24	—	8,138	8,162	(5)
Suzan Kereere, Director	1,808	—	1,643	3,451	(5)
Gregory R. Page, Director	4,000	—	11,721	15,721	(5)
Pedro J. Pizarro, Director	—	—	2,311	2,311	(5)
Thomas W. Sweet, Director	—	—	1,013	1,013	(5)
Michael F. Roman, Chairman of the Board and Chief Executive Officer	1,075,544	—	135,452	1,210,996	(5)
Monish Patolawala, President and Chief Financial Officer	164,282	41,590	—	205,872	(5)
Peter D. Gibbons, Group President, Enterprise Supply Chain	4,113	22,729	—	26,842	(5)
Bryan C. Hanson, Group President and Chief Executive Officer, Health Care	—	126,754	—	126,754	(5)
Kevin H. Rhodes, Executive Vice President & Chief Legal Affairs Officer	39,161	23,797	2,284	65,242	(5)
All Directors, Director Nominees and Executive Officers as a Group (23 persons)	1,582,694	275,145	272,547	2,130,386	(5)

2024 Proxy Statement	129

Stock ownership information

(1)This column lists beneficial ownership of 3M common stock as calculated under Securities and Exchange Commission rules. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. In accordance with Securities and Exchange Commission rules, this column also includes shares that may be acquired pursuant to stock options that are or will be exercisable within 60 days of February 29, 2024, as follows: Mr. Roman - 1,053,365 shares; Mr. Patolawala - 137,133 shares; Mr. Gibbons - 0 shares; Mr. Hanson - 0 shares; and Mr. Rhodes - 37,052 shares. This column includes the following shares that the named person shares voting and/or investment power: Mr. Fitterling - 200 shares held indirectly with a family member; Mr. Gibbons - 86 shares held indirectly with a family member.
(2)This column reflects restricted stock units that generally vest over a three- to five-year period, assuming continued employment until each vesting date (or until the individual retires from the Company, in some cases). The executive officers do not have voting power with respect to the shares listed in this column.
(3)This column reflects shares earned by the directors as a result of their service on the Board of Directors, the payout of which has been deferred until following the termination of their membership on the Board of Directors. This column also includes shares of the Company’s common stock which the executive officers are entitled to receive following their retirement from the Company as a result of their election to defer all or a portion of the payout of their performance share awards granted under the Company’s long-term incentive plan. Neither the directors nor the executive officers have voting power with respect to the shares listed in this column.
(4)This column shows the individual’s total 3M stock-based holdings, including the securities shown in the “Stock” column (as described in note 1), in the “Restricted Stock Units” column (as described in note 2), and in the “Deferred Stock” column (as described in note 3).
(5)Each director. director nominee and executive officer individually, and all directors, director nominees, and executive officers as a group, beneficially owned less than one percent of the outstanding common stock of the Company.
*    On March 8, 2024, the Board of Directors of 3M Company appointed Mr. William M. Brown Chief Executive Officer, effective May 1, 2024, succeeding Mr. Michael F. Roman.

130	3M Company

Stock ownership information

Security ownership of certain beneficial owners
The following table sets forth information regarding beneficial owners of more than 5 percent of the outstanding shares of 3M common stock.

Name/address	Common stock beneficially owned	Percent of class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	49,080,209	8.89
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	41,867,008	7.60
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	35,839,898	6.49
(1)In a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024, The Vanguard Group reported that, as of December 29, 2023, it had shared voting power with respect to 683,607 shares, sole dispositive power with respect to 46,729,293 shares, and shared dispositive power with respect to 2,350,916 shares. Vanguard provides investment management services to the Company’s defined contribution plans in the U.S. through a co-mingled mutual fund vehicle. The 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan use this investment in their defined contribution investment choices. Fees paid for investment management of the fund are incorporated into the fund NAV on a daily basis and fully disclosed as an expense ratio for the fund. As a result, these fees are paid by participants in the Company’s defined contribution plans and are not paid by the Company. The fees paid are reviewed by the fiduciaries of the employee benefit plans and are determined to be reasonable for the services provided.
(2)In a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2024, BlackRock, Inc. reported that, as of December 31, 2023, it had sole voting power with respect to 37,610,493 shares and sole dispositive power with respect to 41,867,008 shares, of which 26,125 shares were held as investment manager for the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan. BlackRock, Inc. and its affiliates provide investment management services to several employee benefit plans sponsored by the Company and its Canadian affiliate. The 3M Voluntary Investment Plan and Employee Stock Ownership Plan, the 3M Savings Plan and the 3M Canada Company Master Trust utilize these investment management services. In total, the various employee benefit plans paid fees of $3.3 million in 2023 to BlackRock, Inc. and its affiliates, a majority of which was paid by the participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan. In addition, the Trustee (BlackRock Institutional Trust Company, N.A.) charged the funds held by the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan an annual administration fee and transaction fees which are incorporated into the funds’ NAV. The fees paid are reviewed by the fiduciaries of the employee benefit plans and are determined to be reasonable for the services provided.
(3)In a Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2024, State Street Corporation reported that, as of December 31, 2023, it had shared voting power with respect to 20,586,992 shares of 3M common stock and shared dispositive power with respect to 35,820,369 shares of 3M common stock. Of these shares, 33,947 shares were held as investment manager for the Company’s defined contribution plans in the U.S. through a co-mingled mutual fund vehicle. The 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan use this investment in their defined contribution investment choices. The 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan utilize State Street Global Advisors, an affiliate of State Street Bank and Trust Company, as an investment manager. In total, the Company and the defined contribution plans paid fees of $0.4 million in 2023 to State Street Bank and Trust Company and its affiliates, a majority of which was paid by the participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan. For certain funds, there may be fees paid to the investment manager that are incorporated into the fund NAV on a daily basis. As a result, these fees are paid by participants in the Company’s defined contribution plans and are not paid by the Company. In addition, during 2023, the Trustee (State Street Global Advisors Trust Company) charged the funds held by the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan an annual administration fee and transaction fees which are incorporated into the funds’ NAV. The fees paid are reviewed by the Company or fiduciaries of the employee benefit plans and are determined to be reasonable for the services provided.

2024 Proxy Statement	131

Proxy statement
The Board of Directors of 3M Company, a Delaware corporation, is soliciting proxies for the Company’s Annual Meeting of Shareholders. You are receiving a Proxy Statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy you can vote, whether or not you attend the meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.
The information included in this Proxy Statement relates to proposals to be voted on at the meeting (if properly presented), the voting process, 3M’s Board and Board committees, the compensation of directors and certain executive officers, and other required information.
Purpose of the annual meeting
The purpose of the Annual Meeting is to elect the directors identified in this Proxy Statement and to conduct the business described in the Notice of Annual Meeting.
Participating in the virtual annual meeting
How do I attend the 2024 virtual annual meeting?
If you are a holder of 3M common stock as of the close of business on March 19, 2024, the record date, you or your proxy holder may participate, vote, submit questions, and examine a list of shareholders of record via www.virtualshareholdermeeting.com/MMM2024 by entering your 16-digit control number. You can find your control number on:
•your proxy card included in this Proxy Statement if it was mailed to you;
•your Notice of Internet Availability of Proxy Materials if you received proxy materials via electronic delivery; or
•your voting instruction card if you hold your shares in street name through a broker or other nominee.
You can view the meeting agenda, rules of conduct and procedures, and proxy materials for the Annual Meeting on the virtual meeting platform.
If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/MMM2024 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting.
You may begin to log into the meeting platform 15 minutes prior to the meeting’s start time on the meeting date. The meeting will begin promptly at 8:30 a.m. Central Daylight Time on May 14, 2024.
The virtual meeting platform is supported across browsers and devices running the current version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong Wi-Fi connection and they can hear streaming audio prior to the start of the meeting.
Will there be technical support for the meeting?
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 8:15 a.m. Central Daylight Time and until the end of the meeting.

132	3M Company

Other information

How do I submit questions at the meeting? Can I submit questions in advance of the meeting?
We welcome questions from shareholders. If you are a record date shareholder with a 16-digit control number, you may submit questions both in advance of and during the meeting. If you wish to submit a question in advance of the meeting, you may use your 16-digit control number to access www.proxyvote.com. Questions may also be submitted shortly before or during the meeting, by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/MMM2024, select the “Q&A” button and type your questions into the “Submit a Question” field, and click “Submit.” Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. To allow us to address questions from as many shareholders as possible, each shareholder will be limited to two questions. Questions from multiple shareholders on the same topic or relating to the same topic may be grouped, summarized, and answered together. We ask that all shareholders provide their name and contact details when submitting questions through the virtual meeting platform, so that we may address any individual concerns or follow up matters directly. Responses to questions relevant to meeting matters that we do not have time to respond to during the meeting will be posted to our Investor Relations website at https://investors.3M.com as soon as practicable after the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. Please refer to the Rules of Conduct and Procedures for the shareholder meeting that will be posted on the meeting website.
Information about the notice of internet availability of proxy materials
Why did I receive a notice of internet availability of the proxy materials and not the printed proxy materials?
The Securities and Exchange Commission allows companies to furnish their proxy materials to shareholders over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. In addition, we are providing the notice and proxy materials by e-mail to some of our shareholders who previously consented to electronic delivery of proxy materials. Those shareholders should have received an e-mail containing a link to the website where the proxy materials are available, as well as a link to the proxy voting website. All shareholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to receive proxy materials in printed form by mail or to access them electronically in connection with future distributions of proxy materials. Distributing proxy materials electronically conserves natural resources and reduces the costs of printing and distributing our proxy materials.
Why did I receive a printed copy of the proxy materials and not the notice of internet availability of proxy materials?
We are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability of Proxy Materials.
How do I view the proxy materials online?
Go to www.proxyvote.com and follow the instructions to view the materials. You will need to provide the control number printed in the box marked by the arrow located on your Notice of Internet Availability of Proxy Materials (see example below — the information in the box is an example only — your number will be different and is unique to you).

1234 5678 9012 3456

2024 Proxy Statement	133

Other information

What if I prefer to receive a paper copy of the proxy materials?
You can easily request a paper copy of the proxy materials (including the Notice of Annual Meeting, Proxy Statement, and 2023 Annual Report) at no cost by using one of the three methods below. You will need to provide the control number printed in the box marked by the arrow located on your Notice of Internet Availability of Proxy Materials (see example above — the information in the box is an example only — your number will be different and is unique to you).

By Internet Logon at www.proxyvote.com;	By Telephone Call toll-free at 1-800-579-1639; or
By sending an E-mail
Send to sendmaterial@proxyvote.com (simply provide in the subject line the control number printed in the box marked by the arrow from your Notice of Internet Availability of Proxy Materials; no other information is necessary).

Can I request to receive my notice of internet availability of proxy materials by e-mail rather than by mail?
You may request to receive proxy materials for future meetings by e-mail via www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Please note that you MAY NOT USE your Notice of Internet Availability of Proxy Materials to vote your shares; it is NOT a form for voting. If you return the Notice of Internet Availability of Proxy Materials in an attempt to vote your shares, that vote will not count.
For more information about the Notice of Internet Availability of Proxy Materials, please visit:
www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

134	3M Company

Other information

Shareholders entitled to vote
Each share of our common stock outstanding as of the close of business on March 19, 2024, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 553,361,257 shares of common stock issued and outstanding.
Most 3M shareholders hold their shares through a broker, bank, trustee, or other nominee (which for simplicity we refer to as a “broker or other nominee”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Shareholder of Record	If your shares are registered directly in your name with 3M’s transfer agent, EQ Shareowner Services, you are considered the shareholder of record of those shares and the Notice of Internet Availability of Proxy Materials, or if you requested paper delivery, a copy of these proxy materials are being sent directly to you by 3M. As the shareholder of record, you have the right to grant your voting proxy directly to 3M or to vote electronically at the meeting. You may also vote on the Internet or by telephone, as described in the Notice of Internet Availability of Proxy Materials and below under the heading “Voting methods.”
Beneficial Owner
If your shares are held by a broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or other nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares electronically at the meeting, unless you obtain a legal proxy from the broker or other nominee. Your broker or other nominee is obligated to provide you with a voting instruction card for you to use. You may also vote on the Internet or by telephone, as described in the Notice of Internet Availability of Proxy Materials and below under the heading “Voting methods.” If you fail to provide voting instructions to your broker or other nominee, it will have discretion to vote your shares with respect to Proposal 2, but not with respect to Proposals 1, 3 and 4 as described below under “Voting requirements to elect directors and approve each of the proposals described in this Proxy Statement.”

Plan Accounts	If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is considered the shareholder of record. Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee on how to vote the shares allocated to their account via the Internet, by telephone, or by signing and submitting the proxy card as described in the Notice of Internet Availability of Proxy Materials and below under the heading “Voting methods.” Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these instructions, the trustee will vote your shares as described in the proxy card.

2024 Proxy Statement	135

Other information

Proposals you are asked to vote on and the Board’s voting recommendations
The following proposals are included in this Proxy Statement and are scheduled to be voted on at the meeting. 3M’s Board recommends that you vote your shares as indicated below.

Proposals:	The board’s voting recommendations:	Rationale for support:	For further details:

1.Elect the 12 director nominees identified in this Proxy Statement, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of skills and qualifications to the Board and can represent the interests of all shareholders.	Page 20

2.Ratify the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm for 2024.	“FOR”	Based on its assessment of the qualifications and performance of PwC, the Audit Committee believes that it is in the best interests of the Company and its shareholders to retain PwC.	Page 61

3.Approve, on an advisory basis, the compensation of our Named Executive Officers.	“FOR”	Our executive compensation program appropriately aligns our executives’ compensation with the performance of the Company and its business units as well as their individual performance.	Page 66

4.Shareholder proposal, if properly presented at the meeting.	“AGAINST”	See the Board’s opposition statement.	Page 126

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board as proxy holders — Michael F. Roman, Monish Patolawala, and Kevin H. Rhodes — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

136	3M Company

Other information

Voting requirements to elect directors and approve each of the proposals described in this proxy statement

Quorum
The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. As discussed below, a “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner.

Broker Voting
Under NYSE rules, brokers have discretionary authority to vote their clients’ shares in “routine” matters (including Proposal 2, the ratification of PwC as our independent registered public accounting firm) so long as the beneficial owner of those shares did not provide voting instructions to the broker at least ten days before the shareholder meeting. Director elections, shareholder proposals, and executive compensation matters, including the say-on-pay proposal, are not considered “routine” matters for these purposes. As a result, if you do not provide your broker with instructions as to how to vote your shares, your broker will be prohibited from voting on Proposals 1, 3 and 4 resulting in a “broker non-vote” with respect to those proposals. If you are a beneficial owner (other than as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan), your broker or other nominee is permitted to vote your shares on the ratification of PwC as our independent registered public accounting firm for 2024, even if it does not receive voting instructions from you.

Election of Directors
In accordance with 3M’s Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election) with respect to that director’s election at this meeting for the election of directors at which a quorum is present.

The N&G Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in the election, the N&G Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the N&G Committee’s recommendation, and publicly disclose (by issuing a press release and filing appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The N&G Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.
An incumbent director who fails to receive a majority of the votes cast in the election and who tenders his or her resignation pursuant to the procedures described above shall remain active and engaged in Board activities while the N&G Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken. However, it is expected that such incumbent director shall not participate in any proceedings by the N&G Committee or the Board regarding whether to accept or reject such director’s resignation, or whether to take other action with respect to such director.
If the Board of Directors accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

All Other Proposals
The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve Proposals 2, 3 and 4. In tabulating the voting result for any particular proposal “broker non-votes” (if applicable) are not counted as votes “FOR” or “AGAINST” the proposal. An abstention will, however, be counted as entitled to vote on Proposals 2, 3 and 4 and will, therefore, have the effect of a vote “AGAINST” such proposal.

2024 Proxy Statement	137

Other information

Voting methods
If you hold shares directly as the shareholder of record, you may vote by granting a proxy or by voting electronically at the virtual Annual Meeting. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee or electronically at the Annual Meeting by requesting a legal proxy from your broker or other nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee.
The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for shareholders of record will be available 24 hours a day, up until 10:59 p.m., Central Daylight Time, on May 13, 2024. Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 10:59 p.m., Central Daylight Time, on May 12, 2024.

Vote by Internet www.proxyvote.com	If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card or the Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote by Telephone 1-800-690-6903	If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card or the Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

Vote by Mail Sign and mail your proxy card
You may vote by signing and submitting your proxy card to the Company. If you provide specific voting instructions in your proxy card, your shares will be voted as you instruct. If you sign your proxy card, but do not provide voting instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 13, 2024 (or by May 12, 2024, for participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan), to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For shares held in street name, you may direct your broker or other nominee on how to vote your shares by following the instructions set forth in the voting instruction card that your broker or other nominee has provided.

Vote Online at the Meeting May 14, 2024 8:30 a.m., CDT www.virtualshareholdermeeting.com/MMM2024	At the virtual Annual Meeting, if you have not submitted your proxy prior to the meeting, or if you wish to change your voting instructions, you will be able to vote your shares electronically at the virtual Annual Meeting platform by clicking “Voting” on the meeting website.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

138	3M Company

Other information

Changing or revoking your vote
You may change or revoke your proxy voting instructions at any time prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions), so long as the new vote is received before the deadlines described above under the heading “Voting methods.” You may revoke your voting instructions by notifying the Corporate Secretary in writing at any time prior to 10:59 p.m., Central Daylight Time, on May 13, 2024. If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee for procedures on revoking or changing your voting instructions. You may also change your vote by granting a new proxy or by voting electronically at the virtual Annual Meeting.
Counting the vote
In the election of directors, you may vote “FOR” or “AGAINST” one or more of the nominees or you may “ABSTAIN.” Abstentions will have no effect on the outcome of the election of directors. For Proposals 2, 3 and 4 you may vote “FOR,” “AGAINST,” or “ABSTAIN,” but please note that abstentions will have the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card but provide no voting instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in “Shareholders entitled to vote” beginning on page 135. Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspectors of election.
Confidentiality
The Company’s Board of Directors has a policy that all shareholder proxies, ballots, and tabulations that identify shareholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any shareholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the shareholder vote. The policy also provides that inspectors of election for shareholder votes must be independent and cannot be employees of the Company. Occasionally, shareholders provide written comments on their proxy card that may be forwarded to 3M management.
Results of the vote
We will issue a press release announcing the preliminary voting results for items of business properly presented at the meeting and will disclose the results for those items in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days of the Annual Meeting date. The press release with voting results will also be available on our website at www.3M.com/profile/pressbox/index.jhtml.
Delivery of documents to shareholders sharing an address
Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more shareholders reside, if we believe the shareholders are members of the same family (a practice called “householding”). We believe that householding benefits both you and the Company by eliminating duplicate mailings to shareholders living at the same address and by reducing our printing and mailing costs. Each shareholder will continue to receive a separate proxy card or voting instruction card. Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by calling 1-800-579-1639, by going to www.proxyvote.com, by e-mailing sendmaterial@proxyvote.com, or by writing to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if your household received multiple sets of proxy materials this year, and members of your household who are entitled to receive proxy materials would all prefer to receive only a single set of proxy materials, you may submit such a request as specified in the preceding sentence.
If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or other nominee directly to discontinue duplicate mailings to your household.

2024 Proxy Statement	139

Other information

List of shareholders
A list of the shareholders of record entitled to vote at the Annual Meeting will be available for inspection online at the virtual Annual Meeting for any purpose germane to the meeting. The list also will be available for ten days prior to the meeting during normal business hours at 3M Center, St. Paul, MN 55144, by contacting the Secretary of the Company.
Cost of proxy solicitation
This Proxy Statement is provided in connection with a solicitation of proxies by the Board of Directors of 3M Company. 3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $37,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.
Transfer agent
Our transfer agent is EQ Shareowner Services. All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting EQ Shareowner Services at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.shareowneronline.com or in writing, P.O. Box 64854, St. Paul, MN 55164-0854.
Requirements for submission of shareholder proposals for next year’s annual meeting
In order for a shareholder proposal to be considered for inclusion in 3M’s Proxy Statement for next year’s Annual Meeting, our Corporate Secretary must receive the proposal by November 27, 2024. Such proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Company) to: Michael M. Dai, Vice President, Associate General Counsel and Secretary, 3M Company, 3M Center, Building 220-9E-02, St. Paul, MN 55144-1000. Such proposals must comply with the Securities and Exchange Commission’s regulations regarding the inclusion of shareholder proposals in Company sponsored proxy materials, such as the shareholder continuing to own a minimum number of shares until the Annual Meeting and appearing or having an authorized representative appear at the meeting to present the proposal.
Alternatively, shareholders intending to present a proposal at next year’s Annual Meeting without having it included in the Company’s Proxy Statement must comply with the requirements set forth in the Company’s Bylaws, a copy of which is available at www.3M.com under Investor Relations — ESG — Governance Documents. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder no earlier than the close of business on November 27, 2024, and no later than the close of business on December 27, 2024. The notice must contain the information required by our Bylaws.
Proposals received by the Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at next year’s Annual Meeting.
By order of the Board of Directors.
Michael M. Dai
Vice President, Associate General Counsel and Secretary

140	3M Company

Reconciliation of GAAP to non-GAAP financial measures (dollars in millions, except per-share amounts) (unaudited)
In addition to reporting financial results in accordance with GAAP, the Company also periodically excludes special items to calculate financial metrics utilized for compensation plans. Some of the metrics are non-GAAP measures. Operating income, net income attributable to 3M, and diluted earnings per share attributable to 3M common shareholders (hereafter referred to as “earnings per diluted share”) are all measures for which 3M provides the reported GAAP measure and an adjusted measure (excluding special items). Adjusted Earnings per Share, Free Cash Flow, Free Cash Flow Growth (Free Cash Flow percentage change), Free Cash Flow Conversion, Return on Invested Capital, Operating Income (used for compensation purposes), and Operating Cash Flow Conversion, each adjusted for special items are non-GAAP measures that the Company believes are meaningful in measuring the payouts for its compensation plans. These measures are not in accordance with, nor are they a substitute for, GAAP measures. Special items represent significant charges or credits that are important to an understanding of the Company’s ongoing operations. The non-GAAP financial measures used herein may not be comparable to similarly titled measures used by other companies, and the adjusted amounts used for compensation purposes may differ from the adjusted amounts used by the Company elsewhere or included in the Company’s Form 10-K. Each reference to a non-GAAP financial measure used in the Compensation Discussion & Analysis section of this Proxy Statement (CD&A) refers to the applicable measure as used for compensation purposes, after application of the adjustments of special items set forth in the tables below.
The reconciliations provided below reconcile the non-GAAP financial measures with the most directly comparable GAAP financial measures for the years ended December 31, 2023, 2022 and 2021.
Performance share award metrics:
Adjusted Earnings per Share used for compensation purposes (non-GAAP measure)

	2023
	Reported measure	Net Costs for Significant Litigation(a)	Gain on Business Divestitures(b)	Divestiture Costs(c)	Russia Exit Charges (Benefits)(d)	Manufactured PFAS Products(e)	Adjusted non-GAAP measure used for 2021 and 2022 PSAs	Adjustments Approved for 2023 PSA(f)	Adjusted non-GAAP measure used for 2023 PSAs
Net income (loss) attributable to 3M	$(6,995)	$11,630	$(25)	$378	$(21)	$155	$5,122	$340	$5,462
Earnings (loss) per diluted share	$(12.63)	$21.00	$(0.05)	$0.68	$(0.04)	$0.28	$9.24	$0.60	$9.84
Earnings (loss) per diluted share percent change	(224.1%)						-6.5%		-0.4%

2024 Proxy Statement	141

Appendix A: Supplemental consolidated statement of income information

	2022
	Reported measure	Net Costs for Significant Litigation(a)	Food Safety Divestiture, Net of Restructuring Items(b)	Divestiture Costs(c)	Russia Exit Charges(d)	PFAS Manufacturing Exit(e)	Adjusted non- GAAP measure used for compensation purposes
Net income attributable to 3M	$5,777	$1,815	$(2,648)	$42	$111	$638	$5,735
Earnings per diluted share	$10.18	$3.20	$(4.67)	$0.07	$0.20	$1.12	$10.10
Earnings per diluted share percent change	0.6%						-0.2%

2021
Reported measure(g)
Net income attributable to 3M	$5,921
Earnings per diluted share	$10.12
Earnings per diluted share percent change	14.4%
Free Cash Flow used for compensation purposes (non-GAAP measure)

	2023
	Reported measure	Net Costs for Significant Litigation and TCJA(a)	Gain on Business Divestitures, Net of Divestiture-Related Restructuring Items(b)	Divestiture Costs(c)	Russia Exit Charges(d)	Manufactured PFAS Products(e)	Adjusted non-GAAP measure used for compensation purposes
Major GAAP cash flow categories
Net cash provided by operating activities	$6,680
Net cash provided by (used in) investing activities	(1,207)
Net cash used in financing activities	(3,147)
Free Cash Flow (non-GAAP measure)
Net cash provided by operating activities	$6,680	$895	$11	$313	$—	$(157)	$7,742
Purchases of property, plant and equipment	(1,615)					167	(1,448)
Free cash flow(h)	$5,065	$895	$11	$313	$—	$10	$6,294
Free cash flow percent change	31.8%						30.3%
Net income attributable to 3M	$(6,995)	$11,630	$(25)	$378	$(21)	$155	$5,122
Free cash flow conversion(h)	(72%)						123%

142	3M Company

Appendix A: Supplemental consolidated statement of income information

	2022
	Reported measure	Significant Litigation Related Charges and TCJA(a)	Food Safety Divestiture, Net of Restructuring Items(b)	Divestiture Costs(c)	Russia Exit Charges(d)	PFAS Manufacturing Exit(e)	Adjusted non-GAAP measure used for compensation purposes
Major GAAP cash flow categories
Net cash provided by operating activities	$5,591
Net cash provided by (used in) investing activities	(1,046)
Net cash used in financing activities	(5,350)
Free Cash Flow (non-GAAP measure)
Net cash provided by operating activities	$5,591	$784	$55	$8	$2	$—	$6,440
Purchases of property, plant and equipment	(1,749)						(1,749)
Free cash flow(h)	$3,842	$784	$55	$8	$2	$—	$4,691
Free cash flow percent change	-34.3%						-21.5%
Net income attributable to 3M	$5,777	$1,815	$(2,648)	$42	$111	$638	$5,735
Free cash flow conversion(h)	66%						82%

	2021
	Reported measure	Adjustment for payment of previous excluded items(a)	Adjusted non-GAAP measure used for compensation purposes
Major GAAP cash flow categories
Net cash provided by operating activities	$7,454
Net cash provided by (used in) investing activities	(1,317)
Net cash used in financing activities	(6,145)
Free cash flow (non-GAAP measure)
Net cash provided by operating activities	$7,454	$123	$7,577
Purchases of property, plant and equipment	(1,603)		$(1,603)
Free cash flow(h)	$5,851	$123	$5,973
Net income attributable to 3M	$5,921	$—	$5,921
Free cash flow conversion(h)	99%		101%

2024 Proxy Statement	143

Appendix A: Supplemental consolidated statement of income information

Return on invested capital (non-GAAP measure)

	2023
	Reported measure	Net Costs for Significant Litigation and TCJA(a)	Gain on Business Divestitures(b)	Divestiture Costs(c)	Russia Exit Charges (Benefits)(d)	Manufactured PFAS Products(e)	Adjusted non-GAAP measure used for compensation purposes
Net income including non-controlling interest	$(6,979)	$11,630	$(25)	$378	$(21)	$155	$5,138
Interest expense (after-tax) (1)	680	(271)	—	—	—	—	409
Adjusted net income (Return)	$(6,299)	$11,359	$(25)	$378	$(21)	$155	$5,547
Average shareholders’ equity (including non-controlling interest) (2)	$8,202	$9,058	$—	$87	$—	$(525)	$16,822
Average short-term and long-term debt (3)	15,999	—	—	—	—	—	15,999
Average invested capital	$24,201	$9,058	$—	$87	$—	$(525)	$32,821
Return on Invested Capital(i)	(26.0%)						16.9%
(1) Effective income tax rate used for interest expense	27.8%						27.8%
(2) Calculation of average equity (includes non-controlling interest)
Ending total equity as of:
March 31	$15,351	$1,713	$—	$68	$—	$(510)	$16,622
June 30	7,857	9,477	—	95	—	(550)	16,879
September 30	4,731	12,556	—	100	—	(545)	16,842
December 31	4,868	12,486	—	85	—	(494)	16,945
Average total equity	$8,202	$9,058	$—	$87	$—	$(525)	$16,822
(3) Calculation of average debt
Ending short-term and long-term debt as of:
March 31	$15,960	$—	$—	$—	$—	$—	$15,960
June 30	15,987	—	—	—	—	—	15,987
September 30	16,013	—	—	—	—	—	16,013
December 31	16,035	—	—	—	—	—	16,035
Average short-term and long-term debt	$15,999	$—	$—	$—	$—	$—	$15,999

144	3M Company

Appendix A: Supplemental consolidated statement of income information

	2022
	Reported measure	Significant Litigation Related Charges and TCJA(a)	Food safety divestiture, net of restructuring items(b)	Divestiture Costs(c)	Russia Exit Charges(d)	PFAS manufacturing exit(e)	Adjusted non- GAAP measure used for compensation purposes
Net income including non-controlling interest	$5,791	$1,497	$(2,648)	$42	$111	$638	$5,431
Interest expense (after-tax) (1)	418	—	—	—	—	—	418
Adjusted net income (Return)	$6,209	$1,497	$(2,648)	$42	$111	$638	$5,849
Average shareholders’ equity (including non-controlling interest) (2)	$14,437	$1,036	$17	$8	$54	$160	$15,711
Average short-term and long-term debt (3)	16,149	—	—	—	—	—	16,149
Average invested capital	$30,586	$1,036	$17	$8	$54	$160	$31,860
Return on Invested Capital(i)	20.3%						18.4%
(1) Effective income tax rate used for interest expense	9.6%						9.6%
(2) Calculation of average equity (includes non-controlling interest)
Ending total equity as of:
March 31	$15,004	$173	$—	$—	$—	$—	$15,177
June 30	13,816	1,412	—	—	—	—	15,228
September 30	14,156	1,356	66	1	109	—	15,688
December 31	14,770	1,202	2	31	108	638	16,751
Average total equity	$14,437	$1,036	$17	$8	$54	$160	$15,711
(3) Calculation of average debt
Ending short-term and long-term debt as of:
March 31	$16,678	$—	$—	$—	$—	$—	$16,678
June 30	16,276	—	—	—	—	—	16,276
September 30	15,705	—	—	—	—	—	15,705
December 31	15,939	—	—	—	—	—	15,939
Average short-term and long-term debt	$16,149	$—	$—	$—	$—	$—	$16,149

2024 Proxy Statement	145

Appendix A: Supplemental consolidated statement of income information

2021
Reported measure
Net income including non-controlling interest	$5,929
Interest expense (after-tax) (1)	400
Net income (Return)	$6,329
Average shareholders’ equity (including non-controlling interest) (2)	$14,497
Average short-term and long-term debt (3)	17,991
Average invested capital	$32,488
Return on Invested Capital(i)	19.5%
(1) Effective income tax rate used for interest expense	17.8%
(2) Calculation of average equity (includes non-controlling interest)
Ending total equity as of:
March 31	$13,828
June 30	14,516
September 30	14,530
December 31	15,117
Average total equity	$14,497
(3) Calculation of average debt
Ending short-term and long-term debt as of:
March 31	$18,187
June 30	18,248
September 30	18,165
December 31	17,363
Average short-term and long-term debt	$17,991
AIP metrics:

	2023
	Reported Measure	Net Costs for Significant Litigation and TCJA(a)	Gain on Business Divestitures, Net of Divestiture- Related Restructuring Items(b)	Divestiture Costs(c)	Russia Exit Charges (Benefits)(d)	Manufactured PFAS Products(e)	Adjustments for Business Results not in the Plan(j)	Adjusted non-GAAP measure used for compensation purposes
Income Statement
Net Sales	$32,681					$(1,289)	$(62)	$31,330
Net Sales-Local Currency	$32,865					$(1,289)	$(62)	$31,514
Operating Income	(9,128)	$14,869	$(36)	$496	$(18)	$205	$(14)	6,374
Operating Income Margin	(27.9)%							20.3%
Operating Cash Flow Conversion (non-GAAP measure)
Net cash provided by operating activities	$6,680	$895	$11	$313	$—	$(157)	$222	$7,964
Net Income Attributable to 3M	$(6,995)	$11,630	$(25)	$378	$(21)	$155	$364	$5,486
Operating Cash Flow Conversion(k)	(95%)							145%

146	3M Company

Appendix A: Supplemental consolidated statement of income information

(a)    Net costs for significant litigation relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters (as discussed in Note 18 to 3M Company’s Form 10-K). Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), external legal fees, and insurance recoveries, along with the associated tax impacts. 3M does not consider the elements of the net costs associated with these matters to be normal operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Cash Flow and ROIC balance sheet adjustments also include the impact from payments related to the Tax Cuts and Jobs Act (TCJA).
(b)    In 2023, 3M recorded a gain related to the sale of its dental local anesthetic business partially offset by a loss associated with a previously contingent indemnification obligation from a 2020 divestiture. In 2022, 3M recorded a gain related to the split-off and combination of its Food Safety business with Neogen Corporation. Refer to Note 3 to 3M Company’s Form 10-K for further details. Also in 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested businesses. Refer to Note 5 to 3M Company’s Form 10-K for further details.
(c)    Divestiture costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture.
(d)    In 2023, 3M recorded a gain on final disposal of net assets in Russia. Previously, in 2022, 3M recorded a charge primarily related to impairment of these assets in connection with management's committed exit and disposal plan. Refer to Note 17 to 3M Company’s Form 10-K for further details.
(e)    For 2023, these relate to sales and estimates of income (loss) regarding manufactured PFAS products that 3M plans to exit by the end of 2025. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments. For 2022, these relate just to costs associated with 3M's 2022 commitment to a plan to exit PFAS manufacturing; charges relate to asset impairments.
(f)    When the 3M Compensation and Talent Committee approved the targets for the 2023 Performance Share Plan, the Committee provided an exclusion to the Organic Sales Growth and Adjusted Earnings per Share Growth metrics from the impact from the loss of the Russia sales and net income from 2022, lower sales and net income from the lower 2023 disposable respirator sales and net income and the impact of foreign exchange to net income.
(g)    In the first quarter of 2021, 3M changed the method it uses to calculate the market-related value of fixed income securities included in its pension and other post-retirement plan assets. This change was applied retrospectively to all periods presented within 3M’s financial statements. The change did not impact consolidated operating income or net cash provided by operating activities but did impact the previously reported portion of pension and post-retirement net periodic benefit cost (benefit) that was included within non-operating other expense (income) along with related consolidated income items such as net income and earnings per share. The 2020 restatement increased 2020 net income by $65 million and diluted earnings per share by $0.11. This increases the 2020 adjusted diluted earnings per share from $8.74 to $8.85 on a restated basis. The diluted earnings per share of $8.85 is the base amount for calculating the 14.4 percent earnings per diluted share percent increase in 2021.
(h)    Free Cash Flow and Free Cash Flow Conversion are not defined under GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment. The Company defines Free Cash Flow Conversion as Free Cash Flow divided by net income attributable to 3M. 3M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines Free Cash Flow used for compensation purposes as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments or receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. For most special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment or receipt. However, the cash tax impact for the portion of payments of costs for significant litigation under the 2023 settlement agreements relative to Combat Arms Earplugs and relative to public water systems regarding PFAS is based on the timing and amount of the actual cash tax deduction (which differs from the timing of the pre-tax settlement payments). 3M defines Free Cash Flow Conversion for compensation purposes as Free Cash Flow used for compensation purposes divided by net income (loss) attributable to 3M, adjusted for special items. The Company believes Free Cash Flow and Free Cash Flow Conversion (including the versions of those metrics used for compensation purposes) are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the Company and its ability to generate cash. The terms “Free Cash Flow” and “Free Cash Flow Conversion” used in the CD&A of this Proxy Statement in each instance refer to Free Cash Flow and Free Cash Flow Conversion used for compensation purposes.
(i)    Return on Invested Capital (ROIC) is not defined under GAAP. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies.

2024 Proxy Statement	147

Appendix A: Supplemental consolidated statement of income information

The Company defines ROIC as adjusted net income (net income including non-controlling interest plus after-tax interest expense) divided by average invested capital (equity plus debt). The Company believes ROIC is meaningful to investors as it focuses on shareholder value creation.
(j)    The AIP is measured versus the plan. Results are adjusted for acquisitions, divestitures, and certain transactions such as restructurings not included in the plan.
(k)    Operating Cash Flow Conversion and Operating Cash Flow Conversion used for compensation purposes are not defined under GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines Operating Cash Flow Conversion as operating cash flow divided by net income attributable to 3M. The Company defines Operating Cash Flow Conversion used for compensation purposes as operating cash flow, adjusted for special items, divided by net income attributable to 3M, adjusted for special items. For most special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment or receipt. However, the cash tax impact for the portion of payments of costs for significant litigation under the 2023 settlement agreements relative to Combat Arms Earplugs and relative to public water systems regarding PFAS is based on the timing and amount of the actual cash tax deduction (which differs from the timing of the pre-tax settlement payments). The term “Operating Cash Flow Conversion” used in the CD&A of this Proxy Statement refers to Operating Cash Flow Conversion used for compensation purposes.

148	3M Company

Except as otherwise noted, capitalized terms used in the Compensation Discussion and Analysis of this Proxy Statement have the meaning specified below.

Adjusted Net Income	means the net income of 3M as reported in its Consolidated Statement of Income, as adjusted to exclude special items.
AIP	means the broad-based Annual Incentive Plan by which the Company provides annual incentive compensation to approximately 32,000 eligible employees.
Committee	means the Compensation and Talent Committee of the Board of Directors of 3M Company.
Adjusted Earnings per Share (EPS) Growth
means the percentage increase or decrease in 3M’s diluted earnings per share attributable to 3M common shareholders (as reported in its Consolidated Statement of Income) for a year as compared to the previous year, in each case, as adjusted to exclude certain special items.

Free Cash Flow	means the sum of 3M’s operating cash flows minus capital expenditures, as adjusted to exclude certain special items.
Free Cash Flow Conversion	means the sum of 3M’s operating cash flows minus capital expenditures, divided by net income, as adjusted to exclude certain special items.
Free Cash Flow Growth	means the percentage increase or decrease in 3M’s Free Cash Flow for a year as compared to the previous year.
GAAP	means generally accepted accounting principles in the United States.
Local Currency Sales	means the net sales of 3M (as reported in its Consolidated Statement of Income) or a business unit, in local currency, adjusted to exclude the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business unit).
Net Cash Provided by Operating Activities
means the amount of cash generated by the regular operating activities of 3M, calculated as Net Income less non-cash expenses and adjusted for changes in working capital. The amount of cash generated by the regular operating activities of 3M will not include cash generated from activities of the type included in the investing (such as capital expenditures, sales of equipment, investment activity, acquisition, and divestitures) or financing sections (such as debt and equity transactions) of the Company’s cash flow statement.

Net Income	means Net Sales minus (a) all Operating Expenses and (b) all interest, taxes, and other non-operating expenses, in each case, of 3M or a business unit.
Net Sales
means gross sales of the relevant business unit minus returns, allowances, customer rebates, trade promotion funds, cash discounts, and other sources of variable consideration, as reflected in the consolidated financial statements and related notes set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Operating Cash Flow	means the Net Cash Provided by Operating Activities.
Operating Cash Flow Conversion	means the Net Cash Provided by Operating Activities divided by Net Income.
Operating Expenses	means all costs and expenses that are related in any way to the operating activities of 3M or a business unit, including all costs and expenses that are part of cost of goods sold; selling, general and administrative expenses; research and development expenses; depreciation and amortization; and gains or losses on sales of businesses or equipment.

2024 Proxy Statement	149

Appendix B: Meaning of certain terms

Operating Income	means Net Sales minus Operating Expenses.
Organic Sales Growth	means the percentage amount by which 3M’s net sales (as reported in its Consolidated Statement of Income) for a year increase or decrease as compared to the previous year. For this purpose, 3M’s net sales will be adjusted to exclude currency effects and neutralize sales attributable to acquisitions or divestitures for the 12-month period following the date each acquisition is completed.
Peer Groups	means both 3M’s executive compensation peer group and the survey peer group, each as described under “Use of market data” in the Compensation Discussion and Analysis section of this Proxy Statement.
Relative Organic Volume Growth
means the amount by which the percentage increase or decrease in 3M’s net sales (as reported in its Consolidated Statement of Income) for a year as compared to the previous year exceeds the percentage increase or decrease in worldwide real sales growth over the same period, as reflected in the Worldwide Industrial Production Index published by S&P Global Market Intelligence. For this purpose, 3M’s net sales are adjusted to neutralize price and currency effects and, during the 12-month period following the date of each acquisition or divestiture, the sales attributable to such acquired or divested business or products.

Relative Organic Sales Growth
means the amount by which 3M’s Organic Sales Growth for a year exceeds the percentage increase or decrease in a market benchmark measured over the same period. For this purpose, the market benchmark is a blend of Worldwide Industrial Production Index and Global Domestic Product, in each case, as published by S&P Global Market Intelligence no later than 30 days following completion of the relevant year.

Return on Invested Capital (ROIC)
means the operating income of 3M (as reported in its Consolidated Statement of Income), plus interest income and minus income taxes, adjusted to exclude certain special items and the impact of acquisitions in the year each acquisition is completed, divided by the average invested capital (equity plus debt, as reported in its Consolidated Balance Sheet).

Total Cash Compensation	means the total of an individual’s base salary and annual incentive compensation.
Total Direct Compensation
means the total of an individual’s Total Cash Compensation plus the compensation value of their annual long-term incentive compensation awards (which is based on their grant date fair value as measured under accounting standards).

Worldwide GDP	means the Worldwide Gross Domestic Product for a specified period, as reported by S&P Global Market Intelligence.
Worldwide IPI	means the Worldwide Industrial Production Index for a specified period, as reported by S&P Global Market Intelligence.

Participating in the virtual annual meeting For information on how to attend the 2024 virtual shareholder meeting, see “Participating in the virtual annual meeting” on page 132 of the Proxy Statement.

150	3M Company

3M Corporate Headquarters 3M Center St. Paul, MN 55144-1000 www.3m.com	This Proxy Statement was printed on recycled paper with soy based inks in a facility that uses 100% renewable wind energy.

3M CENTER
BLDG. 220-9E-02
ST. PAUL, MN 55144-1000

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Daylight Time on May 13, 2024*. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MMM2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Daylight Time on May 13, 2024*. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 13, 2024*.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33774-P01432-Z86524

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

3M COMPANY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

1. To elect 12 members to the Board of Directors, each for a term of one year.

Nominees:

	For	Against	Abstain
1a. Thomas "Tony" K. Brown	☐	☐	☐
1b. William M. Brown	☐	☐	☐
1c. Audrey Choi	☐	☐	☐
1d. Anne H. Chow	☐	☐	☐
1e. David B. Dillon	☐	☐	☐
1f. James R. Fitterling	☐	☐	☐
1g. Amy E. Hood	☐	☐	☐
1h. Suzan Kereere	☐	☐	☐
1i. Gregory R. Page	☐	☐	☐
1j. Pedro J. Pizarro	☐	☐	☐
1k. Michael F. Roman	☐	☐	☐
1l. Thomas W. Sweet	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4:

	For	Against	Abstain
4. Shareholder proposal on enhanced share ownership policy.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please e-mail your address changes or comments to: investorrelations@3M.com

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS*
Tuesday, May 14, 2024, 8:30 a.m. Central Daylight Time
www.virtualshareholdermeeting.com/MMM2024

To be admitted to the virtual-only Annual Meeting, you need to enter the 16-digit control number printed on the other side of this proxy card. At the virtual Annual Meeting, you or your proxyholder may participate, vote, type in your question, and examine a list of shareholders of record. If you wish to submit questions in advance of the online meeting, you may do so by using your 16-digit control number to access www.proxyvote.com.

V33775-P01432-Z86524

3M COMPANY

The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 14, 2024.

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Kevin H. Rhodes, Monish Patolawala, and Michael F. Roman or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the shareholder(s) would be entitled to vote on all matters which may properly come before the 2024 Annual Meeting of Shareholders and any adjournments or postponements thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

In accordance with the terms of the VIP and Savings Plan, shares allocated to the respective accounts in these plans on the record date will be voted by the trustee, The Bank of New York Mellon, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants, as named fiduciaries for voting purposes in the VIP and the Savings Plan, may instruct The Bank of New York Mellon (as VIP and the Savings Plan trustee) how to vote a proportionate number of the allocated shares for which no instructions are received by following the same instructions. If no instructions are provided or if this card is not received on or before May 12, 2024, shares held in the respective accounts in the VIP and the Savings Plan will be voted by the trustee in the same proportion that the other participants in the VIP and the Savings Plan direct the trustee to vote shares in the respective accounts.

(Continued, and must be signed and dated on the other side)